As filed with the Securities and Exchange Commission on April 30, 2024

Registration No. 333-264547

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 2

TIAA-CREF Life Insurance Company

(Exact name of registrant as specified in its charter)

New York	6311	13-3917848
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, NY 10017-3206

(212) 490-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John D. Piller, Sr. Esq. TIAA-CREF Life Insurance Company 8500 Andrew Carnegie Boulevard, SSC-C2-08 Charlotte, NC 28262-8500 (704) 988-5681	Ken Reitz, Esq. TIAA-CREF Life Insurance Company 8500 Andrew Carnegie Boulevard, SSC-C2-08 Charlotte, NC 28262-8500 (704) 988-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

Pursuant to Rule 429 under the Securities Act of 1933, this prospectus contained herein also relates to Registration Statement No. 333-230440.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

May 1, 2024 TIAA-CREF INVESTMENT HORIZON ANNUITY

Individual Flexible Premium Modified Guaranteed Annuity Contract Issued by TIAA-CREF Life Insurance Company (“TIAA Life”) and offered through TIAA-CREF Individual & Institutional Services, LLC (“TC Services”).

This prospectus describes information you should know before investing in the TIAA-CREF Investment Horizon Annuity, an individual flexible premium modified guaranteed annuity contract (the “Contract”) issued by TIAA Life. Before you invest, please read this prospectus carefully and keep it for future reference. Some of the terms and phrases that we use in this prospectus have a particular meaning, and, in the “Definitions” section of this prospectus, we define them so you will know how we are using those terms and phrases.

The Contract is designed for individual investors who desire to accumulate funds on a tax-deferred basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. Whether the Contract is available to you is subject to approval by regulatory authorities in your state. You may purchase the Contract only as a Non-Qualified Contract. We do not currently offer Qualified Contracts, which are Contracts intended to qualify for special Federal income tax treatment under the IRC Section 408 or 408A

To purchase a Contract, you must allocate your initial Premium among one or more Fixed Term Deposit options (each an “FTD”), each of which will grow at a specified guaranteed rate of interest for the stated period. The minimum allocation to an FTD is $5,000. We reserve the right to increase the minimum allocation to an FTD in the future. We currently offer six FTDs, ranging from five year to ten years in duration. We will make the determination as to the interest rates we will declare for each FTD. We cannot predict nor do we guarantee what future interest rates we will declare, but your Contract will have minimum guaranteed interest rates that we will determine when we issue the Contract to you.

Purchasing this Contract involves certain risks. If you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, or apply your Contract Accumulation to an Income Option more than one year before the end of an FTD’s term, we generally will apply a Market Value Adjustment (“MVA”) to the amount being surrendered, withdrawn, or applied to an Income Option. The MVA may be either positive or negative. Accordingly, the amount that you receive could either increase or decrease and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Also, when you surrender your Contract or take withdrawals from an FTD, federal income tax is based on the entire gain in your Contract, not just the gain for that FTD. Withdrawals before age 59 1/2 may also incur a 10% IRS premature distribution tax. You should carefully discuss your personal tax situation with your qualified tax advisers before you purchase a Contract.

Additional information about these risks appears under “The Contract”—“Charges,” under “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment,” and under “Federal Income Taxes.”

We offer the Contract through TC Services, which is the principal underwriter. TC Services is not required to sell any specific number or dollar amount of Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. This will be a continuous offering.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Contract is not a deposit or obligation of, or guaranteed by, any bank or financial institution, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. It is subject to investment risk, including the possible loss of investment principal.

i	TIAA-CREF Investment Horizon Annuity Prospectus

This prospectus outlines the terms of the TIAA-CREF Investment Horizon Annuity issued by TIAA Life. It does not constitute an offering in any jurisdiction where such an offering cannot lawfully be made. No dealer, salesman, or anyone else is authorized to give any information or to make any representation about this offering other than what is contained in this prospectus. If anyone does so, you should not rely on it.

TIAA-CREF Investment Horizon Annuity Prospectus	ii

DEFINITIONS

Throughout the prospectus, “TIAA Life,” “we,” and “our” refer to TIAA-CREF Life Insurance Company. “You” and “your” mean any Contract owner or any prospective Contract owner. The terms and phrases below are defined so you will know precisely how we are using them. To understand some definitions, you may have to refer to other terms that we have defined.

Administrative Office. The office you must contact to exercise any of your rights under the Contract. Unless otherwise specified in this prospectus, you should send your completed application and your initial Premium to: New Business Dept., TIAA-CREF Life Insurance Company, P.O. Box 1291, Charlotte, NC, 28201-9908; Telephone: 877-694-0305; you should send all subsequent Premiums and any other requests to: TIAA-CREF Investment Horizon Annuity, P.O. Box 933898, Atlanta, GA 31193-3898.

Annuitant. The natural person whose life is used in determining the annuity payments to be received. The Annuitant may be the Contract owner or another person.

Annuity Starting Date. The date on which you begin to receive income benefits under an Income Option.

Beneficiary. Any person or institution named to receive benefits if you die when you have Contract Accumulation remaining or while any annuity income or death benefit payments remain due.

Business Day. Any day that the New York Stock Exchange is open for trading. A Business Day ends at 4:00 pm Eastern Time, or an earlier time if we so notify you or when trading closes on the New York Stock Exchange, if earlier.

Calendar Day. Any day of the year. Non-Business Day Calendar Days end at 4:00 pm Eastern Time, or an earlier time if we so notify you.

Contract. The individual flexible premium modified guaranteed annuity contract described in this prospectus.

Contract Accumulation. The sum of your Fixed Term Deposit accumulations, plus the sum of your Short Term Holding Account accumulations.

Contract owner. The person (or persons) who controls all the rights and benefits under a Contract. If there are two Contract owners, one must be designated as the primary Contract owner on the completed application, and the joint Contract owner must be the spouse of the primary Contract owner.

Fixed Term Deposit (“FTD”). One of the options available for allocation of your Premium(s) or Contract Accumulation under the Contract. Each FTD option varies in length (from one year to ten years) and guarantees a specified rate of interest for the specified term.

FTD Value. The portion of the Contract Accumulation allocated to an FTD.

General Account. All of our assets and liabilities other than those allocated to any segregated TIAA-CREF Life Separate Account. The Short Term Holding Account and Contract Accumulations in FTDs are part of our General Account.

Good Order. This means the actual receipt by us, at our Administrative Office, of the instructions relating to a transaction in writing—or when appropriate by telephone or via the Internet—along with all completed forms, documents, information and supporting legal documentation (including any required consents) we require to effect the transaction. Such instructions include, but would not be limited to, a withdrawal request, a request to surrender your Contract, a death benefit claim, and any other administrative request or election you make

1	TIAA-CREF Investment Horizon Annuity Prospectus

pursuant to the terms of the Contract or as otherwise noted in the Prospectus. To be “in Good Order,” instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. With respect to purchase requests, Good Order also generally includes receipt by us of sufficient funds to effect the transaction. We reserve the right to change our requirements for what constitutes Good Order and which documents and forms are required for us to complete a transaction request.

Income Option. Any of the ways you can receive annuity income.

IRC. The Internal Revenue Code of 1986, as amended.

IRS. The Internal Revenue Service.

Market Value Adjustment (“MVA”). An adjustment that either increases or decreases the amount we will pay you if you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, apply the Contract Accumulation to an Income Option more than one year before the end of the FTD’s term, subject to certain exceptions.

Non-Qualified Contract. A Contract issued in connection with a retirement arrangement other than a Qualified

Contract.

Premium. Any amount you invest (i.e., pay) into the Contract.

Qualified Contract. A Contract that is intended to qualify for special Federal income tax treatment under the IRC Section 408 or 408A. We do not currently offer Qualified Contracts.

Second Annuitant. The natural person whose life is used together with the life of the Annuitant in determining the annuity payments to be received under an Income Option under a two-life annuity option. Under a two-life annuity option, the primary Annuitant’s life and the life of the Second Annuitant are used in determining the annuity payments. Under a two-life annuity option, the Second Annuitant will receive annuity payments if the primary Annuitant dies.

Short Term Holding Account. An account that is part of our General Account and that will contain all Contract Accumulation of your Contract that has not been allocated to an available FTD.

Survivor Income Option. An option that continues lifetime annuity payments as long as either the Annuitant or the Second Annuitant is alive.

TIAA Life. TIAA-CREF Life Insurance Company. TIAA Life is a wholly-owned subsidiary of TIAA. TIAA.

Teachers Insurance and Annuity Association of America.

TIAA-CREF Investment Horizon Annuity Prospectus	2

SUMMARY

You should read this summary together with the detailed information you will find in the rest of the prospectus.

WHAT IS THE TIAA-CREF INVESTMENT HORIZON ANNUITY?

The TIAA-CREF Investment Horizon Annuity is an individual flexible premium modified guaranteed annuity contract that allows you to accumulate funds on a tax-deferred basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. You generally are not taxed on any earnings or appreciation on the assets in the Contract until money is taken out of the Contract.

Currently, Premiums can be allocated to any of six FTDs ranging from five years to ten years in duration which can be chosen by you. Each FTD guarantees a specified rate of interest.

The Contract is available to you provided that it has been approved by the insurance department of your state of issuance.

WHAT FEES AND EXPENSES MAY BE DEDUCTED FROM MY CONTRACT?

There are certain fees and expenses that may be deducted from your Contract.

•

Premium taxes—We may deduct premium taxes from your Contract Accumulation when it is applied to an Income Option or, or from Premiums or Contract Accumulation when allocated to an FTD account. State premium taxes currently range from 1.0% to 3.5% of nonqualified annuity contract premium payments and are determined by state insurance laws.

•

Annual maintenance fee—When you have Contract Accumulation remaining in the Contract, we will deduct an annual maintenance fee of $25 from your Contract Accumulation (if your Contract Accumulation is less than $25,000) on each anniversary and upon surrender of your Contract.

•	Charge when systematic interest withdrawals are paid by check—We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

•

Surrender charge—We will assess a surrender charge for surrenders or withdrawals taken from an FTD more than 30 days before the end of its term. The surrender charge rate equals one half the total interest rate applicable to the fixed term deposit. The surrender charge equals the surrender charge rate multiplied by the amount of the withdrawal. We will not assess a surrender charge:

1)	upon cancellation of your Contract during the “free look” period

2)	to surrenders or withdrawals within 30 days from a FTD maturity

3)	to surrenders or withdrawals from the Short-Term Holding Account

4)	to systematic interest withdrawals

5)	to Contract Accumulation applied to an Income Option, or

6)	to death benefit payments.

Contracts	issued to Connecticut residents use the term “Disintermediation Risk Charge” as opposed to “Surrender Charge.”

•	Market value adjustment—we will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days

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before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

For more details, see “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”

WHEN DOES A MARKET VALUE ADJUSTMENT APPLY?

We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. There are certain circumstances where we will not apply an MVA. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”

HOW DO I PURCHASE A CONTRACT?

To purchase a Contract, you must complete an application and make an initial Premium of at least $5,000 for FTDs. We reserve the right to lower the premium amount to $100. Additional Premiums must be at least $5,000 for FTDs and will be allocated to a new FTD. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I CANCEL MY CONTRACT?

You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I MAKE CASH WITHDRAWALS FROM THE CONTRACT?

You may surrender your Contract or take cash withdrawals from an FTD at any time that you have Contract Accumulation remaining. All cash withdrawals must be for at least $1,000 from an FTD, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may limit cash withdrawals from your Contract to one per calendar quarter. If you invest in an FTD, a systematic interest withdrawal program is also available at Contract application. For details, see “The Contract”—“Cash Withdrawals.” Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will be subject to an MVA, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. See “Fixed Term Deposit (“FTD”)”— “Market Value Adjustment.”

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Cash withdrawals may be taxed. You may have to pay an IRS premature distribution tax on earnings if you take a cash withdrawal before age 59 1/ 2.

WHAT ARE MY OPTIONS AT THE END OF AN FTD’S TERM?

When an FTD nears maturity at the end of the specified term, you have several options. You may receive all or part of your ending FTD Value without a surrender charge or MVA; you may apply all or part of your ending FTD Value to one or more new FTDs that are available to you at that time; or you may do nothing and allow a new FTD to automatically begin. See “Fixed Term Deposit (FTD)”—“Maturity of a Fixed Term Deposit.”

WHAT ARE MY OPTIONS FOR RECEIVING ANNUITY PAYMENTS UNDER THE CONTRACT?

Guaranteed fixed annuity payments are available under the Contract and are payable from our General Account. The Contract offers a variety of Income Options, including: One-Life Annuities, which pay income as long as the Annuitant lives or until the end of a specified guaranteed period, whichever is longer; Fixed-Period Annuities, which pay income for a period of between two and 30 years; and Two-Life Annuities, which pay income as long as the Annuitant lives (or both Annuitants are alive), then continues at either the same or a reduced level for the life of the surviving Annuitant or until the end of a specified guaranteed period, whichever is greater. The Fixed- Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract. For details, see “The Contract”—“Receiving Annuity Payments.”

SUMMARY OF CONTRACT ALLOCATION OPTIONS

	PURPOSE	BENEFIT	DRAWBACKS
Short- Term Holding Account (STHA)	Temporary guaranteed interest account until value is reallocated to a FTD. This is a default account when contract value cannot be allocated to a FTD; you cannot allocate to this account.	• Up to 45 day flexibility to reallocate assets in this account as you like to any FTD or withdraw value without a Contract charge.	• You cannot leave value in the STHA longer than 45 days. • If we reallocate automatically, you cannot reallocate again until the shortest FTD matures.

		• After 45 days, we automatically reallocate to the shortest available FTD.	• Generally, pays lower interest rate than FTDs.

FTD	Provide guaranteed interest rate for terms of 1-10 years, with longer terms usually providing the highest interest rate.	• Lock in a guaranteed rate for the FTD term. • Multiple FTD term options to diversify your interest credit risk.	• FTD account value is less liquid than STHA value. Early withdrawals are subject to a market value adjustment.

Income Options	Provide several other annuity income options.	• Locks in annuity income in the payout option you choose.	• No liquidity. Payments must be made as scheduled.

• Payments are taxed as annuity payments.

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WHAT DEATH BENEFITS ARE AVAILABLE UNDER THE CONTRACT?

For FTDs, if any Contract owner or Annuitant dies when there is Contract Accumulation remaining, the death benefit will become available to the death benefit payees. The amount of the death benefit is the Contract Accumulation on the first death benefit payable date.

TIAA LIFE AND TIAA

The Contracts are issued by TIAA-CREF Life Insurance Company, a stock life insurance company organized under the laws of the State of New York on November 20, 1996. All of the stock of TIAA Life is held by TIAA. TIAA Life’s headquarters are at 730 Third Avenue, New York, New York 10017- 3206. TIAA Life is solely responsible for its contractual obligations.

TIAA is a stock life insurance company, organized under the laws of the State of New York. It was founded on March 4, 1918, by the Carnegie Foundation for the Advancement of Teaching. TIAA is the companion organization of the College Retirement Equities Fund (CREF), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in the State of New York in 1952. Together, TIAA and CREF, form the principal retirement system for the nation’s education and research communities and form one of the largest retirement systems in the U.S., based on assets under management. CREF does not stand behind TIAA’s guarantees and TIAA does not guarantee CREF products.

THE CONTRACT

The Contract is an individual flexible premium modified guaranteed annuity that accepts after-tax dollars for Non-Qualified Contracts. The material rights, obligations, and benefits of the Contract are described in this prospectus. We offer the Contract in all 50 states and the District of Columbia except Illinois, Indiana, North Dakota, Oregon, and Washington. Contract terms and features may differ due to state laws and regulations. These differences may include, among other things, free look rights, application and calculation of the MVA availability of certain Income Options, and calculation of the surrender charge. You should review your Contract along with this prospectus to understand the product features and charges under your Contract.

You may purchase the Contract only as a Non-Qualified Contract. We do not currently offer Qualified Contracts.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including us, to obtain, verify and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, residential address, date of birth, Social Security number, and other information that will allow us to identify you, such as your home telephone number. Until you provide us with the information that we need, we may not be able to issue a Contract to you or effect any transactions for you.

If we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include canceling your Contract.

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THE GENERAL ACCOUNT

All Contract value, including Contract value in the Short Term Holding Account or Fixed Term Deposits (“FTDs”) is part of our General Account. We own the assets in the General Account, and we use these assets to support our insurance and annuity obligations. These assets are subject to our general liabilities from business operations. Subject to applicable law, we have sole discretion over investment of the General Account’s assets. Amounts invested in the Contract do not share in the investment performance of our General Account. Our General Account bears the full investment risk for all Contract obligations. Amounts payable under the Contract are payable from our General Account and are subject to our financial strength and claims- paying ability.

The Contract provides minimum guaranteed interest rates. We anticipate also crediting and changing, from time to time and at our sole discretion, excess current interest rates to be credited under the FTDs and the Short Term Holding Account. You assume the risk that interest credited under the Contract may not exceed minimum guaranteed amounts.

PURCHASING A CONTRACT AND REMITTING PREMIUMS

Minimum Initial Premiums. We will issue you a Contract as soon as we receive in Good Order at our Administrative Office your complete and accurate application, Premium and all other information necessary to process your application. (See “The Contract”—“Purchasing a Contract and Remitting Premiums”.”) Your initial Premium will be allocated to the FTD(s) you select within two Business Days of the Business Day on which it is received by us in Good Order. Initial Premiums must be for at least $5,000 per FTD.

For your initial Premium, please send your check, payable to TIAA-CREF Life Insurance Company, along with your completed application to:

New Business Dept.

TIAA-CREF Life Insurance Company

P.O. Box 1291

Charlotte, NC 28201-9908

Note that we cannot accept money orders, traveler’s checks, or cash. In addition, we will not accept a third- party check where the relationship of the payor to the Contract owner cannot be identified from the face of the check.

Right to Cancel. You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs (less systematic interest withdrawals) until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we receive, in Good Order, written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. During the “free look” period, you may not make a withdrawal under your Contract.

Additional Premiums. Subsequent Premiums must be for at least $5,000 per FTD and will be allocated to a new FTD. Subsequent Premiums of $25,000 or more may be allocated to a new FTD. We reserve the right to limit Premiums to no more than $500,000 a year. For additional Premiums, please send your check, payable to TIAA- CREF Life Insurance Company, including your Contract number and FTD allocation choice, to:

TIAA-CREF Investment Horizon Annuity

P.O. Box 933898

Atlanta, GA 31193-3898

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We will allocate each subsequent Premium to a new FTD, based on your instructions, as of the Business Day we receive it in Good Order. Currently, we will accept Premiums at any time both the Contract owner and the Annuitant is living and there is remaining Contract Accumulation. We reserve the right to not accept additional Premiums under this Contract after you have been given three months’ notice.

If we exercise our right to reject and/or place limitations on the acceptance and/or allocation of additional Premiums, you may be unable to, or limited in your ability to, increase your Contract Accumulation through additional Premiums. Before you purchase the Contract and determine the amount of your initial Premium, you should consider the fact that we may suspend, reject or limit additional Premiums at some point in the future. You should consult with your registered representative before purchase.

Electronic Payment. You may make initial or additional Premium payments by electronic payment. A federal wire transfer is usually received on a “same” day basis and an Automated Clearing House (“ACH”) transfer is usually received by the second day after transmission. Be aware that your bank may charge you a fee to wire funds, although ACH transfers are usually less expensive than a federal wire. This is what you need to do:

(1)	If you are sending in an initial Premium, send your completed application to us at our Administrative Office;

(2)	Instruct your bank to wire or transfer money to:

Wells Fargo

ABA Number 121000248

San Francisco, CA

Account of: TIAA-CREF Life Insurance Company

Account Number: 2000035305820

(3)	Specify on the wire or transfer:

•	Your name, address and Social Security Number(s) or Taxpayer Identification Number(s)

•	Indicate if the Premium is for a new application or for an existing Contract (provide Contract number and FTD allocation choice, if existing)

Certain Restrictions. You may only open one Contract in any calendar year. Also, your Contract may not contain more than 120 FTDs at any one time.

If mandated under applicable law, including federal laws designed to counter terrorism and prevent money laundering, we may be required to reject a Premium payment. We may also be required to block a Contract owner’s account and refuse to pay any request for surrenders, withdrawals, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

We may deduct any charges for premium taxes from your initial or subsequent Premium before we allocate it under the Contract. (See “The Contract”—“Charges”—“Premium Taxes.”)

More About Remitting Premiums. We will not be deemed to have received any Premiums sent to the addresses designated in this prospectus for remitting Premiums until the third party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

SHORT TERM HOLDING ACCOUNT (“STHA”)

The Short Term Holding Account (“STHA”) is a part of our General Account. You cannot elect to allocate Contract value to the STHA. Premiums are generally allocated to FTDs. However, premiums paid less than one

TIAA-CREF Investment Horizon Annuity Prospectus	8

year before your scheduled Annuity Starting Date may only be allocated to the STHA. When a FTD matures, proceeds from that FTD are placed in the STHA unless you have already reallocated such proceeds to another FTD or there are no new FTDs available to you at that time. If FTDs become available to you while you have a Contract Accumulation in the Short-Term Holding Account, we will mail you a notice after which you will have at least 15 days, but not more than 45 days, to allocate your Short Term Holding Account accumulation among the available FTDs. If we do not receive valid instructions from you in that time frame, your entire Contract Accumulation in the Short Term Holding Account will be applied to a new FTD with the shortest term then available.

Contract Accumulations in the STHA earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

FIXED TERM DEPOSIT (“FTD”)

Fixed Terms. An FTD is an investment option for a period of years during which we will credit a specified interest rate. Currently, you can choose from FTDs of five years to ten years (whole years only). If the crediting rate for an FTD is lower than your Contract’s minimum guaranteed interest rate, that FTD will be temporarily unavailable. Only FTDs ending before the calendar month in which the Annuitant or any Contract owner turns age 90 will be available to you. We reserve the right to stop offering any FTD at any time. If you allocate any part of a Premium to an unavailable FTD, we will not consider your allocation instructions to be in Good Order and will not process your allocation instructions.

Crediting Interest. Each FTD to which you allocate any portion of a Premium or your Contract Accumulation earns interest at the specified interest rate in effect for that FTD from the date the Premium or Contract Accumulation is credited to the FTD through the end of the term of the FTD, or until the FTD Value is surrendered, if earlier. We will credit interest to each FTD on a daily basis. We will also credit interest on a daily basis on any amounts held in the Short Term Holding Account at an interest rate determined by us, but not less than your Contract’s minimum guaranteed interest rate. Credited interest rates for each FTD will vary by term and purchase date.

We have no specific formula for setting the interest rates. Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments that we may acquire with the amounts we receive as Premiums. You have no direct or indirect interest in the investments we make with the Premiums. We will invest these amounts primarily in investment-grade fixed income securities. We will also consider other factors in determining the interest rates, including regulatory and tax requirements, administrative and sales expenses incurred by us, general economic trends, and competitive factors. Interest rates will not vary by purchase amount. We will make the determination as to the interest rate we will declare for each FTD. FTDs earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

Allocations to an FTD are subject to several crediting risks. When an FTD period ends, you may not be able to reinvest FTD proceeds at as favorable an interest rate. This risk is greater for shorter FTD periods. Similarly, allocations in an FTD are locked into that FTD’s interest rate for the term of the FTD, even when interest rates on comparable products may be increasing. This risk is greater for longer FTD periods. Generally, although not always, longer FTD periods will credit higher interest rates.

Maturity of a Fixed Term Deposit. An FTD matures at the end of the specified term, and the proceeds then become available to the Contract owner(s). Prior to the end of an FTD’s term, you may select from the following options:

(1)	Receive all or part of your ending FTD Value without a surrender charge or MVA;

9	TIAA-CREF Investment Horizon Annuity Prospectus

(2)	Instruct us to apply all or part of your ending FTD Value to one or more new FTDs that you select from the FTDs that we are then offering and are available to you; or

(3)	Apply all or part of your ending FTD Value to an Income Option

(4)	Do nothing and allow a new FTD to automatically begin.

If any FTD matures after a notice of death is received but before the death benefit is paid, the Contract Accumulation in that FTD will be transferred to the Short Term Holding Account.

We will mail you a notice at least 45 days, but not more than 75 days, prior to maturity of each FTD. Prior to maturity, you must instruct us to either apply the proceeds to one or more new FTDs then available or transfer the proceeds out of the Contract. Only FTDs ending before the calendar month in which the Annuitant or any Contract owner turns age 90 will be available. At least $5,000 must be allocated to any subsequent FTD. If no FTDs are then available, you may apply the proceeds to the Short Term Holding Account.

If we have not received valid instructions from you before maturity, the proceeds will be applied to a new FTD with the shortest term then available. If no FTDs are then available, the proceeds will be applied to the Short Term Holding Account.

Surrenders at the end of an FTD

To surrender your ending Contract Accumulation in an FTD, you must request the surrender in writing prior to the end of the expiring FTD. Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will generally be subject to an MVA. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Any surrendered or withdrawn amount may be subject to income taxes, and a 10% IRS premature distribution tax on earnings may apply if you are not yet 59 1/ 2 years old. (See “Federal Income Taxes.”)

Automatic subsequent FTDs

Unless you instruct otherwise, the Contract Accumulation at the end of an expiring FTD will be allocated to a subsequent FTD. The subsequent FTD will be the shortest duration FTD that we currently offer. The new FTD will earn interest at the interest rate in effect for that subsequent FTD when your Contract Accumulation is allocated to it. If the shortest duration FTD extends beyond the calendar month in which the Annuitant or any Contract owner turns age 90, then we will allocate the Contract Accumulation to the Short Term Holding Account.

Cash Withdrawals. At any time that there is Contract Accumulation, you can withdraw some or all of your Contract Accumulation from the FTD(s) and/or from any amounts you have in the Short Term Holding Account. A full withdrawal of your Contract Accumulation is called a surrender. Cash withdrawals must be for at least $1,000, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may also impose the following restrictions:

•	Withdrawals from your Contract can be limited to no more than one per calendar quarter.

•	We may change the cut-off time establishing when a transaction request must be received in order to be effective at the end of that Business Day.

All withdrawal requests must be in accordance with procedures established by us. A withdrawal will be effective, and all values determined, as of the end of the Business Day in which we receive your written request in Good Order, unless you choose to defer the withdrawal’s effective date to a future date acceptable to us. You may not revoke a request for a withdrawal after its effective date.

If you request a withdrawal of less than the entire Contract Accumulation, you must designate the FTD(s) and/ or the Short Term Holding Account from which we should take the withdrawal. If you have not provided these

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instructions in Good Order, we will reject your withdrawal request unless we receive your request within the last 30 days of an FTD’s term. If we receive your withdrawal request within the last 30 days of an FTD’s term, we will make the withdrawal from the expiring FTD. However, if the amount of your withdrawal request exceeds the Contract Accumulation in the expiring FTD, we will reject the portion of the withdrawal request that exceeds the Contract Accumulation in the expiring FTD.

If you withdraw your entire Contract Accumulation, we will cancel your Contract and all of our obligations to you under the Contract will end. We will deduct the annual maintenance fee from any surrender proceeds, if your Contract Accumulation is less than $25,000 at the time of surrender.

Surrenders and withdrawals made more than 30 days before the maturity of an FTD’s term may be subject to an MVA. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Withdrawals and surrenders are subject to federal income tax, and a 10% IRS premature distribution tax on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic Interest Withdrawals. If your initial Premium is at least $25,000, you may request systematic withdrawals of the interest that we have credited to your FTD Values. Systematic interest withdrawals must be made from all FTDs in which you are invested. Systematic interest withdrawals can be established for monthly, quarterly, semi-annual or annual withdrawals from the first to the twenty-eighth day of the month. If the scheduled date of a systematic interest withdrawal is not a Business Day, the withdrawal will be paid on the next Business Day.

We do not assess a surrender charge or apply an MVA on systematic interest withdrawals; however, systematic interest withdrawals are subject to federal income tax, and a 10% IRS premature distribution tax on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic interest withdrawals can only be initiated when the Contract is issued and can be cancelled only by surrendering the Contract. Systematic interest withdrawals will continue until the earliest of the following:

•	the annuity start date, or,

•	the date we are notified of your death, or

•	the first death benefit payable date.

We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment. We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement; any withdrawal taken from an FTD more than 30 days before the end of its term; and Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

To determine the MVA for an FTD at the time of a premature withdrawal, surrender, or selection of an Income Option from that FTD, we first calculate an MVA ratio (as described below, under “FTD Market Value Adjustment Formula”). We then multiply this ratio by the amount you have withdrawn, surrendered, or applied to an Income Option to calculate the amount of the MVA.

Note:

An MVA will either increase or decrease the amount you receive and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. You directly bear any investment risk associated with an MVA.

Purpose of an MVA

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An MVA generally reflects the relationship on any given day between the interest rate you would earn if your Contract Accumulation remained in the existing FTD until its maturity, and the interest rate you would earn if your Contract Accumulation were transferred to a new FTD with a comparable remaining term on that day.

The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for an early withdrawal from an FTD. A MVA imposes this gain or loss on you. The greater the difference in interest rates, the greater the effect that an MVA will have on your Contract Accumulation. The amount of time remaining until maturity for a particular FTD also will affect the determination of an MVA; the greater the length of time remaining until maturity, the greater the effect an MVA will have on your Contract Accumulation.

As a general rule, if interest rates have increased since your FTD was issued, the MVA will be negative and will decrease the amount that you receive; if interest rates have decreased during that period by more than 0.25%, the MVA will be positive and will increase the amount that you receive. The MVA formula (as set forth below) contains a 0.25% factor that is designed to compensate us for certain expenses and losses that we may incur, either directly or indirectly, as a result of a premature surrender, withdrawal, or selection of an Income Option. Thus, even if interest rates remain the same during the period, or decrease by less than 0.25%, the MVA will be negative due to the 0.25% factor. The length of the remaining term on the FTD affects the impact of the 0.25% factor. (For example, if you have 5 years remaining in the FTD, the 0.25% factor will decrease the withdrawal amount by 1.25%.)

Exceptions

Any surrender, withdrawal, or selection of an Income Option from an FTD before the end of its term is considered premature and is subject to an MVA except for:

1)	a surrender to cancel the Contract during the “free look” period;

2)	systematic interest withdrawals;

3)	a surrender or withdrawal made by you within the last 30 days of an FTD’s term;

4)	Income Options that begin during the last year of an FTD’s term; and

5)	amounts withdrawn to pay the death benefit.

Application of MVA.

We calculate a separate MVA for each FTD by multiplying the amount that you surrender, withdraw, or from which you apply your Contract Accumulation to an Income Option prematurely by the ratio calculated in accordance with the MVA formula set forth below. If multiple FTDs are affected by your premature surrender, withdrawal, or selection of an Income Option, we will apply multiple MVAs, some of which may be positive and some of which may be negative.

We will apply an MVA to each amount prematurely surrendered, withdrawn, or applied to an Income Option from an FTD. We will calculate the MVA as of the date we receive your written request for surrender or withdrawal or on the Annuity Starting Date before we calculate any annuity payments. If an MVA is positive, we will credit the additional amount to the surrender, withdrawal, or annuity payment; if an MVA is negative, we will deduct the amount from the surrender, withdrawal, or annuity payment. We will also deduct any applicable premium taxes that we have not previously deducted from Premiums or Contract Accumulation before paying any surrender, withdrawal, or annuity payment. We will calculate any MVA and/or premium taxes independently of one another, each calculated based on your Contract Accumulation that you are withdrawing or annuitizing before any of the other adjustments. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

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FTD Market Value Adjustment Formula

As described above, the Market Value Adjustment applied to an early withdrawal of an FTD reflects the relationship between the interest rate you would earn if you held an existing FTD to its maturity and the interest rate you would earn if you transferred those same assets to a new current FTD with a comparable remaining term. The difference between these two values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for the early withdrawal. To compensate us for certain expenses and losses we may incur when you take an early withdrawal from an FTD, either directly or indirectly, we also deduct 0.25% when comparing the interest rates in the MVA formula. Generally, when the interest rate for the ‘current FTD’ would be higher than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a loss, and when the interest rate for the ‘current FTD’ would be lower than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a gain. The MVA imposes this gain or loss on you.

In calculating the MVA, we account for:

(1)	the amount of time remaining until the FTD’s originally scheduled maturity date;

(2)	the FTD’s original interest rate; and

(3)	the corresponding interest rate for a similar new investment with a term equal to the time remaining until the FTD’s original maturity date.

For item (3) in this calculation, we use the rate for a current FTD we may offer (in any contract) of the appropriate term length. If we do not offer such a FTD at the time of the early withdrawal date of the FTD being withdrawn, then we will use the yields for U.S. Treasury STRIPS of appropriate term lengths for the interest rate of both item (2), the FTD’s original interest rate, and item (3).

The formula to calculate the MVA applicable to an FTD withdrawal is the amount of the withdrawal multiplied by N multiplied by R. The formula is multiplying the amount of the withdrawal by the number of years remaining to maturity of the FTD, “N,” and by a factor representing the effect of the change in interest rates, “R.” These factors are calculated as follows:

N =

the number of years remaining until maturity of the FTD. This number is calculated by multiplying the number of days remaining until maturity by 12 and dividing by 365, rounding the result up to the next whole number, and then dividing this result by 12.

The formula for “N” takes the remaining time to maturity in days and converts it to an equivalent figure in years after first calculating an equivalent period in months and rounding up to the next whole number of months.

We then calculate a value “M” which is equal to “N” rounded up to the next whole number. “M” is the time remaining to maturity rounded up to the next whole number of years. This whole number of years is the term we will use to determine the appropriate current rate of interest used in the MVA formula.

R =	“I” reduced by “J” and further reduced by 0.25%, where “I” and “J” are calculated as follows:

“I” is the FTD’s original interest rate. “J” is the corresponding current rate for an investment from the time of the early withdrawal until the FTD’s original maturity date.

The transaction date equals the applicable Annuity Starting Date or the effective date of the withdrawal or surrender.

If a new FTD with a term of “M” years is available to you on the transaction date, then

I = the interest rate applicable to the original FTD

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J = the interest rate applicable to a new FTD with a term of “M” years being offered on the transaction date

If a new FTD with a term of “M” years is not available to you on the transaction date, then

I = the yield, as of the effective date of the FTD, of the STRIPS for which the time then remaining until maturity is closest, within six months, to the term of the FTD. If no STRIPS within six months is available, then “I” equals the interpolation of the yields, as of the effective date of the FTD, of the closest STRIPS maturity prior to and the closest STRIPS maturity following the term of the FTD; and

J = the yield, as of the transaction date, of the STRIPS for which the time then remaining until maturity is closest, within six months, to “M” years. If no STRIPS within six months is available, then “J” equals the interpolation of the yields, as of the transaction date, of the closest STRIPS maturity prior to and the closest STRIPS maturity following “M” years.

STRIPS refers to U.S. Treasury STRIPS. The STRIPS yield is the U.S. Treasury STRIPS asked yield reported by The Wall Street Journal, or any successor thereto. If the U.S. Treasury STRIPS asked yield is no longer reported by The Wall Street Journal or its successor, we will choose a substantially similar yield, subject to any requisite approval of the insurance supervisory official of the jurisdiction in which the Contract is issued.

Demonstration of an FTD MVA

All assumptions, including interest rates, are hypothetical for illustration purposes only.

Example 1:

If a Contract owner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven- year term was 1% less than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7-year FTD at the time of the withdrawal)		2.00%

MVA		$574

Total amount of FTD withdrawal		$11,501

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 2.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-2.00%-0.25%)) = $574

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, plus a positive MVA of $574, for a total FTD withdrawal payout of $11,501.

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Example 2:

If a Contract owner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven- year term was 1% greater than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		4.00%

MVA		$(956)

Total amount of FTD withdrawal		$9,971

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 4.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-4.00%-0.25%)) = -$956

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $956, for a total FTD withdrawal payout of $9,971.

Example 3:

If a Contract owner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven- year term was the same as the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance inthis example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		3.00%

MVA		$(191)

Total amount of FTD withdrawal		$10,736

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 3.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-3.00%-0.25%)) = -$191

So, even though interest rates have remained the same, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $191, for a total FTD withdrawal payout of $10,736.

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CHARGES

No Deductions from Premiums. The Contract does not provide for any front-end charges (except for premium taxes as may be required in certain jurisdictions—and as described below).

Premium Taxes. Currently, residents of several states may be subject to premium taxes on their Contracts. We normally will deduct any charges for premium taxes from your Contract Accumulation when it is applied to an Income Option or from Premiums or Contract Accumulation when allocated to an FTD account. State premium taxes currently range from 1.0% to 3.5% of nonqualified annuity contract premium payments and are determined by state insurance laws.

Annual Maintenance Fee. Your Contract will be subject to an annual maintenance fee of $25 while there is Contract Accumulation remaining in your Contract to compensate us for the expenses associated with administering your Contract. We will assess this fee annually, on every anniversary of the date of issue of your Contract, and if you surrender your Contract. We will waive the maintenance fee if your Contract Accumulation equals or exceeds $25,000 on an anniversary of your Contract or the day you surrender your Contract. We will deduct this charge first from any amounts you have in the Short Term Holding Account and then from the FTD with the most recent effective date. If more than one FTD became effective on the same most recent date, we will deduct the charge from the FTD with the shortest term on the date when we deduct the charge.

Charge When Systematic Interest Withdrawals are Paid By Check. We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment. If you surrender your Contract more than 30 days before the end of the FTD’s term, make a withdrawal from an FTD more than 30 days before the end of the FTD’s term, apply Contract Accumulation to an Income Option more than one year prior to the maturity of the FTD’s term, we generally will apply an MVA to the amount being surrendered, withdrawn, or applied to an Income Option. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Surrender Charge. We will assess a surrender charge for surrenders or withdrawals taken from an FTD more than 30 days before the end of its term. The surrender charge rate equals one half the total interest rate applicable to the fixed term deposit. The surrender charge equals the surrender charge rate multiplied by the amount of the withdrawal. We will not assess a surrender charge:

1)	upon cancellation of your Contract during the “free look” period

2)	to surrenders or withdrawals within 30 days from a FTD maturity

3)	to surrenders or withdrawals from the Short-Term Holding Account

4)	to systematic interest withdrawals

5)	to Contract Accumulation applied to an Income Option, or

6)	to death benefit payments.

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Contracts issued to Connecticut residents use the term “Disintermediation Risk Charge” as opposed to “Surrender Charge.”

RECEIVING ANNUITY PAYMENTS

You can elect to receive guaranteed annuity payments under your Contract. The determination of your annuity payment amounts will be based, among other things, on your choice of an Income Option and the amount applied to the Income Option. You may only apply Contract Accumulation to an Income Option. You may choose to receive monthly, quarterly, semi-annual or annual payments. If your annuity payments would be less than $100 a month, we may decide to change to less frequent payments, and, if we do, we will inform you of that decision. The total value of annuity payments that are eventually made to you may be more or less than the total Premium(s) you paid under the Contract.

If you choose to receive annuity payments that begin more than one year before the end of an FTD’s term, we will apply an MVA to the Contract Accumulation withdrawn from that FTD before we calculate your annuity payments. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. We also may deduct any charges for premium taxes from your Contract Accumulation before we apply it to an Income Option. (See “The Contract”— “Charges”— “Premium Taxes.”)

WHEN ANNUITY PAYMENTS BEGIN

Generally, you pick the date when you want annuity payments to begin when you complete your application for a Contract. The date you choose cannot be later than any Annuitant’s or any Contract owner’s 90th birthday. You can choose or change the Annuity Starting Date at any time before annuity payments actually begin. In any case, the Annuity Starting Date cannot be earlier than fourteen months after the day your Contract is issued (twelve months for Contracts issued in Florida). Your first annuity check may be delayed while we process your choice of Income Option and calculate the amount of your initial payment.

For payments to begin on the Annuity Starting Date that you chose, we must receive, in Good Order at our Administrative Office, all information and documentation necessary for the Income Option you have picked. If you have Contract Accumulation for which we have not received all the necessary information in Good Order, we will defer the Annuity Starting Date for that Contract Accumulation until the first day of the month after the information has reached us in Good Order, but not beyond the Annuitant’s or any Contract owner’s 90th birthday. If you have not picked an Income Option, or if we have not otherwise received all the necessary information by the latest Annuity Starting Date, we will begin payments under a One-Life Annuity with a 10 year guaranteed period, or a shorter guaranteed period, if required under federal tax law.

We will send your annuity payments by mail to your home address or (if you request) by mail or electronic fund transfer to your bank. If you want to change the address or bank where you want your annuity payments sent, it is your responsibility to notify us. We can send payments to your residence or most banks abroad.

ANNUITY PAYMENTS

Your annuity payments are based on your Contract Accumulation applied to provide the annuity payments on the Annuity Starting Date. At the Annuity Starting Date, the dollar amount of each annuity payment resulting from your Contract Accumulation will become fixed, based upon:

•	the Income Option you choose,

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•	the length of the guaranteed period you choose, if applicable,

•	the frequency of payment you choose,

•	the ages of the Annuitant and any Second Annuitant,

•	our then-current annuity rates, which will not be less than those specified in your Contract’s rate schedule and

•	any premium taxes and/or MVAs applied to your Contract Accumulation on the Annuity Starting Date, if applicable.

INCOME OPTIONS

You have a number of different Income Options.

•

One-Life Annuity with or without a Guaranteed Period. This Income Option provides for annuity payments as long as the Annuitant lives. If you choose a guaranteed period (i.e., 10, 15 or 20 years) and your Annuitant dies before the guaranteed period is over, annuity payments will continue to you or your Beneficiary until the end of the guaranteed period you selected. If you do not choose a guaranteed period, all annuity payments end at the Annuitant’s death – so it is possible for the Annuitant to receive only one payment if the Annuitant dies less than a month after annuity payments start.

•

Fixed-Period Annuities. This Income Option provides for annuity payments for a stipulated period of not less than two years or more than 30 years. At the end of the period you’ve chosen, annuity payments will stop. If you and your joint owner, if any, die before the period is up, your Beneficiary becomes the Contract owner.

•

Two-Life Annuities with or without a Guaranteed Period. This Income Option provides for annuity payments as long as the Annuitant or Second Annuitant lives, then continues at either the same or a reduced level for the life of the survivor, or until the end of the specified guaranteed period, if you choose one, whichever period is longer. There are three types of Two-Life Income Options, all available with or without a guaranteed period – Full Benefit While Either the Annuitant or the Second Annuitant is Alive, Two-Thirds Benefit After the Death of Either the Annuitant or the Second Annuitant, and a Half-Benefit After the Death of the Annuitant.

We may offer different Income Options in the future.

The commuted value of any annuity payments remaining to be paid after the death of a Beneficiary and during a guaranteed period may be paid in a lump sum, unless the Contract owner(s) direct(s) us otherwise. The commuted value is the present value of the remaining annuity payments that will be paid in a lump sum, and such present value is equal to the sum of the scheduled annuity payments less the interest that would have been earned on those payments, from the effective date of the commuted value calculation to the dates when each of the scheduled annuity payments would have been made.

The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract.

Annuity payments are subject to federal income tax.

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DEATH BENEFITS

AVAILABILITY AND CHOOSING BENEFICIARIES

Unless the “Special Option For Spouses” (which is described immediately below) applies, the death benefit will be paid to the death benefit payee(s) if any Contract owner or Annuitant dies while there is a Contract Accumulation remaining. We will pay the death benefit on the date that we receive due proof of your death. When you complete your application for a Contract, you will name one or more Beneficiaries to receive the death benefit if any Contract owner or Annuitant dies. You can change your Beneficiaries at any time that there is Contract Accumulation remaining. For more information on designating Beneficiaries, you should contact us, and you may also want to consult your qualified legal adviser.

SPECIAL OPTION FOR SPOUSES

If the surviving spouse is the sole Beneficiary when the Owner dies, the surviving spouse can choose to become the Contract owner and continue the Contract, or receive the death benefit. If the surviving spouse does not make a choice within 60 days after we receive (in Good Order) proof of death, the surviving spouse will automatically become Contract owner and Annuitant, and no death benefit will be paid.

DEFINITION OF SPOUSE UNDER FEDERAL LAW

A person who meets the definition of “spouse” under federal law may avail themselves of certain contractual rights and benefits. Any right of a spouse that is made available to continue the Contract and all Contract provisions relating to spouses and spousal continuation are available only to a person who meets the definition of “Spouse” under federal law. IRS guidance provides that civil unions and domestic partnerships that may be recognized under state law are not marriages unless denominated as such. On December 8, 2022, Congress enacted the Respect for Marriage Act, providing certain protections for interracial and same-sex marriages. The impact of the new law on existing IRS guidance regarding civil unions and domestic partnerships is uncertain. The impact of the Respect for Marriage Act, providing certain protections for interracial and same-sex marriages, on IRS guidance regarding civil unions and domestic partnerships is uncertain.

AMOUNT OF DEATH BENEFIT

The amount of the death benefit is your Contract Accumulation, if any. Each payee’s death benefit payable date is the date when we have received due proof of death of either the Contract owner or the Annuitant, and all information that we require for payment of the payee’s portion of the death benefit has been received by us at our Administrative Office in Good Order. We will not deduct a surrender charge or apply an MVA to the death benefit payment.

When a death benefit becomes payable, all FTDs will be terminated, and all FTD Values will be applied to the Short Term Holding Account for payment as a death benefit.

METHODS OF PAYMENT OF DEATH BENEFITS

Except as provided below, if a Death Benefit is payable, a Beneficiary may elect a lump sum payment, or, subject to the terms of the contract and State specific provisions, elect to have his or her interest distributed over his or her life, or over a period not extending beyond his or her life expectancy.

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Death benefit payments in the form of a period certain or life annuity must have the first payment made within one year of date of death, and must also meet the timing requirements for making an election. Otherwise, the lump sum death benefit must be paid within five years of date of death. Upon payment of the death benefit, the Contract will terminate. Because Beneficiaries may provide the required information to us on different days, Beneficiaries may receive differing amounts, even where all Beneficiaries have been designated so as to share equally in the death benefit proceeds.

In all events, the death benefit and the termination provisions of the Contract will be administered in accordance with the requirements of Section 72(s) of the IRC, as applicable to your Contract.

FEDERAL INCOME TAXES

The following discussion is based on our understanding of current federal income tax law, and is subject to change. For complete information on your personal tax situation, check with a qualified tax adviser.

TAXATION OF ANNUITIES

Contract Eligibility: The Contract can only be purchased as an individual, Non-Qualified contract. All tax information in this prospectus is limited to Non-Qualified Contracts. We do not currently offer Qualified Contracts.

Non-Natural Persons: When the Owner of any Contract is not a natural person (such as a trust), the Owner must generally include in income any increases in the value of the Contract during the taxable year. There are significant exceptions to this rule, such as grantor trusts and certain trusts for the benefit of individuals and a prospective Contract owner which is not a natural person should discuss these potential exceptions with a qualified tax adviser.

The following discussion applies generally to Contracts owned by a natural person that qualify as annuity

Contracts for federal income tax purposes.

In General: Internal Revenue Code (IRC) Section 72 governs annuity taxation generally. An Owner who is a natural person usually won’t be taxed on increases in the value of a Contract until there is a distribution (i.e., the Owner withdraws all or part of the Accumulation Value or takes annuity payments). Since transfers among Investment Accounts under the Contract aren’t considered distributions, they won’t be taxed. Assigning, pledging, or agreeing to assign or pledge any part of the Accumulation Value usually will be considered a distribution.

Withdrawals of accumulated investment earnings are taxable as ordinary income. The IRC generally requires withdrawals to be first allocated to investment earnings.

Withdrawals: If you make a withdrawal, the IRC generally treats such a withdrawal as first coming from earnings and then from your Premiums. Such withdrawn earnings are includible in income.

Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the IRC requires any Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, Section 72(s) requires that (a) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (b) if any Owner dies prior to the

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annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death. However, if the designated Beneficiary is the surviving spouse of the deceased Owner (as defined under federal law), the Contract may be continued with the surviving spouse as the new Owner (See “Death Benefits”—“Definition of Spouse Under Federal Law”).

Contract endorsements contain provisions that are intended to comply with these IRC requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

10% Premature Distribution Tax on Certain Withdrawals. The IRC also provides that any amount you receive from your Contract that is included in income may be subject to an IRS premature distribution tax. The amount of the IRS premature distribution tax is equal to 10% of the amount that is includable in income. Some withdrawals will be exempt from this treatment. They include any amounts:

(1)	paid on or after the taxpayer reaches age 59 1/2; (2) paid after you die;

(3)	paid if the taxpayer becomes totally disabled (as that term is defined in the IRC);

(4)	paid in a series of substantially equal payments made annually (or more frequently) for life or a period not exceeding life expectancy;

(5)	paid under an immediate annuity; or

(6)	that come from purchase payments made prior to August 14, 1982.

With respect to (4) above, if the series of substantially equal periodic payments is modified (unless under permitted exceptions) before the later of your attaining age 59 1/2 or 5 years from the date of the first periodic payment, then the tax for the year of the modification is increased by an amount equal to the tax which would have been imposed (the 10% premature distribution tax) but for the exception plus interest for the tax years in which the exception was used.

Other exceptions may apply to Qualified Contracts.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, these amounts are taxed to the recipient if distributed in a lump sum, in the same manner as a surrender of the Contract.

Partial 1035 Exchanges. Section 1035 of the IRC provides that a Contract may be exchanged in a tax-free transaction for another annuity contract. The IRS has also ruled that a partial exchange of an annuity contract, whereby a portion of an annuity contract is directly transferred into another annuity contract, would also qualify as a non-taxable exchange. IRS guidance provides that if a distribution occurs from either of the contracts involved within 180 days of a partial exchange that the IRS may apply general tax principles to determine the substance and hence, the treatment of the transfer. This could result, for example, in the subsequent distribution being treated as money received in the exchange. This 180 day rule does not apply to subsequent distributions taken to effect another 1035 exchange. The IRS guidance also provides that Partial 1035 exchanges are disregarded for purposes of determining whether 2 or more deferred annuity contracts have been purchased from an insurer and its affiliates in a 12 month period. Contract owners should consult their own qualified tax advisers prior to entering into a partial exchange of an annuity contract.

Medicare Tax. Distributions from Contracts are considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately). Please consult a qualified tax advisor for more information.

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Transfers, Assignments or Exchanges of a Contract. Transferring or assigning Contract ownership, pledging the Contract as security for a loan, designating an Annuitant, payee or other Beneficiary who is not also the Owner, selecting certain annuity start dates, or exchanging a Contract can have other tax consequences that we don’t discuss here. We will not record a transfer of ownership unless you tell us the transfer is a gift or, if not, the amount the new owner paid for the Contract. This information is required for tax reporting purposes. If you’re thinking about any of those transactions, contact a qualified tax adviser.

Annuity Payments. Although the tax consequences may vary depending on the annuity payment option you select, in general, only a portion of the annuity payments you receive will be includable in your gross income. In general, the excludable portion of each annuity payment you receive will be determined as follows: by dividing the “investment in the contract” on the annuity start date by the total expected return of the annuity payments for the term of the payments. This is the percentage of each annuity payment that is excludable.

The remainder of each annuity payment is includable in gross income. Once the “investment in the contract” has been fully recovered, the full amount of any additional annuity payments is includable in gross income and taxed as ordinary income.

If, after the annuity start date, annuity payments stop because an Annuitant died, the excess (if any) of the “investment in the contract” as of the annuity start date over the aggregate amount of annuity payments received that was excluded from gross income may possibly be allowable as a deduction in your tax return. You should consult a tax adviser before electing the Initial Payment Guarantee or a feature with stabilized payments.

Partial Annuitization. If part of an annuity contract’s value is applied to an annuity that provides payments for one or more lives or for a period of at least ten years, those payments will be taxed as annuity payments instead of withdrawals. While the Contract does not offer partial annuitization, this treatment may be obtained through a Partial 1035 Exchange (as described above) to an immediate annuity contract. Please note that if you choose to apply part of your Accumulation Value to a Fixed Period Annuity for less than ten years, those payments will be taxed less favorably, as withdrawals, rather than as annuity payments. Consult your qualified tax advisor. See “The Contract—the Annuity Period.”

WITHHOLDING

Annuity distributions are usually subject to withholding for the recipient’s federal income tax liability at rates that vary according to the type of distribution and the recipient’s tax status. However, recipients can usually choose not to have tax withheld from distributions.

MULTIPLE CONTRACTS

In determining gross income, IRC Section 72(e) will generally treat as one contract all TIAA Life and TIAA Non-Qualified deferred annuity Contracts issued to the same Owner during any calendar year. This could affect when income is taxable and how much might be subject to the 10% premature distribution tax (see above). Consult a qualified tax adviser before buying more than one annuity Contract for the purpose of gaining a tax advantage.

Annuity Purchases by Residents of Puerto Rico. The IRS’ current position is that income from a nonqualified annuity received by residents of Puerto Rico from contracts issued by a U.S. insurer is U.S.-source income that is generally subject to United States federal income tax.

Annuity Purchases by Nonresident Non-citizens of the United States and Foreign Corporations. The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that

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are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies.

In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. This contract may not be available to certain foreign entity purchasers.

Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity Contract purchase.

OTHER TAX ISSUES

Possible Charge for TIAA Life’s Taxes. Currently, we do not charge the Contracts for any federal, state, or local taxes on it other than premium taxes (See “The Contract”—“Charges”—“Premium Taxes”), but we reserve the right to charge the Contracts for any tax or other cost resulting from tax laws that we believe should be attributed to the Contracts.

Foreign Tax Credits. We may benefit from any foreign tax credits attributable to taxes paid by certain funds to foreign jurisdictions to the extent permitted under federal tax law.

Federal Estate Taxes, Generation-Skipping Transfer Taxes. While no attempt is being made to discuss in detail the federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity Contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity Contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information. Under certain circumstances, the IRC may impose a “generation skipping transfer tax” (“GST”) when all or part of an annuity Contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the IRC may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

For 2024, the federal estate tax, gift tax and GST tax exemptions and maximum rates are $13.61 million and 40%, respectively. The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Premium Taxes. Some states, the District of Columbia, and Puerto Rico assess premium taxes on the premiums paid under the Contract. We will deduct the total amount of premium taxes, if any, from your accumulation based on current state insurance laws, subject to the provisions of your contract, and our status in the state. Generally, the nonqualified premium taxes range from 1.0% to 3.5% depending on the state.

Possible Tax Law Changes. Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. However, the timing and nature of legislative changes is uncertain. Consult a tax adviser with respect to legislative developments and their effect on the Contract. We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Contract and qualified the above discussion does not constitute tax advice.

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Enacted Tax Legislation.

On December 29, 2022, Secure 2.0 Act of 2022 (Secure 2.0 or the Act) was signed into law under Division T of the Consolidated Appropriations Act of 2023. Secure 2.0 is a significant bipartisan package of provisions that are mostly focused on improving access to, and administration of, retirement plans, and recognizes the importance of lifetime income as a key component of retirement readiness. The Act is generally effective after 2023, with several key provisions effective upon enactment. Most of the Act’s provisions do not apply to your non-qualified contract. TIAA is working with trade associations and other groups to obtain guidance and transition relief for certain immediately effective provisions, from the IRS and Treasury Department, as we work to adopt procedures and modify systems to comply with the new law.

TAX ADVICE

What we tell you here about federal and other taxes isn’t comprehensive and is for general information only. It doesn’t cover every situation and cannot be used to avoid any tax. Taxation varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax adviser.

TIAA-CREF LIFE INSURANCE COMPANY

Business Overview

We are a stock life insurance company and were organized under the laws of the state of New York on December 18, 1996. We commenced operations under our former name, TIAA Life Insurance Company and changed our name on May 1, 1998. Our headquarters are located at 730 Third Avenue, New York, NY 10017- 3206. We are a wholly-owned subsidiary of TIAA. We are subject to regulation by the New York State Department of Financial Services, as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. We are licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

Our primary products are annuities, and funding agreements. The annuities are marketed directly to individuals or to individuals through an insurance group trust while the funding agreements are issued directly to states and to institutions. We previously offered life insurance and separate account guaranteed interest contracts (“SAGIC”), and additional information for these product lines is presented below.

We market primarily to the individuals who own retirement annuities or insurance policies issued by our parent, TIAA. Beginning in May, 2012, TIAA Life expanded its marketing reach beyond its historic TIAA customer base targeting the general public, using independent third-party insurance distributors.

Additional information concerning our business segments may be found in “Management’s Discussion and

Analysis of Financial Condition and Results of Operations,” included herein.

Individual Annuities

The Individual Annuities business segment issues (and provides customer service for) a number of individual Non-Qualified annuity products. We distribute our annuity products through non-commissioned agents appointed by us. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of our affiliated broker-dealers. We offer both flexible premium deferred annuities and single premium immediate annuities.

Our variable annuities offer contract owners the opportunity to invest in various investment subaccounts of the separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable

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annuities also offer a fixed account option through our general account, which guarantees principal and a minimum interest rate. The separate accounts that support our variable annuities are registered with the United States Securities and Exchange Commission (“SEC”) as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds, a Delaware statutory trust registered with the SEC under the Investment Company Act of 1940 (File No. 811-08961) as an open-end management investment company, or in other, non-proprietary funds.

At December 31, 2023, the general account reserves associated with our outstanding individual annuities were approximately $1,171.1 million, and total separate account liabilities associated with outstanding individual annuities were approximately $3,700.6 million.

Life Insurance

The Life Insurance business segment distributed term life insurance, universal life insurance and variable universal life insurance until December 31, 2019, at which time we discontinued new sales. Currently only a universal life policy is available as a conversion option for customers with term life insurance policy conversion privileges.

Assets associated with variable universal life insurance policies are held in various investment subaccounts of separate accounts, based on policyholders’ investment allocation decisions. Those separate accounts are registered with the SEC as unit investment trusts, and their assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds.

Reinsurance. We discontinued the sale of life insurance on December 31, 2019. All reinsurance agreements apply to the management of our in-force policies. We use reinsurance to manage risk by ceding (i.e., transferring) some of our insurance reserve liabilities to other insurance and reinsurance companies. Even when we enter into a reinsurance contract with another insurance or reinsurance company, we will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. Our maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006.

For contracts issued after May 1, 2012, our maximum retention is $15 million on one insured life and $20 million for two insured lives. Our maximum retention is less for certain issue ages and underwriting classifications.

At December 31, 2023, we had total life insurance in force of approximately $50 billion, of which approximately $31.5 billion was ceded through reinsurance. At December 31, 2023, total policy reserves held in our general account associated with life insurance policies in force on that date were approximately $2,627.1 million, and separate account liabilities associated with outstanding variable universal life policies were approximately $752.9 million.

Funding Agreements

Our Funding Agreements business segment currently focuses on providing non-participating flexible premium funding agreements, which are issued from our general account, to support education-related investment and/or savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after section 529 of the Internal Revenue Code (“IRC”)), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan, and we provide funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. We can also make available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

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We currently have funding agreements with ten states including California, Colorado, Connecticut, Georgia, Michigan, Minnesota, Mississippi, Oklahoma, Vermont, and Wisconsin. There are 20 funding agreements in 10 states that have current state 529 plans. At December 31, 2023, the general account reserves associated with our Funding Agreements were approximately $8,855.8 million.

Separate Account Guaranteed Interest Contracts

TIAA Life issued its first SAGIC contract in 2012 and it’s last contract was discontinued in 1Q 2020.

Additional Business Considerations

In addition to the preceding description of the products that we distribute, and formerly distributed, there are other elements of our business operations that may affect our operating performance and our financial condition.

Investments

Our general account investment portfolio primarily consists of bonds, stocks, cash, short-term investments and other long-term investments. Our total assets were approximately $17,632.6 million at December 31, 2023. Of this total amount, the assets in the separate accounts equaled approximately $3,966.3 million, and those in the general account equaled approximately $13,483 million. Our overall general account portfolio quality was very high with 97% of our total invested assets classified as investment grade.

The selection and management of our general account investment portfolio reflect the asset/liability analyses that we perform for our various business segments and the specific products that they issue. Our investment objective is to earn the highest possible rates of return within reasonable risk parameters while ensuring a prudently diversified portfolio.

The Notes to “TIAA-CREF Life Insurance Company’s Statutory-Basis Financial Statements,” included herein, contain additional information about our investment portfolio and explain how we value each asset class under the statutory accounting principles that we follow, in accordance with the insurance regulatory framework with which we must comply.

Policy Liabilities and Accruals

The applicable state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies. These liabilities are calculated in accordance with such applicable state insurance laws and are the amounts that allow us to make adequate provision for the anticipated future cash flows required by our contractual obligations on all outstanding policies. These state insurance laws specify the calculation method(s), mortality rates and interest rates that we are required to use, in order to determine the minimum required liabilities for the various policy types that we issued and have outstanding.

Federal Income Tax Consequences

Our earnings are subject to federal income tax rules similar to those applied to other corporations. However, the IRC contains specific provisions relevant to life insurance companies that impact the amount and timing of certain income and deductible amounts. Such items include, but are not limited to, the treatment of our policy and contract reserves and acquisition costs.

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Employees

We do not currently have any employees. Our operational needs are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries, pursuant to various service, investment management, administrative, selling and distribution agreements, or by third party service providers under separate agreements. Under the agreements with TIAA and its subsidiaries, we reimburse TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. We believe that such services are most efficiently performed in this manner to meet our operational needs and that we, thereby, avoid duplicate costs among us, TIAA, and its applicable subsidiaries.

Properties

The Company has no business offices. Our business activities are transacted in facilities owned or leased by TIAA in New York, North Carolina, and several other states pursuant to an inter-company service agreement between the two companies.

Summary Information and Risk Factors

The operating results of insurance and annuity companies have historically been subject to significant fluctuations. The potential risk factors that could affect our future results include, but are not limited to, general economic conditions and the trends and uncertainties that are discussed more fully below.

We operate in a mature, highly competitive industry and that could limit our ability to gain or maintain our competitive position in the industry, which could negatively affect our future profitability.

The life insurance and annuity industry in which we operate is a very mature industry and is highly competitive, with many companies of varying sizes offering products that are similar to ours and distributing them through a variety of marketing channels. We compete in the sale of our products with a large number of insurance companies, investment management firms, mutual fund companies, banks and other types of competitors. Many of the entities with whom we compete are larger, have been established for a longer period of time, have broader distribution channels and/or have more resources than we do. Furthermore, larger competitors may be better able than we are to lower their operating costs or have a better ability to absorb greater risk, while maintaining their financial strength ratings, which may allow them to price their products more competitively.

We offer annuity products designed to meet the demands of an aging population with evolving retirement savings and wealth protection needs.

Competition in each of our businesses is based on a number of factors, which include investment performance, efficiency and ease of distribution, servicing capability, range of products, product quality, features and innovation, competitive fees, financial strength and organizational reputation. Our competitive strengths include our low expenses, historically high credited interest rates, good customer service and, for certain of our products, low liquidity demands, which permit us to invest the related assets in less liquid, longer-term, higher yielding investments, which in turn improves our ability to deliver strong long-term investment performance. We believe that we are well positioned to maintain and even increase our market position in the face of this competition; however, there are risks to our ability to meet that goal. Our continued ability to compete depends upon many internal and external factors that may affect us. Some of the internal factors that may affect our future competitiveness include our ability to market to target customers, our ability to effectively market to fee-based financial advisors and to independent insurance agents, our ability to develop and maintain competitive products, our ability to maintain an appropriate cost structure and our ability to maintain strong financial strength ratings from the nationally recognized rating agencies. Some of the external factors that may affect our future competitiveness include potential changes in the tax treatment of the products that we offer, changes in the relative competitive strengths of the other entities in our marketplace, and the continuing evolution of financial products and services offered by our competitors.

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Substantial regulation of the insurance and annuity industry may adversely affect our business.

We are licensed to transact our life insurance and annuity business in all 50 states and the District of Columbia, and we are subject to substantial government regulation in each of the jurisdictions in which we are licensed. Such regulation includes, among others, the authority to grant or revoke operating licenses and to regulate premium rates, benefits, marketing and sales practices, advertising, the form and content of policy forms, underwriting standards, deposits of securities, investments, accounting practices and the maintenance of specified reserves and capital adequacy. Such regulation is concerned primarily with the protection of contract owners rather than stockholders or general creditors.

Most jurisdictions also have laws requiring companies like us to participate as members of their life and health insurance guaranty associations. These associations levy assessments on all member insurers based on the proportionate share of the premiums written by each member in the lines of business in which an impaired or insolvent insurer is engaged. While the amount of future assessments cannot be accurately predicted, we may be required to allocate funds to satisfy unanticipated assessments in the future, and that could adversely affect our results of operations for the period when those assessments occur.

We are required to file detailed annual statutory-basis financial statements with supervisory agencies in each of the jurisdictions in which we are licensed. We are also subject to examination by such agencies at regular intervals.

As life insurers introduce new and often more complex products, regulators may refine capital requirements and introduce new reserving standards for the life insurance industry. Regulations recently adopted or currently under review can potentially impact the reserving/capital requirements and marketing/sales practices for certain products, particularly variable annuities and the optional guaranteed benefits offered with these products.

If an insurer’s risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action, depending upon the level. Possible regulatory actions range from requiring the insurer to take actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

While the life insurance industry is primarily regulated at the state level, some products are also subject to federal regulation. Various federal and state securities regulators and self-regulatory organizations, such as the SEC and the Financial Industry Regulatory Authority (“FINRA”), continue to review and, in many cases, adopt changes to their established rules and policies in areas such as corporate governance, mutual fund trading, mutual fund and variable annuity distribution practices, disclosure practices and auditor independence that can impact the insurance industry.

In recent years, various legislative proposals have also been introduced in Congress that called for the federal government to assume some role in the regulation of the insurance industry. To date, none of the Congressional proposals has been enacted. We cannot predict what form any such future proposals might take or what effect, if any, such proposals might have on us if enacted into law. Any legislation that increases government regulation of the industry may have an adverse effect on our operations. Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase both our direct and indirect compliance-related costs and other expenses of doing business, thus potentially having a material adverse effect on our financial results.

Future changes in laws and regulation, including the tax treatment of the products we sell, may adversely affect our business.

Federal legislation, administrative policies and court decisions can significantly and adversely affect our business in relation to product tax issues and taxation generally. For example, the following events could adversely affect our business:

•	Changes in tax laws that would reduce or eliminate the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products;

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•	Reductions in income tax rates which reduce the value of tax-deferral; or

•	Repeal of the federal estate tax

Existing federal laws and regulations affect the taxation and, as a result, the relative attractiveness of the products that we issue. Income tax on investment earnings during the accumulation period of certain life insurance and annuity products is generally deferred for contract owners. This favorable tax treatment may give certain of our products a competitive advantage over other, non-insurance products. To the extent that the IRC may be revised in the future to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, or may be revised to create or increase the tax-deferred treatment of competing products, all life insurance companies could be adversely affected with respect to their ability to sell life insurance and/or annuity products. Also, depending upon any grandfathering provisions that may be created if the IRC were revised to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, we could be adversely affected by the surrenders of existing annuity contracts and/or life insurance policies.

Additionally, if enacted, currently proposed changes in the federal tax law that would establish new tax- advantaged retirement and life savings plans could reduce the relative benefits of investing in life insurance and/ or annuity products. Such proposals include changes that may create new non-insurance vehicles for tax-exempt savings.

The individual provisions of the Act may impact contract owners’ personal tax situations, including the benefit of tax-deferral. However, we have not identified any provisions of the Act that would diminish the favorable tax treatment that annuity contract owners currently receive. Contract owners should discuss the possibility of such impacts with their tax advisers.

We cannot predict what additional changes, if any, to existing tax law, or the relevant interpretations of such tax law, may ultimately be enacted or adopted, and, as a result, we cannot predict whether any such changes will adversely affect the future taxation of our operations.

A downgrade in our ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

Ratings from the nationally recognized rating agencies are an important factor in the competitive positioning of life insurance and annuity companies. A downgrade in our ratings could have a material adverse effect on our business, financial condition and operating results. In addition, a downgrade in our ratings could adversely affect (i) our ability to sell certain of our products and (ii) the returns on the insurance and annuity products we issue and, ultimately, (iii) the results of our operations. Rating agencies regularly review the operating performance and financial condition of insurers, including us. Rating agencies assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating agency about the rated company’s industry, general economic conditions and circumstances outside the rated company’s control. In addition, rating agencies use various models and formulas to assess the strength of a rated company, and may, from time to time, alter their models. Changes to the rating agencies’ models could impact the rating agencies’ judgment of the rating to be assigned to the rated company. We cannot predict what actions the rating agencies may take in the future or how those actions could affect us.

A downgrade in TIAA’s ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

We have a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the National Association of Insurance Commissioners (“NAIC”) Risk Based Capital model or (c) such other amount as necessary to maintain our

29	TIAA-CREF Investment Horizon Annuity Prospectus

financial strength ratings from the nationally recognized rating agencies at least the same as TIAA’s ratings at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any of our contract owners with recourse to TIAA.

The risks noted above about a downgrade in our ratings from the nationally recognized rating agencies are also applicable to TIAA, and a downgrade in TIAA’s ratings could have a material adverse effect on us because of the terms of the financial support agreement that we have with TIAA. Under one of the provisions of that financial support agreement, TIAA will provide financial support to us as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. TIAA’s Statutory-Basis Financial Statements are included in our Form S-1 Registration Statement filed with the SEC.

Our operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing our products.

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency, operating costs and other expenses of our business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts, to satisfy rating agencies’ expectations and to meet regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target returns on a portfolio basis. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions.

Our profitability depends on the adequacy of investment margins, the management of market and credit risks associated with our investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect our profitability.

Our ability to maintain our competitive cost structure is dependent upon us generating a sufficient level of new sales and achieving our projected persistency of existing business.

Our ability to maintain our competitive cost structure is dependent upon a number of factors, such as us generating a sufficient level of new sales, achieving our projected persistency (i.e., continuation or renewal) of existing business and achieving successful expense management. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs, which could adversely affect our results of operations.

Interest rate fluctuations and market volatility may affect sales of our products and the profitability of our businesses.

Fluctuations in interest rates, volatility in the securities markets and other economic factors may adversely affect the sales of our products. For example, a decline in market interest rates may result in lower crediting rates on our products, which may adversely affect the desirability of these products to potential customers. Additionally, a protracted period of strong performance of the equity markets could adversely impact the popularity and sales of our fixed annuity products. The level of volatility in the investment markets in which we invest and our overall investment returns also impact our profitability. The profitability of many of our products, and, in particular our annuity products, depend in large part on our ability to manage the spread between the interest rates that we earn on our investments and the interest rates that we credit to holders of our annuity and life insurance products. As markets become more volatile, it can become increasingly difficult to maintain our anticipated spreads. There can be no assurance that we will be able to successfully manage our spread risk in the future. If we are unable to achieve the interest rate spreads that we projected in pricing our products, our operating performance will be adversely affected.

TIAA-CREF Investment Horizon Annuity Prospectus	30

Additionally, our asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve). In general terms, our results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped yield curve. Our asset/ liability management programs and procedures also incorporate assumptions about the relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors. The effectiveness of our asset/ liability management programs and procedures may be negatively affected whenever actual results differ from the assumptions that we used.

Equity market volatility and downturns in the equity markets could negatively impact our business.

Significant downturns and volatility in the equity markets could have an adverse effect on our financial condition and results of operations in three principal ways. First, equity market downturns and volatility may discourage purchases of separate account products, such as variable annuities and variable life insurance, because these products have investment returns linked to the performance of the equity markets. Significant downturns and volatility in the equity markets may also cause some of our existing customers to withdraw their cash values or reduce additional investments in those products.

Second, downturns and volatility in the equity markets can have an adverse effect on the revenues that we receive from our separate account products. Because these products generate fees generally from the value of the assets under management, a decline in the equity markets could reduce the value of the investment assets that we manage, thereby reducing our revenues.

Finally, all of our variable annuity products include provisions for guaranteed minimum death benefits that are dependent on or are tied to the investment performance of the assets held within the variable annuity. A significant equity market decline could result in declines in customer account values which could increase our obligation to make payments under guaranteed minimum death benefits in connection with variable annuities. An unexpected increase in such payments could have an adverse effect on our financial condition and results of operations.

Our investments are subject to market and credit risks.

Our invested assets and derivative financial instruments are subject to the risks of credit defaults and changes in market values. Additionally the value of our commercial mortgage loan portfolio depends, in part, on the financial condition of the tenants occupying the properties that we have financed and the strength of the commercial real estate market, both generally and in the specific markets where the financed properties are located. Factors that may affect the overall default rate on and market value of our invested assets, derivative financial instruments and mortgage loans include market interest rate levels, financial market performance and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

We could be forced to sell investments at a loss to pay contract benefits, cover contract owner withdrawals, or fund maturities.

Many of the products that we offer allow contract owners to withdraw their funds under defined circumstances, often without penalties. We manage our liability structure and configure our investment portfolio to maintain sufficient liquidity to support anticipated withdrawal demands, to pay contract benefits and to fund contract maturities. While we own a significant amount of liquid assets, a certain portion of our assets are relatively illiquid. If we experience unanticipated withdrawal, benefit payment or surrender activity, we could exhaust the liquid assets and be forced to liquidate other assets, perhaps on unfavorable terms and incur losses. If we are forced to dispose of assets on unfavorable terms and incur losses, it could have an adverse effect on our financial condition.

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We are dependent on the performance of others.

In addition to our reliance on the financial and administrative performance of our reinsurers, which we describe in the next section, our business and operating results may be affected by the performance of others because we have entered into various arrangements involving services provided by other parties. For example, we distribute life insurance products through independent distributors where we do not control their activity as we do with our captive employee agents. Also, a substantial portion of our business is administered by third parties on our behalf. Because certain of these other parties may act on our behalf or represent us in various capacities, we may be held responsible for obligations that arise from the acts or omissions of these other parties. Additionally, our business operations are dependent on various technologies, some of which are provided and/or maintained by other parties.

As with all financial services companies, our ability to conduct business is dependent upon consumer confidence in the industry and in our products. The future actions of our competitors and the potential financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect our retention of existing business and the future sales of our life insurance and annuity products.

Our reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect our business, our operating results or our organizational reputation.

We cede (i.e., transfer) material amounts of life insurance coverage sold by us to other insurance companies through reinsurance and transfer the related assets to our reinsurers. Notwithstanding the transfer of the related assets, we remain liable with respect to the ceded insurance coverage should any reinsurer fail to meet the obligations assumed by it. Therefore, the financial failure of one or more of our reinsurers could negatively impact our earnings and financial position.

Our ability to compete in the insurance industry is dependent on the availability of reinsurance or other substitute capital market solutions. Our premium rates are based, in part, on the assumption that reinsurance will be available to us at a certain cost. Under certain reinsurance agreements, the reinsurer may prospectively increase the rate it charges us for the reinsurance that we have ceded to the reinsurer. Therefore, if the cost of reinsurance were to increase, or if reinsurance were to become unavailable and if alternatives to reinsurance were not available to us, our profitability could be adversely affected.

In recent years, the number of life reinsurers has decreased as the reinsurance industry has continued to consolidate. Access to reinsurance has become more costly for us as well as for the insurance industry in general. This could have a negative effect on our ability to compete successfully in the future. The decreased number of participants in the life reinsurance market also results in an increased concentration risk for insurers, including us. If the reinsurance market further contracts, our ability to continue to offer our products on favorable terms could be adversely impacted.

Financial service companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments. Although we are not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

We may become subject to class action and individual lawsuits alleging, among other things, issues relating to sales or underwriting practices, claims payments and procedures, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. While we are not a party to any current litigation that could have a material adverse effect on us, litigation may arise in the future that may result in material financial losses or require significant management resources.

TIAA-CREF Investment Horizon Annuity Prospectus	32

We are also subject to various regulatory inquiries, such as information requests, subpoenas and examinations of our books and records, by state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action, or investigation, we could suffer significant reputational harm, which could also have an adverse effect on our business, financial condition and results of operations.

With the increased use of connected technologies such as the Internet to conduct business, the Separate Account and its service providers (including, but not limited to, TIAA, TC Services, and financial intermediaries) are susceptible to cybersecurity risks. In general, cybersecurity attacks can result from infection by computer viruses or other malicious software or from deliberate actions or unintentional events, including gaining unauthorized access through “hacking” or other means to digital systems, networks, or devices that are used to service the Separate Account’s operations in order to misappropriate assets or sensitive information, corrupt data, or cause operational disruption. Cybersecurity attacks can also be carried out in a manner that does not require gaining unauthorized access, including by carrying out a “denial-of- service” attack on the Separate Account or its service providers. In addition, authorized persons could inadvertently or intentionally release and possibly destroy confidential or proprietary information stored on the Separate Account’s systems or the systems of its service providers.

Cybersecurity failures by us or any of our service providers, the Underlying Funds, or the issuers of securities in which the Underlying Funds invest, have the ability to result in disruptions and to impact business operations, and may adversely affect the Separate Account and the value of your Accumulation Units. Such disruptions or impacts may result in: financial losses, interference with our processing of contract transactions, including the processing of orders from TIAA’s website or with the Underlying Funds; interfere with the Separate Account’s ability to calculate unit values; barriers to trading and order processing; your inability to transact business with us; violations of applicable federal and state privacy or other laws, regulatory fines, litigation, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. The Separate Account and its service providers may also maintain sensitive information (including relating to personally identifiable information of investors) and a cybersecurity breach may cause such information to be lost, improperly accessed, used or disclosed. The Separate Account may incur additional, incremental costs to prevent and mitigate the risks of cybersecurity attacks or incidents in the future. The Separate Account and its contract owners could be negatively impacted by such cybersecurity attacks or incidents. Although the Separate Account has established business continuity plans and risk-based processes and controls to address such cybersecurity risks, there are inherent limitations in such plans and systems in part due to the evolving nature of technology and cybersecurity attack tactics. As a result, it is possible that the Separate Account or the Separate Account’s service providers will not be able to adequately identify or prepare for all cybersecurity attacks. In addition, the Separate Account cannot directly control the cybersecurity plans or systems implemented by its service providers.

In early November 2023, Infosys McCamish Systems LLC (“IMS”) – a TIAA and TIAA Life administrative support service provider – experienced a systems outage due to a cybersecurity incident in which an unauthorized party gained access to its systems and data. The outage caused the temporary suspension of our ability to process contract transactions and the shutdown of our self-service online systems. Our ability to process contract transactions was restored on December 8, 2023, and our self-service online systems were restored later in the month. Upon learning of the attack, we took immediate action to disconnect our systems from IMS to protect our environment from potential threat and the appropriate regulatory authorities were notified. Throughout this time period, unit values for the Separate Account continued to be calculated. Prior to restoring our operations, TIAA received confirmation that the IMS environment was clean from malware. After transaction processing was restored, pending contract transactions were processed as of the date on which they were received in good order. IMS continues to investigate the attack, including the extent to which personal information may have been improperly accessed or otherwise compromised. We remain in regular contact with IMS as this investigation continues and have sent voluntary notices to potentially impacted individuals informing them that IMS has offered them identity theft protection services. We do not believe that this incident will have any future impact on our administration of the Contract.

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Other disruptive events, including, but not limited to, natural disasters, terrorism, or public health or pandemic crises (such as the COVID-19 pandemic from late 2019-mid-2022), may adversely affect our ability to conduct business. Such adverse effects may include the inability of TIAA’s employees, or the employees of its affiliates and service providers, to perform their responsibilities as a result of any such event. Any resulting disruptions to the Separate Account’s business operations can interfere with our processing of contract transactions (including the processing of orders from our website), impact our ability to calculate annuity unit values, or cause other operational issues.

Significant market volatility and negative market returns have occurred during the COVID-19 pandemic. While we are confident in our ability to manage the financial risks related to the COVID-19 pandemic, the extent and duration of such risks cannot be predicted with certainty, and prolonged negative economic conditions could have a negative impact on our financial condition. It is possible these risks could impact our financial strength and claims-paying ability.

We may be exposed to risks in the future that we have not yet identified or that we do not currently consider to be material risks.

The preceding risks may not be the only risks facing us in the future. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may adversely affect our business, financial condition and/or operating results in the future.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock. All of our outstanding shares are owned by TIAA. As of February 28, 2024, we had issued and outstanding 2,500 shares of common stock, $1,000 par value per share.

Insurers are subject to various state statutory and regulatory restrictions on the insurers’ ability to pay dividends. Under the New York Insurance Law, we are permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains).

GENERAL MATTERS

TELEPHONE AND INTERNET

To speak with a customer service representative to make requests related to your Contract or to obtain more information, you can call the Administrative Office toll-free at 877-694-0305.

You can also use the TIAA Web Center’s account access feature to check your Contract Accumulation. To use the Web Center’s account access feature, access the TIAA Internet home page at www.tiaa.org.

CONTACTING TIAA LIFE

We will not consider any notice, form, request, or payment to have been received by us until it reaches our Administrative Office. We will not be deemed to have received any Premiums sent to the addresses designated in this prospectus for remitting Premiums until the third party service that administers the receipt of mail through those addresses has processed the payment on our behalf. You can ask questions by calling toll-free 877-694-0305.

TIAA-CREF Investment Horizon Annuity Prospectus	34

ELECTRONIC PROSPECTUSES

If you received this prospectus electronically and would like a paper copy, please call toll-free at 877-694-0305, and we will send it to you.

DELAYS IN PAYMENTS

We have the right to defer withdrawals from the Short Term Holding Account for up to six months. If we defer such withdrawals for 10 or more Business Days, we will credit interest to such amounts at the rate we are currently crediting to the Short Term Holding Account, but not less than your Contract’s minimum guaranteed interest rate. If, at any time, applicable state law requires the crediting of a higher rate of interest, we will credit such higher rate.

HOUSEHOLDING

To cut costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the prospectus, prospectus supplements, or any other required documents, to your household, even if more than one Contract owner lives there. If you would prefer to continue receiving your own copy of any of these documents, you may write us or call us toll-free at 877-694-0305.

SIGNATURE REQUIREMENTS

For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.

ERRORS OR OMISSIONS

We reserve the right to correct any errors or omissions on any form, report or statement that we send to you.

LOANS

Loans are not available under your Contract.

OTHER ADMINISTRATIVE MATTERS

The Contract and the completed application are the entire contractual agreement between you and TIAA Life. We will issue the Contract in return for your completed application and the first Premium. Any endorsement to or amendment of the Contract or waiver of any of its provisions will be valid only if in writing and signed by an executive officer or a registrar of TIAA Life. All benefits are payable at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office.

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ASSIGNMENT OF CONTRACTS

You may not assign the entire Contract. Subject to our prior approval of your written notice and request to us, you may assign the available Contract Accumulation (which is Contract Accumulation not already subject to an assignment). We assume no responsibility for the validity of any assignment of Contract Accumulation, nor will notice to us of any assignment be effective unless it is in writing and has been received in Good Order and approved by us. The rights of the Contract owners, Annuitant, any Second Annuitant, any Beneficiaries and any other person to receive benefits under your Contract will be subject to the terms of any assignment. You should consult a qualified tax adviser before making any assignment of your Contract. We reserve the right to restrict any such assignment of Contracts in our sole discretion on a non-discriminatory basis, except where any such restriction would be prohibited by state law. You may not assign annuity payments.

PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC.

We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee or other entity that is not a natural person. TIAA Life will not be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

BENEFITS BASED ON INCORRECT INFORMATION

If the amounts of benefits provided under a Contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by us, appropriate adjustments will be made.

PROOF OF SURVIVAL

We reserve the right to require satisfactory proof that the Annuitant, Second Annuitant, or anyone named to receive benefits under a Contract is living on the date payment is due. If this proof is not received in Good Order after a request in writing, we will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a Two-Life Annuity we have overpaid benefits because we were not notified of a death, we will reduce or withhold subsequent payments until the amount of the overpayment has been recovered by us with appropriate adjustments.

PROTECTION AGAINST CLAIMS OF CREDITORS

The benefits and rights accruing to you or any other persons under the Contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

PROCEDURES FOR ELECTIONS AND CHANGE

You have to make any changes or elections under the Contract in a form acceptable to us at our home office at 730 Third Avenue, New York, NY 10017- 3206 or at our Administrative Office. If you send us a notice changing your Beneficiaries or other persons named to receive payments, it will take effect as of the date it was signed by you, even if you then die before the notice actually reaches us. Any other notice will take effect as of the date we receive it. If we take any action in good faith before we receive a valid notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice. If a joint owner has been named and both owners are living, authorization from both owners is required for changes and transactions other than the allocation of Premiums.

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REPORTS

At least once each year, we will send you a report showing your current Contract Accumulation, FTD Values, interest credited, surrender charges deducted and MVAs applied, if any, during the period covered by the report, and any other information required by law.

RELIANCE ON EXEMPTION FROM 1934 ACT REPORTING

We are relying on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”), which provides an exemption from the reporting requirements of Sections 13 and 15(d) of the 1934 Act.

OTHER INFORMATION

Every state has some form of unclaimed property laws that impose varying legal and practical obligations on insurers and, indirectly, on Contract owners, Insureds, Beneficiaries and other payees of proceeds. Unclaimed property laws generally provide for escheatment to the state of unclaimed proceeds under various circumstances.

Contract owners are urged to keep their own, as well as their Insureds’, Beneficiaries’ and other payees’, information up to date, including full names, postal and electronic media addresses, telephone numbers, dates of birth, and social security numbers. Such updates should be communicated in writing to TIAA-CREF Life Insurance Company, Administrative Office, P.O. Box 724508, Atlanta, Georgia 31139, by calling us between the hours of 8:00 a.m. and 6:00 p.m. ET, Monday-Friday, toll-free at 877 694-0305, or 24 hours a day via our website www.tiaa.org.

DISTRIBUTION OF THE CONTRACTS

We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

The Contracts are offered by TIAA-CREF Individual & Institutional Services, LLC, (“TC Services”) a wholly- owned subsidiary of TIAA. TC Services is registered with the SEC as a broker-dealer, and is a member of FINRA. TC Services may also enter into selling agreements with affiliated entities or with third parties to distribute the Contracts. TC Services may be considered the “principal underwriter” for interests in the Contract. Anyone distributing the Contracts must be a registered representative of TC Services or have entered into a selling agreement with TC Services. The main offices of TC Services are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid in connection with the distribution of the Contracts, although we will reimburse TC Services from our General Account assets for all reasonable costs and expenses incurred by TC Services in connection with distributing the Contracts. (We will make the cost and expense reimbursements to TIAA, and TIAA will remit the cost and expense reimbursements to TC Services.) We intend to recoup the cost and expense reimbursements that we make to TC Services through a portion of the investment spread that we expect to earn between the investment of Premiums and the interest that we will credit to the Contracts.

LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any of our properties are the subject.

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EXPERTS

TIAA-CREF Life Insurance Company Statutory-Basis Financial Statements

The statutory-basis financial statements as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Teachers Insurance and Annuity Association of America Statutory-Basis Financial Statements

The statutory-basis financial statements as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Ken Reitz, Esq., has provided advice on certain matters relating to the laws of New York regarding the Contracts and our issuance of the Contracts, and has provided advice on certain legal matters relating to the Contracts under the federal securities laws.

TIAA-CREF Investment Horizon Annuity Prospectus	38

TIAA-CREF Life Insurance Company

Management’s Discussion and Analysis

The following discussion highlights significant factors influencing the financial position and results of operations of TIAA-CREF Life Insurance Company (referred to in this document as “TIAA Life”). It should be read in conjunction with the audited statutory-basis financial statements and related notes included herein and summary information and risk factors included elsewhere in this report.

Forward Looking Statements

This discussion reviews TIAA Life’s financial condition and results of operations, including liquidity and capital resources. Historical information is presented and discussed, and factors that may affect future financial performance are also identified and discussed, where appropriate. Certain statements included in this section may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements about management’s expectations, beliefs, intentions, or strategies for the future, include the assumptions underlying these forward-looking statements, and are based on the current expectations, estimates, and projections made by management. Forward-looking statements include any statement that may predict, forecast, indicate, or imply future results, performance, or achievements instead of historical facts and may contain words like “believe,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “will,” “shall,” “may,” and other words, phrases, or expressions with similar meaning. While management believes the assumptions underlying any of its forward-looking statements to be reasonable, such information may be subject to risks and uncertainties which may be difficult to predict or may be beyond management’s control, and TIAA Life cannot give assurance that such statements will prove to be correct. Refer to “Summary Information and Risk Factors” included in TIAA-CREF Life Insurance Company Business Overview of this report for more information about the risks that could affect TIAA Life’s future results. A copy of this report and TIAA Life’s registration statement, including exhibits, is available on the Internet site of the SEC at http://www.sec.gov.

Given these risks and uncertainties, undue reliance should not be placed on management’s forward-looking statements as a prediction of actual results. Additionally, management’s forward-looking statements represent management’s views only as of the date of this report, and management does not undertake any obligation to update, publicly or otherwise, any forward-looking statement, whether as a result of new information, changed assumptions, future events, or otherwise.

Overview

TIAA-CREF Life Insurance Company commenced operations as a stock life insurance company under the insurance laws of the State of New York on December 18, 1996, under the former name, TIAA Life Insurance Company. It changed its name to TIAA-CREF Life Insurance Company on May 1, 1998, and it currently operates under the marketing name of TIAA Life. It is a wholly-owned subsidiary of TIAA. It is subject to regulation by the New York State Department of Financial Services, as well as by the insurance regulatory authorities of all the states, and certain other jurisdictions. It is licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

TIAA Life’s primary products include individual annuities and funding agreements. The individual annuities products are marketed directly to individuals while the funding agreements are issued directly to states in support of state sponsored 529 college savings and scholarship plans. TIAA Life’s individual products are available to the general public; however, it markets primarily to individuals who own retirement annuities or insurance policies issued by TIAA Life’s parent, TIAA. TIAA Life’s annuity products are also distributed through third party channels and registered investment advisors. TIAA Life stopped issuing individual life insurance policies

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effective December 31, 2019, except for a universal life policy option issued to existing term life policy owners exercising policy rights to convert their term coverage to an available permanent life policy.

TIAA Life’s life insurance products were formerly marketed directly to individuals and distributed through third party channels, including M Financial Group (“M Financial”) and registered investment advisors. TIAA Life will continue to maintain and service all in force life insurance policies.

The majority of the services required for TIAA Life’s business operations are provided at cost by TIAA and certain of its direct and indirect wholly-owned subsidiaries pursuant to various service, administrative, and distribution agreements. Under these agreements, TIAA Life reimburses TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. TIAA Life believes such services meet operational needs and minimizes the duplication of costs among TIAA and its subsidiaries. TIAA Life does not currently have any employees.

TIAA Life also pays TIAA for investment advisory services and other administrative services for TIAA Life’s general account (the “general account”) in accordance with an investment management agreement. Further, TIAA entered into investment management agreements with Teachers Advisors, LLC (“TAL”) and Nuveen Alternatives Advisors, LLC, each an indirect wholly-owned subsidiary of TIAA, appointing such affiliated advisors with authority to manage investments held within the general account.

TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA, is authorized to distribute contracts for the separate accounts.

TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of TIAA, has a service agreement with TIAA Life to act as the program manager for certain funding agreements for qualified state tuition programs.

Business Segments

In 2023, TIAA Life provided financial services through the production, sale, distribution, and administration of individual annuities and funding agreements. Effective December 31, 2019, TIAA Life no longer manufactured new life insurance policies, but continued to service existing life insurance policies. TIAA Life utilizes both its general account and separate accounts to record and account for assets and liabilities for particular lines of business and/or transactions. As of December 31, 2023, the Company reported separate account assets and liabilities for the following products: variable life, variable annuity, fixed annuity, and group life. TIAA Life’s separate accounts include the following:

•

TIAA Life’s Separate Account VLI-1 (“VLI-1”) was established under New York law on May 23, 2001, for the purpose of issuing and funding flexible premium variable universal life insurance policies and is registered with the United States Securities and Exchange Commission (“SEC”) as a unit investment trust under the Investment Company Act of 1940, as amended (“1940 Act”).

•

TIAA Life’s Separate Account VLI-2 (“VLI-2”) was established under New York law on February 15, 2012, for the purpose of issuing and funding group and individual variable life insurance policies and is registered with the SEC as a unit investment trust under the 1940 Act.

•

TIAA Life’s Separate Account VA-1 (“VA-1”) was established under New York law on July 27, 1998, for the purpose of funding individual non-qualified variable annuities and is registered with the SEC as a unit investment trust under the 1940 Act.

•

TIAA Life’s Separate Account MVA-1 (“MVA-1”) was established on July 23, 2008, as a non-unitized separate account that supports flexible premium deferred fixed annuity contracts subject to withdrawal charges and a market value adjustment feature.

TIAA Life operates its primary business segments, distinguished by broad product categories with each having a strategic focus.

TIAA-CREF Investment Horizon Annuity Prospectus	40

Premiums and deposits by segment for 2023, 2022 and 2021 are set forth in the following table (in thousands):

	For the years ended December 31,
	2023	2022	2021
Segment
Individual Annuities	$103,646	$122,191	$273,616
Life Insurance	113,430	136,107	161,697

Total premiums	$217,076	$258,298	$435,313

Funding Agreements*	1,169,027	2,010,028	1,991,977

Total deposits received	$1,169,027	$2,010,028	$1,991,977

*

The deposits received on funding agreements are recorded as liabilities and are not treated as premiums or as revenue under statutory accounting principles. These liabilities are included in Reserves for Life and Health, Annuities, and Deposit-type Contracts.

Individual Annuities: TIAA Life currently offers several non-qualified annuities including a deferred fixed annuity and a deferred variable annuity. These are distributed through captive agents appointed by TIAA Life. These agents are also registered representatives of TIAA Life’s affiliated broker-dealers. TIAA Life’s strategy is to offer these annuities to our participant base, and through fee-based advisors, third party channels, and other strategic relationships.

TIAA Life currently offers the Investment Horizon Annuity (“IHA”) through MVA-1. The initial design offered guaranteed periods from 1 to 10 years and a guarantee of principal with a stated interest rate. The interest rate for each guaranteed period is set based on current interest rates. This design allows investors to use a “laddered” approach for fixed investing. Since August 2013, only durations of 5, 6, 7, 8, 9, and 10 years have been available for investment. In 2023, TIAA Life earned premiums of $810 thousand on this product.

TIAA Life currently offers the Intelligent Variable Annuity (“IVA”) through VA-1. The investment options include both proprietary TIAA-CREF Life funds and non-proprietary funds. There is no fixed account or guaranteed living benefit option. In 2023, TIAA Life earned premiums of $91,944 thousand on this product.

TIAA Life no longer offers new policies on the Personal Annuity Select (“PAS”) and the Lifetime Variable Select (“LVS”) products. However, TIAA Life continues to accept premiums on previously issued PAS and LVS policies. In 2023, TIAA Life earned premiums of $6,966 thousand and $821 thousand on these products, respectively.

Life Insurance: Effective December 31, 2019, TIAA Life no longer manufactures or distributes life insurance. TIAA Life will continue to offer its universal life policy as a conversion option for term life policyholders whose term life contracts provide them the right to convert to a permanent life policy. In 2023, TIAA Life earned premiums of $188,233 thousand on life insurance products which were primarily from renewals of Term Life, Fixed Universal Life, and Variable Universal Life existing policies.

Funding Agreements: TIAA Life’s Funding Agreements segment focuses primarily on providing non-participating flexible premium funding agreements issued from the general account to support education-related investment and/or savings programs sponsored by various states. State sponsored 529 college savings plans (named after Section 529 of the Internal Revenue Code) are tax-advantaged investment and savings programs designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan. TIAA Life provides funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal with interest. TIAA Life also makes available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

41	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA Life currently has funding agreements with California, Colorado, Connecticut, Georgia, Michigan, Minnesota, Mississippi, Oklahoma, Vermont, and Wisconsin, each of which have current state 529 college savings plans. Additionally, TIAA Life has a funding agreement with a California State sponsored 529 college savings plan under California Kids Investment and Development Savings Program (“CalKids”).

Quantitative and Qualitative Disclosure About Market Risk

TIAA Life’s financial position and earnings are indirectly subject to various market risks, including changes in interest rates, changes in the yield curve, changes in spreads between risk-adjusted and risk-free interest rates, and equity price risks. These market risks may impact prospective earnings on future investments, which may, in turn, affect the interest that will be prospectively credited on the general account products. TIAA Life is primarily exposed to market risk through investment and insurance activities; however, the majority of investments are carried at amortized cost and not at fair value. Because investment balances do not generally reflect current fair values, the market risk factors discussed below do not generally have a significant direct impact on the financial position or results of operations unless investment positions are determined to have other than temporary impairments (“OTTI”).

At December 31, 2023, $13,137,142 thousand, or 97%, of the general account’s invested assets was invested in bonds. TIAA Life’s bond portfolio consists primarily of high quality publicly-traded corporate debt securities and government securities to maintain and manage liquidity and to minimize the risk of credit default in the portfolio. TIAA Life also makes modest investments in private placement bonds to increase portfolio diversification and to obtain higher yields than can be earned by investing in comparable quality, publicly-traded securities. While these private placement securities tend to be less liquid than publicly-traded securities, they offer relatively higher yields, broader access to management information, stronger protective covenants, call protection features, and a higher level of collateralization than can customarily be achieved in the public market. Collectively, these benefits outweigh the liquidity concerns, especially in a portfolio where liquidity is managed appropriately.

In addition to market rate and interest rate risk, mortgage-backed securities, which are included in bonds in TIAA Life’s portfolio, are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. If the underlying mortgage assets are repaid later than anticipated, TIAA Life could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment depends on a variety of geographic, social, and other functions, including prevailing market interest rates and general economic factors. The fair value of these securities is also highly sensitive to changes in interest rates. These securities may also be harder to sell than other securities.

The selection and management of the general account investment portfolio reflect the asset/liability analysis TIAA Life performs for the various business segments and the specific products that are issued. TIAA Life’s investment objective is to earn attractive rates of return within reasonable risk parameters while maintaining a prudently diversified portfolio. As a result of the kinds of investments TIAA Life makes, the investment portfolio is primarily exposed to credit risk and interest rate risk. To manage risks, TIAA Life’s Board of Directors establishes investment limits and guidelines in constructing the investment portfolio; some of these limits identify maximum investment amounts by individual investment and by issuer, based on the credit quality of the issuers. TIAA Life also utilizes a risk management department that is independent of the investment management function to monitor the risk exposures represented in the investment portfolio.

TIAA Life performs a discreet analysis to screen every security that may require impairment from book value. If an impairment is deemed OTTI, the cost basis of the security is adjusted for the impairment in value with the associated realized loss reported in net income. The final determination of whether an impairment is appropriate is based on the following criteria: (i) whether it is expected the insurer will be able to collect all amounts due

TIAA-CREF Investment Horizon Annuity Prospectus	42

according to the contractual terms in effect at the date of acquisition, or for certain loan-backed and structured securities, based on a discounted cash flow analysis, and (ii) whether TIAA Life has the ability and intent to hold the security for a length of time sufficient to allow for the recovery of the security’s value.

TIAA Life analyzes and manages the risks arising from market exposures of financial instruments, as well as other risks, through an integrated asset/liability management (“ALM”) process. The ALM process involves the monitoring of asset and liability interest rate sensitivities for various product lines; cash flow testing under various interest rate scenarios; and the rebalancing of assets and liabilities with respect to yield, risk, and cash flow characteristics.

Results of Operations

Year Ended December 31, 2023, Compared to Year Ended December 31, 2022

The following table sets forth TIAA Life’s statutory-basis statements of operations for the year ended December 31, 2023, compared to year ended December 31, 2022 (in thousands):

	For the Years Ended December 31,
			Increase/(decrease)
	2023	2022	$	%
REVENUES
Insurance and annuity premiums and other considerations	$217,076	$258,298	$(41,222)	(16)%
Net investment income	435,795	404,485	31,310	8%
Commissions and expense allowances on reinsurance ceded	6,249	7,410	(1,161)	(16)%
Reserve adjustments on reinsurance ceded	(27,409)	(11,453)	(15,956)	139%
Separate account fees and other revenues	19,578	21,059	(1,481)	(7)%

TOTAL REVENUES	$651,289	$679,799	$(28,510)	(4)%

EXPENSES
Policy and contract benefits	$561,980	$394,462	$167,518	42%
Increase/(decrease) in policy and contract reserves	(165,330)	3,237	(168,567)	(5,208)%
Insurance expenses and taxes (excluding federal income taxes)	78,483	74,088	4,395	6%
Commissions on premiums	3,153	4,209	(1,056)	(25)%
Interest on deposit-type contracts	231,510	98,778	132,732	134%
Net transfers to/(from) separate accounts	(132,915)	(77,274)	(55,641)	72%

TOTAL EXPENSES	$576,881	$497,500	$79,381	16%

Income (loss) before federal income tax and net realized capital gains (losses)	$74,408	$182,299	$(107,891)	(59)%
Federal income tax expense	14,064	34,780	(20,716)	(60)%
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	476	(842)	1,318	157%

NET INCOME	$60,820	$146,677	$(85,857)	(59)%

43	TIAA-CREF Investment Horizon Annuity Prospectus

Insurance and Annuity Premiums and Other Considerations

Insurance and annuity premiums and other considerations decreased $41,222 thousand to $217,076 thousand for the year ended December 31, 2023. The decrease was primarily driven by lower life insurance premiums of $24,131 thousand from continued runoff impacts on renewal premiums from no longer offering life insurance and lower annuity product premiums of $19,642 thousand attributed to lower new premiums from a smaller sales force and a decrease in market demand, which is also driving declines in renewal premiums, and continued runoff on the PAS product.

Net Investment Income

Net investment income includes gross earnings on investments, investment expenses, and amortization of capital gains and losses from the interest maintenance reserve (“IMR”). The increase of $31,310 thousand was primarily driven by an increase in income from bonds of $32,404 thousand attributed to higher new money rates and higher average bond balances, which was primarily driven by GFA inflows in 2022 from Calkids 529 Plan.

The individual components of net investment income are presented in the table below (in thousands):

	Years Ended December 31,
			Increase/(decrease)
	2023	2022	$	%
Bonds	$439,192	$406,788	$32,404	8%
Preferred stocks	357	357	—	—%
Other invested assets	335	336	(1)	—%
Cash, cash equivalents and short-term investments	2,578	606	1,972	325%
Contract loans	2,567	2,115	452	21%

Total gross investment income	$445,029	$410,202	$34,827	8%
Investment expenses	$(12,172)	$(11,984)	$(188)	2%

Net investment income before amortization/(accretion) of IMR	$432,857	$398,218	$34,639	9%
Amortization/(accretion) of IMR	2,938	6,267	(3,329)	(53)%

Net investment income	$435,795	$404,485	$31,310	8%

Reserve adjustments on reinsurance ceded

Increase in the negative reserve adjustments on reinsurance ceded for 2023 of $15,956 thousand was primarily driven by higher surrenders attributed to the continued runoff of M Financial life insurance products.

Policy and contract benefits

Increase in policy and contract benefits for 2023 of $167,518 thousand was primarily driven by an increase in surrenders in both life insurance of $65,316 thousand, mostly within retail and M Financial fixed universal life products, and individual annuities of $67,078 thousand mostly in PAS and IVA as well as higher transfers to deposit type contracts of $15,466 thousand and higher death benefits of $11,654 thousand.

Increase/(decrease) in Policy and Contract Reserves

Decrease in policy and contract reserves for 2023 of $165,330 thousand compared to an increase in policy and contract reserves for 2022 of $3,237 thousand was driven by decreases in life insurance of $97,423 thousand and annuities of $71,727 thousand primarily driven by higher surrenders and lower premiums, partially offset by higher net transfers from separate accounts.

TIAA-CREF Investment Horizon Annuity Prospectus	44

Interest on Deposit-type Contracts

The increase in interest on deposit-type contracts of $132,732 thousand to $231,510 thousand for the year ended December 31, 2023 was primarily driven by increased guaranteed crediting rates on GFAs as contracts reset annually and are tied to market interest rates, which increased during 2023.

Net Transfers to/(from) Separate Accounts

Net transfers from separate accounts were $132,915 thousand for the year ended December 31, 2023 which increased $55,641 thousand driven by VA-1 that had $140,820 thousand net withdrawals in 2023 vs $97,189 thousand net withdrawals in 2022 due to lower premiums and higher surrenders.

Federal Income Tax (“FIT”) Expense

FIT expenses decrease of $20,716 thousand to $14,064 thousand for the year ended December 31, 2023 was primarily driven by lower net operating income before FIT.

Year Ended December 31, 2022, Compared to Year Ended December 31, 2021

The following table sets forth TIAA Life’s statutory-basis statements of operations for the year ended December 31, 2022, compared to year ended December 31, 2021 (in thousands):

	For the Years Ended December 31,
			Increase/(decrease)
	2022	2021	$	%
REVENUES
Insurance and annuity premiums and other considerations	$258,298	$435,313	$(177,015)	(41)%
Net investment income	404,485	362,614	41,871	12%
Commissions and expense allowances on reinsurance ceded	7,410	9,732	(2,322)	(24)%
Reserve adjustments on reinsurance ceded	(11,453)	(7,468)	(3,985)	53%
Separate account fees and other revenues	21,059	22,141	(1,082)	(5)%

TOTAL REVENUES	$679,799	$822,332	$(142,533)	(17)%

EXPENSES
Policy and contract benefits	$394,462	$398,599	$(4,137)	(1)%
Increase in policy and contract reserves	3,237	46,123	(42,886)	(93)%
Insurance expenses and taxes (excluding federal income taxes)	74,088	71,026	3,062	4%
Commissions on premiums	4,209	5,649	(1,440)	(25)%
Interest on deposit-type contracts	98,778	90,088	8,690	10%
Net transfers (from)/to separate accounts	(77,274)	58,877	(136,151)	(231)%

TOTAL EXPENSES	$497,500	$670,362	$(172,862)	(26)%

Income (loss) before federal income tax and net realized capital gains (losses)	$182,299	$151,970	$30,329	20%
Federal income tax expense	34,780	29,067	5,713	20%
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(842)	(1,093)	251	23%

NET INCOME (LOSS)	$146,677	$121,810	$24,867	20%

45	TIAA-CREF Investment Horizon Annuity Prospectus

Insurance and Annuity Premiums and Other Considerations

Insurance and annuity premiums and other considerations decreased $177,015 thousand to $258,298 thousand for the year ended December 31, 2022. The decrease was primarily driven by lower annuity product premiums of $150,696 thousand primarily within the IVA product, which saw a decrease in new sales in 2022 driven by demand as markets declined, and lower life insurance premiums from no longer offering retail life insurance and decline in renewal premiums.

Net Investment Income

Net investment income includes gross earnings on investments, investment expenses, and amortization of capital gains and losses from the IMR. The increase of $41,871 thousand was primarily driven by an increase in income from bonds of $38,952 thousand attributed to higher average bond balances driven by significant GFA inflows throughout 2022 primarily from rebalancing activity and funding of CalKids.

The individual components of net investment income are presented in the table below (in thousands).

	Years Ended December 31,
			Increase/(decrease)
	2022	2021	$	%
Bonds	$406,788	$368,507	$38,281	10%
Preferred stocks	357	180
Other invested assets	336	338	(2)	(1)%
Cash, cash equivalents and short-term investments	606	26	580	2,231%
Contract loans	2,115	2,017	$98	5%

Total gross investment income	$410,202	$371,068	$39,134	11%
Investment expenses	$(11,984)	$(13,297)	$1,313	(10)%

Net investment income before amortization of IMR	$398,218	$357,771	$40,447	11%
Amortization of IMR	6,267	4,843	1,424	29%

Net investment income	$404,485	$362,614	$41,871	12%

Increase/(decrease) in Policy and Contract Reserves

Lower increase in policy and contract reserves for 2022 of $3,237 thousand in 2022 compared to an increase of $46,123 thousand in 2021 was primarily driven by life insurance due to lower premiums and higher surrenders, partially offset by lower net transfers to separate accounts.

Interest on Deposit-type Contracts

The increase in interest on deposit-type contracts of $8,690 thousand to $98,778 thousand for the year ended December 31, 2022 was primarily driven by higher GFA balances due to growth in the portfolio, including the new CalKids program.

Net Transfers to/(from) Separate Accounts

Net transfers from separate accounts were $77,274 thousand for the year ended December 31, 2022 vs. net transfers to separate accounts of $58,877 thousand for the year ended December 31, 2021 due to net withdrawals from VA-1 in 2022 vs. net deposits in 2021, largely due to market declines.

Federal Income Tax (“FIT”) Expense

FIT expenses increase of $5,713 thousand to $34,780 thousand for the year ended December 31, 2022 was primarily driven by higher net operating income before FIT.

TIAA-CREF Investment Horizon Annuity Prospectus	46

Financial Condition

The following table sets forth TIAA Life’s statutory-basis statements of admitted assets, liabilities, and capital and surplus:

	December 31,		Increase/(decrease)
(in thousands)	2023	2022	$	%
ADMITTED ASSETS
Bonds	$13,137,142	$13,355,205	$(218,063)	(2)%
Preferred stocks	9,755	9,376	379	4%
Cash, cash equivalents and short-term investments	263,877	97,648	166,229	170%
Contract loans	62,247	48,211	14,036	29%
Other invested assets	10,704	4,690	6,014	128%

Total cash and invested assets	13,483,725	13,515,130	(31,405)	—%
Investment income due and accrued	103,762	100,958	2,804	3%
Federal income tax recoverable from TIAA	8,486	—	8,486	100%
Net deferred federal income tax asset	14,540	16,300	(1,760)	(11)%
Reinsurance amounts receivable	7,524	8,529	(1,005)	(12)%
Other assets	26,641	25,345	1,296	5%
Separate account assets	4,465,616	3,966,298	499,318	13%

TOTAL ADMITTED ASSETS	$18,110,294	$17,632,560	$477,734	3%

LIABILITIES
Reserves for life and health insurance, annuities and deposit-type contracts	$12,671,770	$12,610,944	$60,826	—%
Asset valuation reserve	89,743	77,801	11,942	15%
Interest maintenance reserve	16,138	46,736	(30,598)	(65)%
Federal income tax payable to TIAA	—	5,033	(5,033)	(100)%
Other amounts payable on reinsurance	10,494	7,630	2,864	38%
Other liabilities	36,792	32,524	4,268	13%
Separate account liabilities	4,453,431	3,954,476	498,955	13%

TOTAL LIABILITIES	$17,278,368	$16,735,144	$543,224	3%

CAPITAL & SURPLUS
Capital stock (2,500 shares of $1,000 par value common stock issued and outstanding)	$2,500	$2,500	$—	—%
Additional paid-in capital	777,500	777,500	—	—%
Surplus (deficit)	51,926	117,416	(65,490)	56%

TOTAL CAPITAL AND SURPLUS	$831,926	$897,416	$(65,490)	(7)%

TOTAL LIABILITIES, CAPITAL AND SURPLUS	$18,110,294	$17,632,560	$477,734	3%

47	TIAA-CREF Investment Horizon Annuity Prospectus

Admitted Assets

Bonds

Bonds decreased by $218,063 thousand or 2% primarily driven by a dividend to TIAA of $118,100 thousand and declines in life and annuity products, partially offset by reinvestment of net investment income.

Bonds represented approximately 97% of TIAA Life’s invested asset portfolio at December 31, 2023.

The following table sets forth TIAA Life’s bond portfolio by industry:

	2023	2022
Finance and financial services	24.4%	26.4%
Manufacturing	15.3%	16.7%
Public Utilities	11.2%	12.3%
Services	8.3%	5.1%
Revenue and special obligations	7.7%	7.2%
Commercial mortgage-backed securities	5.7%	5.1%
Real estate investment trusts	5.3%	5.3%
Oil and gas	4.8%	3.6%
Residential mortgage-backed securities	3.7%	3.9%
Communications	3.2%	3.4%
Retail & Wholesale Trade	3.2%	3.0%
Transportation	2.7%	3.3%
Asset-backed securities	2.6%	3.2%
Other governments	0.7%	0.3%
Mining	0.6%	0.4%
U.S. governments	0.3%	0.4%
Other	0.3%	0.4%

Total	100.0%	100.0%

The following table presents the carrying value of the long-term bond portfolio by investment grade (in thousands):

	December 31, 2023		December 31, 2022
NAIC Classes	Carrying Value	% of Total	Carrying Value	% of Total
NAIC 1 and 2	$13,069,532	99.5%	$13,312,393	99.7%
NAIC 3 through 6	67,610	0.5	42,812	0.3

Total	$13,137,142	100.0%	$13,355,205	100.0%

The gross unrealized losses and estimated fair values for bonds by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in thousands):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2023
All other bonds	$216,957	$(6,820)	$210,137	$10,133,840	$(1,122,655)	$9,011,185
Loaned-backed and structured bonds	21,676	(471)	21,205	1,412,665	(179,784)	1,232,881

Total	$238,633	$(7,291)	$231,342	$11,546,505	$(1,302,439)	$10,244,066

TIAA-CREF Investment Horizon Annuity Prospectus	48

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2022
All other bonds	$8,250,652	$(938,074)	$7,312,578	$3,114,164	$(598,227)	$2,515,937
Loaned-backed and structured bonds	936,198	(89,278)	846,920	662,224	(121,958)	540,266

Total	$9,186,850	$(1,027,352)	$8,159,498	$3,776,388	$(720,185)	$3,056,203

Estimated fair values for bonds are subject to market fluctuations, including changes in interest rates. Generally, if interest rates increase, the value of bonds will decrease, and conversely a decline in general interest rates will tend to increase the value of bonds. During 2022, the rise in interest rates drove declines in the estimated fair values for bonds seen in the less than twelve months amount as of December 31, 2022. During 2023, interest rates stabilized which resulted in bonds continuing to be in unrealized loss positions. As a result, the majority of the bonds with unrealized losses in the less than twelve months amount as of December 31, 2022 migrated to the twelve months or more amount as of December 31, 2023. Based upon TIAA Life’s current evaluation of these securities in accordance with its impairment policy, TIAA Life has concluded that these securities are not other-than-temporarily impaired. Additionally, TIAA Life currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date (in thousands):

	Scheduled Maturity of Bonds
	December 31, 2023			December 31, 2022
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$249,044	2%	$246,233	$359,227	3%	$356,127
Due after one year through five years	3,221,609	25%	3,071,351	2,841,696	21%	2,657,983
Due after five years through ten years	4,479,762	34%	4,025,555	4,732,489	36%	4,038,504
Due after ten years	$3,607,444	27%	3,129,452	3,793,724	28%	3,154,122

Subtotal	$11,557,859	88%	$10,472,591	$11,727,136	88%	$10,206,736
Residential mortgage-backed securities	491,665	4%	439,790	519,888	4%	459,229
Commercial mortgage-backed securities	746,466	5%	641,442	687,433	5%	570,939
Asset-backed securities	341,152	3%	319,963	420,748	3%	387,156

Subtotal	$1,579,283	12%	$1,401,195	$1,628,069	12%	$1,417,324

Total	$13,137,142	100%	$11,873,786	$13,355,205	100%	$11,624,060

Cash, cash equivalents and short-term investments

Cash, cash equivalents, and short term investments increased by $166,229 thousand primarily driven by cash inflows at the end of the year from normal 529 Plans rebalancing with inflows into GFA that were still in the process of being reinvested into long-term assets as of December 31, 2023.

49	TIAA-CREF Investment Horizon Annuity Prospectus

Contract loans

Contract loans increased by $14,036 thousand primarily driven by one large loan made on a company owned policy in addition to other smaller loans made throughout the year due to higher demand compared to other types of borrowing.

Other invested assets

Other invested assets increased by $6,014 thousand primarily driven by an increase in receivables for securities due to normal fluctuations in timing of settlements.

Federal income tax recoverable/(payable) from/(to) TIAA

Federal income tax recoverable from TIAA increased $8,486 thousand and federal income tax payable to TIAA decreased $5,033 thousand due to timing differences between the accrual of taxes and payments made under the Tax Allocation Agreement.

Separate accounts

Separate account assets increase of $499,318 thousand was primarily driven by net appreciation of $514,157 thousand, primarily within VA-1 and VLI-1 ($423,508 thousand and $57,422 thousand, respectively), driven by increases in equity markets. Separate account liabilities increase was consistent with separate account assets.

Liabilities

Asset valuation reserve (“AVR”)

Asset valuation reserve (“AVR”) increase of $11,942 thousand was primarily driven by the basic contribution of $19,211 thousand, partially offset by the reserve objective adjustment of $7,905 thousand.

Interest maintenance reserve (“IMR”)

IMR decrease of $30,598 thousand was primarily due to $27,660 thousand of net realized capital losses deferred to IMR, net of tax, primarily from losses on corporate bonds, and IMR amortization of $3,329 thousand.

Capital and Surplus

Capital and surplus decreased $65,490 thousand driven by the following:

•	$118,100 thousand decrease due to dividend to TIAA in 2023

•	$11,942 thousand decrease due to an increase in AVR as noted above

•	Partially offset by $60,820 thousand increase from net income

Liquidity and Capital Resources

TIAA Life has a financial support agreement with TIAA. Under this agreement, TIAA will provide support so TIAA Life will have the greater of (a) capital and surplus of $250,000 thousand or (b) the amount of capital and surplus necessary to maintain TIAA Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or such other amount as necessary to maintain TIAA Life’s financial strength ratings at least the same as TIAA’s rating. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any creditor of TIAA Life with recourse to TIAA.

TIAA-CREF Investment Horizon Annuity Prospectus	50

TIAA Life maintains a $100,000 thousand unsecured 364-day revolving line of credit with TIAA. This line has an expiration date of June 28, 2024. As of December 31, 2023, $75,000 thousand of this facility was maintained on a committed basis, and there were no balances outstanding.

TIAA Life has no material off-balance sheet arrangements for financing or other purposes.

The following table presents TIAA Life’s total adjusted capital, as defined by the NAIC (in thousands):

	December 31,
	2023	2022	$ Variance
Total capital and surplus	$831,926	$897,416	$(65,490)
Asset valuation reserve (portion not utilized within cash flow testing)	89,743	77,801	11,942

Total adjusted capital	$921,669	$975,217	$(53,548)

TIAA Life’s total adjusted capital (excludes AVR) decrease of $53,548 thousand was primarily driven by a $118,100 thousand dividend to TIAA, partially offset by $60,820 thousand in net income.

TIAA Life’s financial strength (i.e., claims-paying ability) ratings are AA+ (Very Strong) from Standard and Poor’s, A++ (Superior) from A.M. Best Company, AAA (Exceptionally Strong) from Fitch Ratings, and A1 (Upper Medium Grade) from Moody’s Investors Service. Each rating agency independently assigns a rating based on its own independent review and takes into account a variety of factors, which are subject to change, in making its decision. Accordingly, there can be no assurance of the ratings that will be afforded in the future. These ratings do not apply to the separate accounts because the underlying assets have been allocated to specific separate account liabilities and generally are not available to fund the needs of TIAA Life’s general account.

A significant portion of TIAA Life’s general account investments consist of investment grade publicly-traded bonds, which can be readily converted to cash. TIAA Life carefully reviews its liquidity position on an ongoing basis.

The following table illustrates TIAA Life’s cash flows provided by or used in operating, investing, and financing activities for the following periods (in thousands):

	For Year Ended December 31,
			Increase/(decrease)			Increase/(decrease)
	2023	2022	$	%	2021	$	%
Net cash provided by operations	$116,829	$235,366	$(118,537)	(50)%	$245,208	$(9,842)	(4)%
Net cash provided by/(used in) investments	168,896	(894,125)	1,063,021	(119)%	(492,555)	(401,570)	82%
Net cash provided by/(used in) financing and other	(119,496)	590,507	(710,003)	(120)%	130,903	459,604	351%

Net change in cash, cash equivalents and short term investments	$166,229	$(68,252)	$234,481	(344)%	$(116,444)	$48,192	(41)%

Cash flow from operations is affected by the level of premiums from the sale of individual annuities and renewal premiums on life insurance products, investment income received, benefits paid, expenses paid, and customer decisions to move funds in or out of separate accounts. The $118,537 thousand decrease in net cash provided by operations was primarily due to higher benefits and lower premiums, partially offset by higher net transfers from separate accounts and higher net investment income.

51	TIAA-CREF Investment Horizon Annuity Prospectus

The $1,063,021 thousand increase in net cash from investment activities was primarily driven by the absence of higher purchases of long-term bonds due to lower GFA net inflows, largely driven by the absence of CalKids which was onboarded in 2022.

The $710,003 thousand decrease in net cash from financing activities was due primarily to net withdrawals on deposit-type contracts in 2023 as compared to net deposits in 2022 from GFA activity.

Contractual Obligations

As of December 31, 2023, TIAA Life did not have any significant current or future contractual obligations related to long-term debt, capital leases, operating leases, or purchase obligations.

Cash flows from the general account’s investments are anticipated to fully fund the general account’s obligations.

Legal Proceedings

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to TIAA Life’s financial position or the results of its operations.

TIAA Life receives and responds to subpoenas, examinations, or other inquiries from state and federal regulators, including state insurance commissioners; state attorneys general, and other state governmental authorities; the SEC, and federal governmental authorities. TIAA Life cooperates in connection with these inquiries and believes the ultimate liability that could result from litigation and proceedings would not have a material adverse effect on TIAA Life’s financial position.

TIAA-CREF Investment Horizon Annuity Prospectus	52

EXECUTIVE OFFICERS AND DIRECTORS

Directors

Bradley Finkle, 1973, Director (since 2018). Executive Vice President, Head of Complementary Businesses & CAO, Chief Operating Officer, Nuveen, Senior Managing Director, Chief Operating Officer, Nuveen (since 2019). Co-Head Nuveen Equities and Fixed Income, Nuveen and President, TIAA-CREF Funds and TIAA Investments (2017-2019). Senior Managing Director, President, TIAA Public Investments, (2016-2017). Managing Director, Investment Product Management (2010-2015).

Anne Dobkowski, 1967, Director (since 2020) Senior Managing Director, OCAO, Chief Administrative Officer, Chief Operating Officer, TIAA – TFS (2019-2020), Head of Business Management – TIAA TFS-CS (2014-2019), Special Assistant to TIAA CEO (2011-2014), Product Manager – Executive Compensation Plans (2008-2010), Implementation Manager (2004-2008), Liaison (1999-2004)

Timothy Penrose, 1978, Director (since 2021), Executive Vice President, Chief Risk Officer (since 2022), SMD, CRO, TIAA Financial Solutions and Client Services & Technology (2020-2022), SMD, CRO, Head of Operational Risk (May 2019-Oct 2020), SMD, Internal Audit (2016-2019), Managing Director, Internal Audit (2012-2016), Senior Director, IT Audit (2010 - 2012), TIAA.

Nicholas Calarco, 1972, Director (since 2021) Senior Vice President, Corporate Financial Planning & Analysis, TIAA (since May 2020), TIAA, Finance Executive, Bank of America (2001-2020).

Mohammad Ali Iqbal, 1980, Chairman, President and Chief Executive Officer (since 2023), Director (since 2021) SMD, President, TIAA Kaspick (since 2022). SMD, Head of Individual Solutions (Oct 2021-July 2022), Vice President, TFS Finance (June 2015-Sep 2021), TIAA, Director Finance, UBS Financial Services (2013-2015), Director – Operations Finance, UBS Financial Services (2006-2013), Financial Analyst, P&O Nedlloyd (2004-2006).

Keith Floman, 1969, Director, Investment Committee Chair (since 2022) Senior Vice President, Chief Actuary (since 2022), TIAA. Various Actuarial offices at Equitable (2006-2022).

Jill Richman, 1967, Director, Investment Committee Member (since 2023) Senior Director, Portfolio Management, Fixed Income, (since 2013). Senior Vice President, Wachovia Corp./Evergreen Investments (1993-2010).

Stacy Eisenhauer, 1978, Vice President and Chief Financial Officer (since 2017). Vice President and Chief Financial Officer (since 2017) TIAA-CREF Life Insurance Company. Vice President, Financial Control Management, VP, External Reporting (since 2017) Vice President, Regulatory Reporting ( since 2017). Director, Regulatory Reporting (2015-2017), Senior Manager, Securities Reporting (2013-2015) TIAA.

The Board has an Audit Committee that reviews the scope and results of the audit and other services provided by TIAA Life’s independent registered public accounting firm, and reviews and approves matters pertaining to accounting, internal control procedures, and related policies. The Board has an Executive Committee that has the full powers of the Board during intervals between the meetings of the Board, subject to applicable law. The Board has an Investment Committee that determines the investment policies and supervises the investment of the funds of TIAA Life. The Board has a Nominating Committee that nominates directors and executive officers and designates principal officers. The Board does not have a Compensation Committee because TIAA Life does not have any employees. The Board may, from time to time, establish certain other committees and subcommittees to facilitate the management of TIAA Life.

53	TIAA-CREF Investment Horizon Annuity Prospectus

Executive Officers

Stacy Eisenhauer, 1978, Vice President and Chief Financial Officer (since 2017). Vice President and Chief Financial Officer (since 2017). TIAA-CREF Life Insurance Company; Vice President, Regulatory Reporting (since 2017), Director, Regulatory Reporting (2015-2017), Senior Manager, Securities Reporting (2013-2015), TIAA.

Wayne A. Agard, 1972, Secretary (since March 2022). TIAA, Senior Director, Associate General Counsel & Assistant Corporate Secretary (since 2023). TIAA, Director, Associate General Counsel & Assistant Corporate Secretary (2022-2023). SVP, Counsel & Corporate Secretary, Brown Brothers Harriman & Co. (2013-2021). AVP, Senior Counsel & Assistant Corporate Secretary, Church Pension Group (1999-2013).

Christopher J. Heald, 1984, Vice President and Treasurer (since September 2022), Director and Interim Treasurer (7/22 – 9/22), Director and Assistant Treasurer (9/20 – 7/22), Treasury Manager (8/17 – 9/20), Senior Treasury Analyst (3/15 – 8/17) TIAA.

Carol Fracasso, 1963, Vice President and Consumer Services Officer (since 2017). Vice President and Consumer Services Officer (since 2017); Vice President, Head, Business Management (2016-2017), Vice President, Underwriting & New Business Operations (since 2013) TIAA-CREF Life Insurance Company. Vice President, TIAA (since 2013). Vice President and other positions, AXA Equitable Life Insurance (1986-2012).

Kenneth Reitz, 1957, General Counsel (since 2015). Managing Director and Associate General Counsel (since 2019), Senior Director and Associate General Counsel (since 2013), Director and Associate General Counsel (2011-2013), Associate General Counsel (2008-2011), TIAA. General Counsel, TIAA-CREF Life Insurance Company (since 2015).

Wayne Smiley, 1962, Chief Compliance Officer (since 2016); Chief Compliance Officer (2006-2011). Director, Compliance Officer II, TIAA (2006- 2018). Senior Director, Senior Compliance Officer, TIAA (since 2019). Chief Compliance Officer, TIAA-CREF Life Insurance Company (since 2016).

Audit Committee Financial Expert

The Board of Directors of TIAA Life has determined that Bradley Finkle, Mohammad Ali Iqbal, and Timothy Penrose are qualified and would serve as the Audit Committee financial experts on TIAA Life’s Audit Committee. These individuals are not independent of TIAA Life’s management.

Code of Conduct

The Board of Trustees of TIAA has adopted a code of conduct for senior financial officers, including its principal executive officer, principal financial officer, principal accounting officer, or controller, and persons performing similar functions, in conformity with rules promulgated under the Sarbanes- Oxley Act of 2002. The code of conduct is filed as an exhibit to this annual report. During the reporting period, there were no implicit or explicit waivers granted by the Registrant from any provision of the code of conduct.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Transactions, and Director Independence. Except for the agreements described below, there have been no transactions between TIAA Life and any related person since January 1, 2016, nor are any such related person transactions currently being contemplated, for which disclosure would be required.

TIAA-CREF Investment Horizon Annuity Prospectus	54

TIAA is the sole stockholder of TIAA Life, and TIAA Life and TIAA are parties to the following agreements:

Investment Management Agreement

The Investment Management Agreement provides that TIAA serves as investment adviser with respect to our investment portfolio that we maintain in connection with our business as an insurer. Under the Agreement, TIAA provides investment management services as we may request or as we may determine is reasonably necessary for the proper administration of our investment portfolio, and TIAA agrees to maintain sufficient facilities and trained personnel to perform those services. In consideration for the services provided under the Agreement, we agree to pay TIAA each calendar quarter a fee, which will be the cost to TIAA of performing the investment management services under the Agreement and to reimburse TIAA for any expenses relating to the performance of those services.

Amended and Restated Service Agreement

The Amended and Restated Service Agreement provides that TIAA will perform certain administrative and special services for our business operations, including accounting and bookkeeping services, treasury tasks, tax related services, provide operations systems, telecommunications and mail services, data processing services, maintenance of records, files and other information, legal advisory services, corporate secretarial services, actuarial advisory services, personnel services, public relations services, and such other services as we may request from time to time. In addition, the Agreement allows us to use, in our day-to-day operations, certain property, equipment, and facilities of TIAA, including, without limitation, data processing equipment, business property (whether owned or leased), and communication equipment. In consideration for the services provided under the Agreement, we agree to reimburse TIAA each quarter for the cost to TIAA of performing the services under the Agreement, as reasonably and equitably determined to be attributable to us by TIAA, including all direct and directly-allocable expenses, plus a reasonable charge for direct overhead as agreed to by us and TIAA from time to time.

Financial Support Agreement

We have a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA.

Tax Allocation Agreement

As a subsidiary of TIAA, we are included in TIAA’s consolidated group for U.S. federal income tax purposes. With respect to tax returns for any taxable period in which we are included in TIAA’s consolidated group, the amount of taxes to be paid by us is determined, subject to some adjustments, as if we filed our own separate tax return. Under the Tax Allocation Agreement, TIAA agrees to prepare, and TIAA Board of Overseers, the sole, collective owner of TIAA, will execute and file, all consolidated returns with respect to the consolidated group. We agree to pay to TIAA an amount equal to the federal income tax payments that we would be obligated to pay the federal government if we filed a separate return. TIAA agrees to pay each of its subsidiaries, including us, any reductions in the consolidated group’s federal income tax liability that are attributable to the tax losses of the subsidiary, and any refund owed to the subsidiary.

55	TIAA-CREF Investment Horizon Annuity Prospectus

Distribution Arrangements

Our affiliate, TIAA-CREF Individual & Institutional Services, LLC (“TC Services”), a subsidiary of TIAA, is authorized to distribute Contracts, issued through separate accounts for VA-1, VLI-1, and VLI-2 and distribute the IHA Contracts.

These services are provided via a direct agreement between us and TC Services. TC Services is compensated by us for all reasonable direct and directly allocable expenses it incurs in providing distribution services under the IHA Distribution Agreement, as reasonably and equitably determined to be attributable to TC Services.

SAGIC-related Arrangements

Nuveen Securities, LLC (“NSLLC”) is authorized to distribute the SAGIC contracts pursuant to a distribution agreement with us. We reimburse NSLLC at cost for all costs and expenses incurred by and directly or indirectly allocable to NSLLC in providing distribution services.

Our subsidiary, Teachers Advisors, LLC (“TAL”), acts as investment manager with respect to the assets of the SVSA-2 and SVSA-3 separate accounts pursuant to an investment management agreement. TAL has discretionary authority to invest the assets of the separate accounts, subject to certain investment guidelines. In consideration for the investment management services provided by TAL, we pay TAL a fee each calendar quarter based on the total market value of each separate account’s assets and reimburse TAL for any expenses related to performing its services.

Note Purchase Agreement

The Company provides a $100 million unsecured 364-day revolving line of credit arrangement with TIAA-CREF Life. This line has an expiration date of June 30, 2023 . As of December 31, 2021, $30 million of this facility was maintained on a committed basis, and there were no balances outstanding.

Service Agreement

Services for funding agreements used to fund certain qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly- owned subsidiary of TIAA is the program manager, are provided to TIAA Life by TFI pursuant to a Service Agreement between the Company and TFI.

Related Person Fees

For the services provided in accordance with the agreements identified above, we incurred $93 million in total fees to TIAA during the year ended December 31, 2023.

Transactions with Related Persons Prohibited

The Board of Directors and Executive Officers of TIAA Life, as employees of TIAA, must adhere to a Corporate Code of Conduct and a Code of Ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. The policies proscribe activities and transactions where the director’s or executive officer’s private interests interfere with the interests of TIAA, its affiliates and subsidiaries. Under these rules, no director or officer would be permitted to engage in transactions with TIAA for which disclosure is required under SEC rules. Annually, directors and executive officers must submit a form to TIAA’s General Counsel confirming that he or she has received, read and understands the Code of Ethics and has complied with the requirements of the Code; and notify the General Counsel promptly if he or she becomes aware of any existing or potential violation of this Code.

TIAA-CREF Investment Horizon Annuity Prospectus	56

A15449 (5/24)

TC Life Insurance Company Financials	B-1

Report of independent auditors

To the Board of Directors of TIAA-CREF Life Insurance Company

Opinions

We have audited the accompanying statutory-basis financial statements of TIAA-CREF Life Insurance Company (the “Company”), which comprise the statutory-basis statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, and the related statutory-basis statements of operations, of changes in capital and surplus, and of cash flows for each of the three years in the period ended December 31, 2023, including the related notes (collectively referred to as the “financial statements”).

Unmodified opinion on statutory basis of accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.

Adverse opinion on U.S. generally accepted accounting principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2023 and 2022, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2023.

Basis for opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for adverse opinion on U.S. generally accepted accounting principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Emphasis of matters

As discussed in Note 9 to the financial statements, the Company has entered into significant transactions with Teachers Insurance and Annuity Association of America (“TIAA”), its parent, and other subsidiaries of TIAA, which are related parties. Our opinion is not modified with respect to this matter.

As discussed in Note 1 to the financial statements, the Company no longer manufactures life insurance products for new customers and continues to service all existing life insurance contracts. Our opinion is not modified with respect to this matter.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting

B-2	TC Life Insurance Company Financials

from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 14, 2024

TC Life Insurance Company Financials	B-3

Statutory–basis statements of admitted assets, liabilities and capital and surplus

TIAA-CREF Life Insurance Company

	December 31,
(in thousands, except share amounts)	2023	2022

ADMITTED ASSETS

Bonds	$13,137,142	$13,355,205

Preferred stocks	9,755	9,376

Cash, cash equivalents and short-term investments	263,877	97,648

Contract loans	62,247	48,211

Other invested assets	10,704	4,690

Total cash and invested assets	13,483,725	13,515,130

Investment income due and accrued	103,762	100,958

Federal income tax recoverable from TIAA	8,486	—

Net deferred federal income tax asset	14,540	16,300

Reinsurance amounts receivable	7,524	8,529

Other assets	26,641	25,345

Separate account assets	4,465,616	3,966,298

Total admitted assets	$18,110,294	$17,632,560

LIABILITIES, CAPITAL AND SURPLUS

Liabilities

Reserves for life and health insurance, annuities and deposit-type contracts	$12,671,770	$12,610,944

Asset valuation reserve	89,743	77,801

Interest maintenance reserve	16,138	46,736

Federal income tax payable to TIAA	—	5,033

Other amounts payable on reinsurance	10,494	7,630

Other liabilities	36,792	32,524

Separate account liabilities	4,453,431	3,954,476

Total liabilities	17,278,368	16,735,144

Capital and surplus

Capital stock (2,500 shares of $1,000 par value common stock authorized, issued and outstanding)	2,500	2,500

Additional paid-in capital	777,500	777,500

Surplus (deficit)	51,926	117,416

Total capital and surplus	831,926	897,416

Total liabilities, capital and surplus	$18,110,294	$17,632,560

B-4	TC Life Insurance Company Financials	See notes to statutory-basis financial statements

Statutory–basis statements of operations

TIAA-CREF Life Insurance Company

	For the Years Ended December 31,
(in thousands)	2023	2022	2021

REVENUES

Insurance and annuity premiums and other considerations	$217,076	$258,298	$435,313

Net investment income	435,795	404,485	362,614

Commissions and expense allowances on reinsurance ceded	6,249	7,410	9,732

Reserve adjustments on reinsurance ceded	(27,409)	(11,453)	(7,468)

Separate account fees and other revenues	19,578	21,059	22,141

Total revenues	$651,289	$679,799	$822,332

EXPENSES

Policy and contract benefits	$561,980	$394,462	$398,599

Increase (decrease) in policy and contract reserves	(165,330)	3,237	46,123

Insurance expenses and taxes (excluding federal income taxes)	78,483	74,088	71,026

Commissions on premiums	3,153	4,209	5,649

Interest on deposit-type contracts	231,510	98,778	90,088

Net transfers to (from) separate accounts	(132,915)	(77,274)	58,877

Total expenses	$576,881	$497,500	$670,362

Income before federal income tax and net realized capital (losses)	74,408	182,299	151,970

Federal income tax expense	14,064	34,780	29,067

Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	476	(842)	(1,093)

Net income	$60,820	$146,677	$121,810

See notes to statutory-basis financial statements	TC Life Insurance Company Financials	B-5

Statutory–basis statements of changes in capital and surplus

TIAA-CREF Life Insurance Company

(in thousands)	Capital Stock	Additional Paid-In Capital	Surplus (Deficit)	Total

Balance, December 31, 2020	$2,500	$777,500	$38,783	$818,783

Net income (loss)	—	—	121,810	121,810

Change in net unrealized capital gains (losses) on investments, net of $302 in taxes			1,137	1,137

Change in reserve on account of change in valuation basis	—	—	1,568	1,568

Change in asset valuation reserve	—	—	(8,956)	(8,956)

Change in surplus in separate accounts	—	—	(719)	(719)

Change in liability for reinsurance in unauthorized companies	—	—	(11,600)	(11,600)

Change in net deferred income tax	—	—	3,346	3,346

Change in non-admitted assets:

Deferred federal income tax asset	—	—	(3,418)	(3,418)

Deferred premium asset limitation	—	—	1,304	1,304

Other assets	—	—	2	2

Dividends to stockholders	—	—	(81,600)	(81,600)

Balance, December 31, 2021	$2,500	$777,500	$61,657	$841,657

Net income (loss)	—	—	146,677	146,677

Change in net unrealized capital gains (losses) on investments, net of $179 in taxes	—	—	(825)	(825)

Change in asset valuation reserve	—	—	(12,844)	(12,844)

Change in surplus in separate accounts	—	—	(1,011)	(1,011)

Change in liability for reinsurance in unauthorized companies	—	—	5,260	5,260

Change in net deferred income tax	—	—	(1,282)	(1,282)

Change in non-admitted assets:

Deferred federal income tax asset	—	—	348	348

Deferred premium asset limitation	—	—	4,032	4,032

Other assets	—	—	(696)	(696)

Dividends to stockholders	—	—	(83,900)	(83,900)

Balance, December 31, 2022	$2,500	$777,500	$117,416	$897,416

Net income (loss)	—	—	60,820	60,820

Change in net unrealized capital gains (losses) on investments, net of $80 in taxes	—	—	299	299

Change in asset valuation reserve	—	—	(11,942)	(11,942)

Change in surplus in separate accounts	—	—	345	345

Change in liability for reinsurance in unauthorized companies	—	—	1,362	1,362

Change in net deferred income tax	—	—	(393)	(393)

Change in non-admitted assets:

Deferred federal income tax asset	—	—	(1,287)	(1,287)

Deferred premium asset limitation	—	—	3,607	3,607

Other assets	—	—	(201)	(201)

Dividends to stockholders	—	—	(118,100)	(118,100)

Balance, December 31, 2023	$2,500	$777,500	$51,926	$831,926

B-6	TC Life Insurance Company Financials	See notes to statutory-basis financial statements

Statutory–basis statements of cash flows

TIAA-CREF Life Insurance Company

	For the Years Ended December 31,
(in thousands)	2023	2022	2021

CASH FROM OPERATIONS

Insurance and annuity premiums and other considerations	$216,975	$263,068	$435,901

Net investment income	424,010	384,536	362,285

Separate account fees and other revenues	25,808	27,061	31,658

Total Receipts	666,793	674,665	829,844

Policy and contract benefits	582,665	403,507	416,205

Commissions and expenses paid	81,484	77,751	76,745

Federal income taxes paid	19,761	40,213	34,054

Net transfers to/(from) separate accounts	(133,946)	(82,172)	57,632

Total Disbursements	549,964	439,299	584,636

Net cash from operations	116,829	235,366	245,208

CASH FROM INVESTMENTS

Proceeds from long-term investments sold, matured, or repaid:

Bonds	973,560	2,010,817	1,222,345

Net gains on cash, cash equivalents and short-term investments	20	27	4

Miscellaneous proceeds	—	5,968	—

Cost of investments acquired:

Bonds	784,515	2,907,565	1,697,286

Net increase in contract loans	14,036	3,372	1,750

Stocks	—	—	8,400

Miscellaneous applications	6,133	—	7,468

Net cash used in investments	168,896	(894,125)	(492,555)

CASH FROM FINANCING AND OTHER

Net deposits/(withdrawals) on deposit-type contracts funds	(7,113)	677,713	192,558

Dividends to stockholders	(118,100)	(83,900)	(81,600)

Other cash provided (applied)	5,717	(3,306)	19,945

Net cash from financing and other	(119,496)	590,507	130,903

NET CHANGE IN CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS	166,229	(68,252)	(116,444)

CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	97,648	165,900	282,344

CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS, END OF YEAR	$263,877	$97,648	$165,900

See notes to statutory-basis financial statements	TC Life Insurance Company Financials	B-7

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

December 31, 2023

Note 1—organization and operations

TIAA-CREF Life Insurance Company commenced operations as a stock life insurance company under the insurance laws of the State of New York on December 18, 1996, under its former name, TIAA Life Insurance Company, and changed its name to TIAA-CREF Life Insurance Company (“TIAA Life” or the “Company”) on May 1, 1998. TIAA Life is a direct wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA” or the “Parent”), a stock life insurance company established under the insurance laws of the State of New York in 1918.

The Company issues non-qualified annuity contracts with fixed and variable components, funding agreements issued directly to states in support of state sponsored 529 college savings and scholarship plans, and single premium immediate annuities.

The Company no longer manufactures life insurance products for new customers, but continues to offer an existing universal life policy as a permanent life insurance conversion option for owners of TIAA Life term life insurance policies with conversion privileges. The Company continues to service all existing contracts on life insurance products.

Note 2—significant accounting policies

Basis of presentation:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income and capital and surplus between NAIC SAP and the New York SAP annual statement filed with the Department.

	For the Years Ended December 31,
(in thousands)	NAIC SAP#	Financial Statement Line	2023	2022	2021

Net income (loss), New York SAP			$60,820	$146,677	$121,810

New York SAP Prescribed Practices that are an increase/(decrease) to NAIC SAP:

Additional Reserves for term conversions	51R	Increase/(decrease) in policy and contract reserves	(631)	19	(377)

Additional Reserves for Variable Annuities	51R	Increase/(decrease) in policy and contract reserves	(31)	10	27

Net income (loss), NAIC SAP			$60,158	$146,706	$121,460

Capital and surplus, New York SAP			$831,926	897,416	$841,657

New York SAP Prescribed Practices that are an increase/(decrease) to NAIC SAP:

Deferred premium asset limitation	51R, 61R	Other assets	509	589	669

Additional Reserves for term conversions	51R	Reserves for life and health insurance, annuities and deposit-type contracts	5,487	6,118	6,099

Additional Reserves for Variable Annuities	51R	Reserves for life and health insurance, annuities and deposit-type contracts	6	37	27

Capital and surplus, NAIC SAP			$837,928	$904,160	$848,452

The deferred premium asset limitation results from the NYDFS Circular Letter No. 11 (2010), which prescribed the calculation and clarified the accounting for deferred premium assets when reinsurance is involved.

The additional reserve for the term conversions results from the Department requiring in Regulation No. 147 (11 NYCRR 98) Valuation of Life Insurance Reserves Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

The additional reserve for variable annuities results from the Department prescribing a floor under Regulation No. 213 (11 NYCRR 103), Principle-Based Reserving. Therefore, the Company’s reported reserve for variable annuities is the greater of those prescribed under the NAIC Valuation Manual (“VM”) in section VM-21 Requirements for Principle-Based Reserves for Variable Annuities (“VM-21”), and Regulation No. 213.

B-8	TC Life Insurance Company Financials

continued

The Company’s risk based capital as of December 31, 2023 and 2022 would not have triggered a regulatory event without the use of the New York SAP prescribed practices.

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	Investments in bonds considered to be “available for sale” are carried at fair value rather than at amortized cost under NAIC SAP;

•

Impairments on securities (other than loan-backed and structured securities) due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, non-interest related other-than-temporary impairment losses shall be recorded through the asset valuation reserve (“AVR”), while interest related other-than-temporary impairment losses may be recorded through the Interest Maintenance Reserve (“IMR”) in certain circumstances;

•	If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a liability rather than as a negative asset under NAIC SAP;

•

Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings rather than as unrealized losses on impairments included in the AVR, which is a component of surplus under NAIC SAP;

•

Changes in the value of certain other invested assets accounted for under the equity method of accounting are recorded through earnings rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary under NAIC SAP;

•

Contracts that contain an embedded derivative are bifurcated from the host contract and accounted for separately under GAAP, whereas under NAIC SAP, the embedded derivative is not bifurcated between components and is accounted for as part of the host contract;

•	All derivative instruments are carried at fair value under GAAP, whereas under NAIC SAP, certain derivative instruments are carried at amortized cost;

•

Changes in the fair value of derivative instruments are generally reported through earnings unless they qualify and are designated for cash flow or net investment hedge accounting, whereas under NAIC SAP, changes in the fair value of derivative instruments not carried at amortized cost are recorded as unrealized capital gains or losses and reported as changes in surplus;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves under NAIC SAP;

•	The AVR is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

•

The IMR is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold under NAIC SAP;

•	Dividends on participating policies are accrued when earned under GAAP rather than being recognized for the year when they are approved under NAIC SAP;

•

Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued rather than being expensed when incurred under NAIC SAP;

TC Life Insurance Company Financials	B-9

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

December 31, 2023

•

Policy and contract reserves are based on management’s best estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements under NAIC SAP;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•

Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, an annuity contract containing a life contingency is required to be classified as a life insurance contract, regardless of the significance of any mortality and morbidity risk, and amounts received and paid under these contracts are reported as revenue and benefits, respectively;

•

Assets and liabilities are reported gross of reinsurance under GAAP and net of reinsurance under NAIC SAP. Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance under NAIC SAP. Transactions recorded as financing have no impact on premiums or losses incurred, while under NAIC SAP, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses;

•

When reserves ceded to an unauthorized reinsurer exceed the assets or letters of credit supporting the reserves no liability is established under GAAP. Under NAIC SAP, a liability is established and changes to these amounts are credited or charged directly to unassigned surplus (deficit).

The effects of these differences, while not determined, are presumed to be material.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

The most significant estimates include those used in the recognition of OTTIs, reserves for life and health insurance, annuities and deposit-type contracts and the valuation of deferred tax assets.

The Russian invasion of Ukraine and the conflict in the Middle East have created significant uncertainties in the global financial markets and economies. The duration and extent of these uncertainties and the related impact over the long-term cannot be reasonably estimated at this time. While not currently expected to be material, TIAA Life will continue to monitor the impact on the Company’s business, results of operations, investments, and cash flows.

Reclassifications: Certain prior year amounts within these financial statement footnotes have been reclassified to conform to the current year presentation. No reclassifications were made to the Statements of Admitted Assets, Liabilities, and Capital and Surplus and the related Statements of Operations, Changes in Capital and Surplus, and Cash Flows.

Accounting policies:

The following is a summary of the significant accounting policies followed by the Company:

Bonds: Bonds are stated at amortized cost using the constant yield method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. NAIC ratings are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. Bonds are recorded on a trade date basis, except for private placement bonds, which are recorded on the funding date. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost bases, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

B-10	TC Life Insurance Company Financials

continued

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or the Company does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

Preferred Stocks: Non-perpetual preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6, which are stated at the lower of amortized cost or fair value. Perpetual and mandatory convertible preferred stocks are carried at fair value. The fair values of preferred stocks are determined using prices provided by independent pricing services or internally developed pricing models and the fair value is capped by any currently effective call price. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Other Invested Assets: Other invested assets include the Company’s investments in surplus notes, which are stated at amortized cost and receivables for securities. All of the Company’s investments in surplus notes have an NAIC 1 rating designation.

The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the Company’s direct investment to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost. If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a negative asset.

Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances. Interest income accrued on contract loans past due 90 days or more are included in the unpaid balance of the loan. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are maintained for the benefit of separate account contract holders. In accordance with the provisions of the separate account products, some separate account assets are considered legally insulated, which prevents such assets from being generally available to satisfy claims resulting from the general account. The Company’s separate accounts are legally insulated from the general account with the exception of the Separate Account MVA-1, which is not legally insulated. Separate account assets are accounted for at fair value. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus in the accompanying Statements of Changes in Capital and Surplus.

TC Life Insurance Company Financials	B-11

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

December 31, 2023

At December 31, the major categories of assets that are non-admitted are as follows (in thousands):

	2023	2022	Change

Net deferred tax assets	$35,344	$34,057	$1,287

Deferred premium assets	26,285	29,892	(3,607)

Sundry receivables	921	720	201

Total	$62,550	$64,669	$(2,119)

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations. The Company’s funding agreements that are issued directly to states in support of state sponsored 529 college savings and scholarship plans do not contain life contingencies and are accounted for as deposit-type contracts.

Reinsurance: The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. A liability is established for reserves ceded to unauthorized reinsurers which are not secured by or in excess of letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Reinsurance premiums, benefits and reserves are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The Company records a receivable for reinsured benefits paid but not yet reimbursed by the reinsurer and reduces policyholders’ reserves for the portion of insurance liabilities that are reinsured. Commissions and expense allowances on reinsurance ceded are reported as income in the summary of operations, and the balance sheet provision for due and accrued amounts is reported as an asset. Amounts shown in the financial statements are reported net of the impact of reinsurance.

Asset Valuation Reserve and Interest Maintenance Reserve: Mandatory reserves have been established for the General Account and Separate Account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable General Account and Separate Account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the General Account, as well as any Separate Accounts not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer.

Net Realized Capital Gains (Losses): Realized capital gains (losses), net of taxes, exclude gains (losses) deferred into the IMR and gains (losses) of the separate accounts. Realized capital gains (losses), including OTTI, are recognized in net income and are determined using the specific identification method.

Federal Income Taxes: Current federal income taxes are charged or credited based upon amounts estimated to be payable or recoverable as a result of operations for the current year and any adjustments to such estimates from prior years. Deferred federal income tax assets (“DTAs”) and deferred federal income tax liabilities (“DTLs”) are recognized for expected future tax consequences of temporary differences between statutory and taxable income. Temporary differences are identified and measured using a balance sheet approach whereby statutory and tax balance sheets are compared. Changes in DTAs and DTLs are recognized as a separate component of surplus except for net deferred taxes related to the unrealized appreciation or depreciation on investments, which are included in the change in unrealized capital gains (losses) on investments. Net DTAs are admitted to the extent permissible. Gross DTAs are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the gross DTA will not be realized. The Company is required to establish a tax loss contingency if it is more likely than not that a tax position will not be sustained. The amount of the contingency reserve is management’s best estimate of the amount of the original tax benefit that could be reversed upon audit, unless the best estimate is greater than 50% of the original tax benefit, in which case the reserve is equal to the entire tax benefit.

B-12	TC Life Insurance Company Financials

continued

The Company files a consolidated federal income tax return with its parent, TIAA, and its subsidiaries. The consolidating companies participate in tax allocation agreements. The tax allocation agreements provide that each member of the group is allocated its share of the consolidated tax provision or benefit, determined generally on a separate company basis, but may, where applicable, recognize the tax benefits of net operating losses or capital losses utilizable by the consolidated group. Intercompany tax balances are settled quarterly on an estimated basis with a final settlement occurring within 30 days of the filing of the consolidated return.

Statements of Cash Flows: Noncash activities are excluded from the Statutory—Basis Statements of Cash Flows. These noncash activities for the years ended December 31, include the following (in thousands):

	2023	2022	2021

Exchange/restructure/transfer of bond investments	$120,845	$152,152	$58,809

Capitalized interest on bonds	$2,625	$2,796	$2,682

Interest credited on deposit-type contracts	$230,650	$97,992	$89,488

Deposits of bond investments on deposit-type contracts	$—	$—	$783,824

Application of new accounting pronouncements:

Recently issued accounting pronouncements:

In August 2023, the NAIC adopted revisions to SSAP 26R, Bonds, SSAP 43R, Loan-Backed and Structured Securities and other SSAPs as part of the principles-based bond definition project. These revisions incorporate principle concepts on what should be reported as a long-term bond, and the accounting and reporting guidance for such bonds. Eligible bonds must qualify as either an issuer credit obligation or an asset backed security. The revisions are effective January 1, 2025. Investments that were reported as a bond within the investment reporting schedules within the Annual Statement as of December 31, 2024, that do not qualify under the principle-based bond concepts shall be reported as a disposal from the bond schedule, with a reacquisition on the appropriate reporting schedule and a corresponding change in accounting treatment as of January 1, 2025. The Company is still evaluating the impact of the adoption of the principles-based bond definition.

In December 2023, the NAIC adopted revisions to the Annual Statement Instructions related to specific allocations to the IMR and AVR. The principal concept of the IMR and AVR is that interest-related losses go to IMR, and non-interest-related losses go to AVR. The current annual statement instructions have permitted unintended allocations that appear to direct an entity to allocate non-interest-related losses to IMR rather than correctly to the AVR. The updated guidance requires an entity to consider downgrades of debt securities within a reasonable period after sale or disposal to determine whether realized losses should go to IMR or AVR. Additionally, the revised guidance has added loans with an established valuation allowance to the criteria for losses reported to AVR. These revisions are effective on January 1, 2024. The Company is still evaluating the impact of this adoption.

In December 2023, the NAIC proposed revisions to SSAP No. 2R, Cash, Cash Equivalents, Drafts, and Short-Term Investments which explicitly preclude all investments reported as Other Invested Assets within the investment reporting schedules within the Annual Statement and mortgage loans in the scope of SSAP No. 37, Mortgage Loans from being classified as cash equivalents or short-term investments. These amendments are effective on January 1, 2025. The Company is still evaluating the impact of this adoption.

Recently adopted accounting pronouncements:

In March 2023, the NAIC adopted revisions to SSAP No. 34, Investment Income Due and Accrued. The revisions provided additional disclosures for interest income due and PIK interest included in current principal balances. The revisions are effective December 31, 2023 and did not have a material impact to the financial statements.

In March 2023, the NAIC adopted revisions to SSAP No. 100R, Fair Value. The revisions adopt ASU 2022-03, Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions to provide clarity in situations involving equity securities that have restrictions related to the sale of the asset. The adoption does not incorporate the GAAP disclosures on sales restrictions, but clarifies that items restricted as to sale would be captured as restricted assets and subject to admittance considerations. The revisions are effective immediately and did not have a material impact to the Company.

In August 2023, the NAIC adopted Interpretation 23-01, Net Negative (Disallowed) Interest Maintenance Reserves (“INT 23-01”), which provides a temporary option to allow reporting entities with risk-based capital (“RBC”) greater than 300% of authorized control level (after certain adjustments) to admit net negative IMR. This admittance of net negative (disallowed) IMR is limited to 10% of adjusted capital and surplus. INT 23-01 also includes guidance on the accounting for losses from fair value derivatives and negative IMR at separate accounts, and specific reporting and disclosure requirements. INT 23-01 is effective immediately and will remain in effect until December 31, 2025. The Company adopted INT 23-01 and it did not have a material impact to the financial statements.

TC Life Insurance Company Financials	B-13

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

December 31, 2023

In August 2023, the NAIC adopted revisions to clarify how paid-in-kind (“PIK”) interest is calculated for relevant disclosures. The revisions also provide a practical expedient for determining the PIK interest in the cumulative balance by subtracting the original principal or par value from the current principal or par value. The guidance is effective for 2023 year-end reporting and did not have a material impact to the financial statements.

In September 2023, the NAIC adopted revisions to SSAP No. 43R, Loan-Backed and Structured Securities, and SSAP No. 48, Joint Ventures, Partnerships and Limited Liability Companies, to clarify the scope and reporting for investment structures that represent residual interests or a residual security tranche (collectively referred to as residuals). The revisions are effective for year-end December 31, 2023 and did not have a material impact to the financial statements.

In September 2023, the NAIC adopted certain accounting practices within Interpretation 2023-03, Inflation Reduction Act (“the Act”)—Corporate Alternative Minimum Tax (“CAMT”) (“INT 23-03”). The Act imposes a CAMT to the excess of 15% of a corporation’s adjusted financial statement income over its corporate alternative minimum foreign tax credit. INT 23-03 provides guidance for CAMT reporting on or after year-end 2023 and includes accounting, the statutory valuation allowance, admissibility, and transition. Pursuant to the guidance in INT 23-03, the Company has determined as of the reporting date that it will not be an applicable entity and will not be liable for CAMT in 2023.

In December 2023, the NAIC proposed revisions to SSAP No. 30R, Unaffiliated Common Stock and SSAP No. 32R, Preferred Stock. These revisions added language to explicitly clarify that investments that are in the form of either common or preferred stock but that are in-substance residual interests or a residual security tranche (that is, meeting the definition of such residuals in SSAP No. 43R, Loan-Backed and Structured Securities or SSAP No. 48, Joint Ventures, Partnerships and Limited Liability Companies) must be reported as Other Invested Assets and included as residuals within the investment reporting schedules within the Annual Statement. These revisions are effective December 31, 2023 and did not have a material impact on the financial statements.

Note 3—long-term bonds

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, are shown below (in thousands):

	2023
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value

Bonds:

U.S. governments	$109,902	$76	$(11,569)	$98,409

All other governments	89,759	283	(2,211)	87,831

States, territories & possessions	74,833	383	(1,479)	73,737

Political subdivisions of states, territories, & possessions	109,479	201	(10,238)	99,442

Special revenue & special assessment, non-guaranteed agencies & government	1,122,560	1,520	(134,553)	989,527

Industrial & miscellaneous	11,630,609	43,910	(1,149,680)	10,524,839

Hybrids	—	—	—	—

Total	$13,137,142	$46,373	$(1,309,730)	$11,873,785

	2022
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value

Bonds:

U.S. governments	$161,329	$21	$(15,527)	$145,823

All other governments	66,644	—	(3,262)	63,382

States, territories & possessions	48,408	98	(2,933)	45,573

Political subdivisions of states, territories, & possessions	81,936	56	(13,077)	68,915

Special revenue & special assessment, non-guaranteed agencies & government	1,169,852	223	(182,059)	988,016

Industrial & miscellaneous	11,822,035	15,993	(1,530,589)	10,307,439

Hybrids	5,000	—	(88)	4,912

Total	$13,355,204	$16,391	$(1,747,535)	$11,624,060

B-14	TC Life Insurance Company Financials

continued

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities that it deems to have an OTTI in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators, ratings agencies and various public sources; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations; and (h) the potential for impairment based on an estimated discounted cash flow analysis for loan-backed and structured securities. Where impairment is considered to be other-than-temporary, the Company recognizes a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value.

Unrealized Losses on Bonds: The gross unrealized losses and estimated fair values for bonds by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in thousands):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

December 31, 2023

All other bonds	$216,957	$(6,820)	$210,137	$10,133,840	$(1,122,655)	$9,011,185

Loaned-backed and structured bonds	21,676	(471)	21,205	1,412,665	(179,784)	1,232,881

Total	$238,633	$(7,291)	$231,342	$11,546,505	$(1,302,439)	$10,244,066

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

December 31, 2022

All other bonds	$8,250,652	$(938,074)	$7,312,578	$3,114,164	$(598,227)	$2,515,937

Loaned-backed and structured bonds	936,198	(89,278)	846,920	662,224	(121,958)	540,266

Total	$9,186,850	$(1,027,352)	$8,159,498	$3,776,388	$(720,185)	$3,056,203

Estimated fair values for bonds are subject to market fluctuations, including changes in interest rates. Generally, if interest rates increase, the value of bonds will decrease, and conversely a decline in general interest rates will tend to increase the value of bonds. During 2022, the rise in interest rates drove declines in the estimated fair values for bonds seen in the less than twelve months amount as of December 31, 2022. During 2023, interest rates stabilized which resulted in bonds continuing to be in unrealized loss positions. As a result, the majority of the bonds with unrealized losses in the less than twelve months amount as of December 31, 2022 migrated to the twelve months or more amount as of December 31, 2023. Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other-than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

TC Life Insurance Company Financials	B-15

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

December 31, 2023

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date (in thousands):

	December 31, 2023		December 31, 2022
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value

Due in one year or less	$249,044	$246,233	$359,227	$356,127

Due after one year through five years	3,221,609	3,071,351	2,841,696	2,657,983

Due after five years through ten years	4,479,762	4,025,555	4,732,489	4,038,504

Due after ten years	3,607,444	3,129,452	3,793,724	3,154,122

Subtotal	11,557,859	10,472,591	11,727,136	10,206,736

Residential mortgage-backed securities	491,665	439,790	519,888	459,229

Commercial mortgage-backed securities	746,466	641,442	687,433	570,939

Asset-backed securities	341,152	319,963	420,748	387,156

Subtotal	1,579,283	1,401,195	1,628,069	1,417,324

Total	$13,137,142	$11,873,786	$13,355,205	$11,624,060

The following table presents the carrying value of the long-term bond portfolio by investment grade as of December 31, (in thousands):

	2023		2022

NAIC 1 and 2	$13,069,532	99.5%	$13,312,393	99.7%

NAIC 3 through 6	67,610	0.5	42,812	0.3

Total	$13,137,142	100.0%	$13,355,205	100.0%

Bond Diversification: The carrying values of long-term bond investments were diversified by the following classification at December 31, as follows:

	2023	2022

Finance and financial services	24.4%	26.4%

Manufacturing	15.3	16.7

Public Utilities	11.2	12.3

Services	8.3	5.1

Revenue and special obligations	7.7	7.2

Commercial mortgage-backed securities	5.7	5.1

Real estate investment trusts	5.3	5.3

Oil and gas	4.8	3.6

Residential mortgage-backed securities	3.7	3.9

Communications	3.2	3.4

Retail & Wholesale Trade	3.2	3.0

Transportation	2.7	3.3

Asset-backed securities	2.6	3.2

Other governments	0.7	0.3

Mining	0.6	0.4

U.S. governments	0.3	0.4

Other	0.3	0.4

Total	100.0%	100.0%

Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.

B-16	TC Life Insurance Company Financials

continued

Note 4—investment income and capital gains and losses

Net Investment Income: The components of net investment income for the years ended December 31, are as follows (in thousands):

	2023	2022	2021

Bonds	$439,192	$406,788	$368,507

Stocks	357	357	180

Other invested assets	335	336	338

Cash, cash equivalents and short-term investments	2,578	606	26

Contract loans	2,567	2,115	2,017

Total gross investment income	445,029	410,202	371,068

Investment expenses	(12,172)	(11,984)	(13,297)

Net investment income before amortization/(accretion) of IMR	432,857	398,218	357,771

Amortization/(accretion) of IMR	2,938	6,267	4,843

Net investment income	$435,795	$404,485	$362,614

The gross, nonadmitted and admitted amounts for interest income due and accrued for the years ended December 31, 2023, 2022 and 2021 are as follows (in thousands):

Interest Income Due and Accrued	2023	2022

Gross	$103,762	$100,958

Nonadmitted	$—	$—

Total Admitted	$103,762	$100,958

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions of investments and write-downs due to OTTI for the years ended December 31, are as follows (in thousands):

	2023	2022	2021

Bonds	$(35,025)	$17,455	$14,835

Cash, cash equivalent and short-term investments	20	27	4

Total before capital gain (loss) tax and transfers to IMR, net of taxes	(35,005)	17,482	14,839

Transfers to IMR, net of taxes	27,660	(13,848)	(11,658)

Capital gain/loss tax benefit (expense)	7,821	(4,476)	(4,274)

Net realized capital gains (losses) less capital gains tax, after transfers to IMR	$476	$(842)	$(1,093)

Write-downs of investments resulting from OTTI, included in the preceding table, are as follows for the years ended December 31 (in thousands):

	2023	2022	2021

Other-than-temporary impairments:

Bonds	$2,954	$2,713	$1,048

Information related to the sales of long term bonds for the years ended December 31 are as follows (in thousands):

	2023	2022	2021

Proceeds from sales	$353,109	$1,479,024	$272,978

Gross gains on sales	$645	$27,902	$9,640

Gross losses on sales	$26,235	$4,130	$596

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

TC Life Insurance Company Financials	B-17

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

December 31, 2023

Note 5—disclosures about fair value of financial instruments

Fair value of financial instruments

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stock when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price in a hypothetical market. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.

The Company’s financial assets and liabilities have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100R, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.

Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

B-18	TC Life Insurance Company Financials

continued

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy, with no fair values approximated by net asset value (“NAV”), at December 31, 2023 (in thousands):

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3

Assets:

Bonds	$11,873,785	$13,137,142	$—	$11,869,309	$4,476

Preferred stock	7,746	9,755	1,355	6,391	—

Other invested assets	4,741	4,596	—	4,741	—

Separate account assets	4,465,616	4,465,616	4,443,608	22,008	—

Contract loans	62,247	62,247	—	—	62,247

Cash, cash equivalent & short term investments	263,878	263,877	—	263,878	—

Total	$16,678,013	$17,943,233	$4,444,963	$12,166,327	$66,723

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3

Liabilities:

Deposit-type contracts	$9,024,907	$9,024,907	$—	$—	$9,024,907

Separate account liabilities	4,453,431	4,453,431	—	—	4,453,431

Total	$13,478,338	$13,478,338	$—	$—	$13,478,338

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy, with no fair values approximated by NAV, at December 31, 2022 (in thousands):

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3

Assets:

Bonds	$11,624,060	$13,355,205	$—	$11,618,711	$5,349

Preferred stock	6,990	9,376	976	6,014	—

Other invested assets	4,821	4,621	—	4,821	—

Separate account assets	3,966,298	3,966,298	3,950,875	15,423	—

Contract loans	48,211	48,211	—	—	48,211

Cash, cash equivalent & short term investments	97,666	97,648	1,679	95,987	—

Total	$15,748,046	$17,481,359	$3,953,530	$11,740,956	$53,560

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3

Liabilities:

Deposit-type contracts	$8,801,780	$8,801,780	$—	$—	$8,801,780

Separate account liabilities	3,954,476	3,954,476	—	—	3,954,476

Total	$12,756,256	$12,756,256	$—	$—	$12,756,256

The estimated fair values of the financial instruments presented above were determined by the Company using market information available as of December 31, 2023 and 2022. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Preferred stocks and separate account assets in Level 1 primarily include exchange traded equities and mutual fund investments valued by the respective mutual fund companies. Cash in Level 1 represents cash on hand.

Level 2 financial instruments

Bonds in Level 2 are valued principally by third party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When

TC Life Insurance Company Financials	B-19

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

December 31, 2023

recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for loan-backed and structured securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

Preferred stocks included in Level 2 include those which are traded in an inactive market for which prices for identical securities are not available. Valuations are based principally on observable inputs including quoted prices in markets that are not considered active.

Other invested assets in Level 2 represent surplus notes and are valued by a third party pricing vendor using primarily observable market inputs. Observable inputs include benchmark yields, reported trades, market dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data.

Separate account assets in Level 2 consist principally of corporate bonds, short term government agency notes and commercial paper.

Cash included in Level 2 consist of outstanding disbursements in excess of cash on hand and are valued based on the carrying value of the outstanding disbursement, which approximates fair value. Cash equivalents and short term investments in Level 2 are valued principally by third party services using market observable inputs.

Level 3 financial instruments

Valuation techniques for bonds included in Level 3 are generally the same as those described in Level 2 except that the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.

Contract loans are fully collateralized by the cash surrender value of underlying insurance policies and are valued based on the carrying value of the loan, which approximates fair value, and are classified as Level 3.

Separate account liabilities are accounted for at fair value, except for deposit-type contracts, and reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Deposit-type contracts are valued based on the accumulated account value, which approximates fair value, and are classified as Level 3.

Assets and liabilities measured and reported at fair value

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value, with no fair values approximated by NAV, at December 31 (in thousands):

	2023
	Level 1	Level 2	Level 3	Total

Assets at fair value:

Preferred stock	$1,355	$—	$—	$1,355

Separate account assets	4,443,608	22,008	—	4,465,616

Total assets at fair value	$4,444,963	$22,008	$—	$4,466,971

Total liabilities at fair value	$—	$—	$—	$—

	2022
	Level 1	Level 2	Level 3	Total

Assets at fair value:

Preferred Stock	$976	$—	$—	$976

Separate account assets	3,950,875	15,423	—	3,966,298

Total assets at fair value	$3,951,851	$15,423	$—	$3,967,274

Total liabilities at fair value	$—	$—	$—	$—

B-20	TC Life Insurance Company Financials

continued

Reconciliation of Level 3 assets and liabilities measured and reported at fair value:

At December 31, 2023 and 2022, there are no assets or liabilities measured and reported at fair value using Level 3 inputs. The Company’s policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

Note 6—restricted assets

The following table provides information on amounts and the nature of assets pledged to others as collateral or otherwise restricted by the Company as of December 31 (in thousands):

	2023
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets

On deposit with states	$3,300	$—	$—	$—	$3,300	$7,897	$(4,597)	$—	$3,300	0.018%	0.018%

	2022
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets

On deposit with states	$7,897	$—	$—	$—	$7,897	$7,972	$(75)	$—	$7,897	0.045%	0.045%

Note 7—premiums and annuity considerations deferred and uncollected

Premium and annuity considerations deferred and uncollected at December 31 (in thousands):

	2023		2022
	Gross	Net of Loading	Gross	Net of Loading

Ordinary renewal	$21,083	$49,620	$19,514	$50,420

Total	$21,083	$49,620	$19,514	$50,420

Deferred premium is the portion of the annual premium not earned at the reporting date. Loading of deferred premium is an amount obtained by subtracting the net deferred premium from the gross deferred premium and generally includes allowances for acquisition costs and other expenses.

Uncollected premium is gross premium that is due and unpaid at the reporting date. Net premium is the amounts used in the calculation of reserves.

Note 8—separate accounts

The Company utilizes separate accounts to record and account for assets and liabilities for particular lines of business and/or transactions. As of December 31, 2023, the Company reported separate account assets and liabilities for the following products: variable life, variable annuity, fixed annuity, and group life.

The Company’s Separate Account VLI-1 (“VLI-1”) was established under New York law on May 23, 2001, for the purpose of issuing and funding flexible premium variable universal life insurance policies and is registered with the Securities and Exchange Commission (“Commission”) as a unit investment trust under the Investment Company Act of 1940, as amended (“1940 Act”). The assets of this account are carried at fair value.

The Company’s Separate Account VLI-2 (“VLI-2”) was established under New York law on February 15, 2012, for the purpose of issuing and funding group and individual variable life insurance policies and is registered with the Commission as a unit investment trust under the 1940 Act. The assets of this account are carried at fair value.

TC Life Insurance Company Financials	B-21

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

December 31, 2023

The Company’s Separate Account VA-1 (“VA-1”) was established under New York law on July 27, 1998, for the purpose of funding individual non-qualified variable annuities and is registered with the Commission as a unit investment trust under the 1940 Act. The assets of this account are carried at fair value.

The Company’s Separate Account MVA-1 (“MVA-1”) was established on July 23, 2008, as a non-unitized Separate Account that supports flexible premium deferred fixed annuity contracts subject to withdrawal charges and a market value adjustment feature. The assets of this account are carried at fair value.

In accordance with the domiciliary state procedures for approving items within the separate account, the separate account classifications of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference

TIAA Life VLI-1	Variable life	Section 4240 of the New York Insurance Law

TIAA Life VLI-2	Variable life	Section 4240 of the New York Insurance Law

TIAA Life VA-1	Variable annuity	Section 4240 of the New York Insurance Law

TIAA Life MVA-1	Fixed annuity	Section 4240 of the New York Insurance Law

In accordance with the provisions of the separate account products, some assets are considered legally insulated while others are not legally insulated from the general account. Legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

The Company’s “Separate account” assets includes both assets legally insulated and not legally insulated from the general account at December 31, as follows (in thousands):

	2023		2022
	Separate Account Assets		Separate Account Assets
Product	Legally Insulated	Not Legally Insulated	Legally Insulated	Not Legally Insulated

TIAA Life VLI-1	$480,535	$—	$398,868	$—

TIAA Life VLI-2	274,544	—	238,252	—

TIAA Life VA-1	3,682,926	—	3,302,294	—

TIAA Life MVA-1	—	27,611	—	26,884

Total	$4,438,005	$27,611	$3,939,414	$26,884

In accordance with the specific rules for products recorded within the separate account, some separate account liabilities are guaranteed by the general account.

The amount paid for risk charges is not explicit, but rather embedded within the mortality and expense charges. The separate accounts had no reserves for asset default risk that were recorded in lieu of contributions to AVR.

Although the Company owns the assets of these separate accounts, the separate accounts’ income, investment gains and investment losses are credited to or charged against the assets of the separate accounts without regard to the Company’s other income, gains or losses.

B-22	TC Life Insurance Company Financials

continued

Additional information regarding separate accounts of the Company is as follows for the years ended December 31, (in thousands):

	2023
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total

Premiums, considerations or deposits	$810	$—	$151,027	$151,837

Reserves

For accounts with assets at:

Fair value	$12,603	$2,824	$4,438,051	$4,453,478

Amortized cost	—	—	—	—

Total reserves	$12,603	$2,824	$4,438,051	$4,453,478

By withdrawal characteristics:

Subject to discretionary withdrawal:

With market value adjustment	$12,103	$2,824	$—	$14,926

At fair value	—	—	4,438,051	4,438,051

Not subject to discretionary withdrawal	500	—	—	500

Total reserves	$12,603	$2,824	$4,438,051	$4,453,477

	2022
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total

Premiums, considerations, or deposits	$259	$—	$165,168	$165,427

Reserves

For accounts with assets at:

Fair value	$15,101	$—	$3,937,593	$3,952,694

Amortized cost	—	—	—	—

Total reserves	$15,101	$—	$3,937,593	$3,952,694

By withdrawal characteristics:

Subject to discretionary withdrawal:

With market value adjustment	$14,751	$—	$—	$14,751

At fair value	—	—	3,937,593	3,937,593

Not subject to discretionary withdrawal	350	—	—	350

Total reserves	$15,101	$—	$3,937,593	$3,952,694

	2021
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total

Premiums, considerations, or deposits	$116	$—	$318,357	$318,473

Reserves

For accounts with assets at:

Fair value	$16,693	$—	$4,775,690	$4,792,383

Amortized cost	—	—	—	—

Total reserves	$16,693	$—	$4,775,690	$4,792,383

By withdrawal characteristics:

Subject to discretionary withdrawal:

With market value adjustment	$16,383	$—	$—	$16,383

At fair value	—	—	4,775,690	4,775,690

Not subject to discretionary withdrawal	310	—	—	310

Total reserves	$16,693	$—	$4,775,690	$4,792,383

TC Life Insurance Company Financials	B-23

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

December 31, 2023

The following is a reconciliation of transfers to (from) the Company to the Separate Accounts (in thousands):

	2023	2022	2021

Transfers as reported in the Summary of Operations of the separate accounts statement:

Transfers to separate accounts	$151,074	$164,515	$319,598

Transfers from separate accounts	(284,116)	(241,408)	(259,869)

Net transfers to (from) separate accounts	(133,042)	(76,893)	59,729

Reconciling adjustments:

Fund transfer exchange gain (loss)	127	(381)	(852)

Transfers as reported in the Company’s Statements of Operations	$(132,915)	$(77,274)	$58,877

Note 9—related party transactions

The majority of services for the operation of the Company are provided at cost by TIAA pursuant to a Service Agreement. Expense payments under the Service Agreement are made monthly by the Company to TIAA based on TIAA’s costs for providing such services. TIAA’s costs include employee benefit expenses, which are allocated based on salaries attributable to the Company. The Company also pays TIAA for investment advisory services and other administrative services for the Company’s insurance general account (the “General Account”) in accordance with an Investment Management Agreement. Further, TIAA entered into Investment Management Agreements with Teachers Advisors, LLC (“TAL”) and Nuveen Alternatives Advisors, LLC, each an indirect wholly-owned subsidiary of TIAA, appointing such affiliated advisors with authority to manage investments held within the Company’s General Account. The Company made payments to TIAA for the years ended December 31, as follows (in thousands):

	2023	2022	2021

Payments to TIAA

Operating expenses	$50,057	$49,846	$45,886

Investment expenses	10,674	11,400	13,156

Total	$60,731	$61,246	$59,042

TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA, is authorized to distribute contracts for the Separate Accounts. Expenses associated with the distribution services agreement for the years ended December 31, are as follows (in thousands):

	2023	2022	2021

Payments to Services	$535	$1,441	$3,113

The Company has a services agreement for certain funding agreements for qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of TIAA, is the program manager, are provided to the Company by TFI pursuant to a service agreement between the Company and TFI. Payments associated with this service agreement for the years ended December 31, are as follows (in thousands):

	2023	2022	2021

Payments to TFI	$32,658	$25,351	$21,489

The Company has a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that the Company will have the greater of (a) capital and surplus of $250,000 thousand or (b) the amount of capital and surplus necessary to maintain the Company’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or such other amount as necessary to maintain the Company’s financial strength ratings at least the same as TIAA’s rating. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any creditor of the Company with recourse to TIAA. During 2023, 2022, and 2021, there were no contributions from TIAA to the Company.

The Company maintains a $100,000 thousand unsecured 364-day revolving line of credit with TIAA. This line has an expiration date of June 28, 2024. As of December 31, 2023, $75,000 thousand of this facility was maintained on a committed basis and there was no balance outstanding.

B-24	TC Life Insurance Company Financials

continued

At December 31, 2023 or 2022, respectively, the Company has the following as amounts due to Parent and affiliates, which are reported in “Other liabilities” (in thousands):

	2023	2022

Amounts due to Parent and affiliates	$9,201	$7,496

Note 10—federal income taxes

The application of SSAP No. 101 Income Taxes requires a company to evaluate the recoverability of DTAs and to establish a valuation allowance if necessary to reduce the DTA to an amount which is more likely than not to be realized. Based on the weight of all available evidence, the Company has not recorded a valuation allowance on DTAs at December 31, 2023 or December 31, 2022.

The components of net DTAs and DTLs at December 31, are as follows (in thousands):

	2023			2022			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total

a) Gross deferred tax assets	$48,491	$4,374	$52,865	$49,284	$4,984	$54,268	$(793)	$(610)	$(1,403)

b) Statutory valuation allowance adjustments	—	—	—	—	—	—	—	—	—

c) Adjusted gross deferred tax assets (a–b)	48,491	4,374	52,865	49,284	4,984	54,268	(793)	(610)	(1,403)

d) Deferred tax assets non-admitted	31,271	4,073	35,344	29,290	4,766	34,056	1,981	(693)	1,288
e) Subtotal net admitted deferred tax asset (c-d)	17,220	301	17,521	19,994	218	20,212	(2,774)	83	(2,691)
f) Deferred tax liabilities	2,680	301	2,981	3,694	218	3,912	(1,014)	83	(931)

g) Net admitted deferred tax assets/(net deferred tax liability) (e–f)	$14,540	$—	$14,540	$16,300	$—	$16,300	$(1,760)	$—	$(1,760)

	2023			2022			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total

Admission calculation components SSAP No. 101 (in thousands)

a) Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—

b) Adjusted gross DTA expected to be realized (excluding the amount of DTA from (a) above after application of the threshold limitation. (The lesser of (b)1 and (b)2 below)	14,540	—	14,540	16,300	—	16,300	(1,760)	—	(1,760)
1. Adjusted gross DTA expected to be realized following the balance sheet date	14,540	—	14,540	16,300	—	16,300	(1,760)	—	(1,760)
2. Adjusted gross DTA allowed per limitation threshold	XXX	XXX	122,608	XXX	XXX	132,167	XXX	XXX	(9,559)

c) Adjusted gross DTA (excluding the amount of DTA from (a) and (b) above) offset by gross DTL	2,680	301	2,981	3,694	218	3,912	(1,014)	83	(931)

d) DTA admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$17,220	$301	$17,521	$19,994	$218	$20,212	$(2,774)	$83	$(2,691)

	2023	2022

(a) Ratiopercentage used to determinerecovery period and threshold limitation amount	1,082%	1,154%

(b) Amount of adjusted capital and surplus used to determine the threshold limitation in (b)2 above (in thousands)	$817,386	$881,116

TC Life Insurance Company Financials	B-25

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

December 31, 2023

	12/31/2023		12/31/2022		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col 1–3) Ordinary	(6) (Col 2–4) Capital

Impact of Tax Planning Strategies: (in thousands)

Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage

Adjusted gross DTA	$48,491	$4,374	$49,284	$4,984	$(793)	$(610)

Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	—%	—%	—%	—%	—%	—%

Net admitted adjusted gross DTA	$17,220	$301	$19,994	$218	$(2,774)	$83

Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	—%	—%	—%	—%	—%	—%

The Company does not have DTLs that are not recognized.

The Company does not use reinsurance in its tax planning strategies.

Current income taxes incurred consist of the following major components (in thousands):

	2023	2022	2021

Curret income tax:

Federal income tax expense	$13,284	$34,060	$28,238

Foreign taxes	—	—	—

Subtotal	$13,284	$34,060	$28,238

Federal income taxes expense/(benefit) on net capital gains/(losses)	(7,821)	4,256	4,274

Other	780	940	829

Federal and foreign income tax expense	$6,243	$39,256	$33,341

	12/31/2023	12/31/2022	Change

Deferred tax assets:

Ordinary:

Policyholder reserves	$10,304	$8,685	$1,619

Deferred acquisition costs	36,818	38,898	(2,080)

Other	1,369	1,701	(332)

Subtotal	$48,491	$49,284	$(793)

Non-admitted	31,271	29,290	1,981

Admitted ordinary deferred tax assets	$17,220	$19,994	$(2,774)

Capital:

Investments	$4,374	$4,984	$(610)

Net capital loss carry-forward	—	—	—

Subtotal	$4,374	$4,984	$(610)

Statutory valuation allowance adjustment	$—	$—	$—

Non-admitted	4,073	4,766	(693)

Admitted capital deferred tax assets	301	218	83

Admitted deferred tax assets	$17,521	$20,212	$(2,691)

Deferred tax liabilities:

Ordinary:

Reserve transition adjustment	$1,359	$2,039	$(680)

Investments	1,266	1,500	(234)

Other	55	155	(100)

Subtotal	$2,680	$3,694	$(1,014)

Capital:

Investments	$301	$218	$83

Deferred tax liabilities	$2,981	$3,912	$(931)

Net admitted deferred tax assets/liabilities	$14,540	$16,300	$(1,760)

B-26	TC Life Insurance Company Financials

continued

The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2023, are as follows (in thousands):

Description	Tax Effect	Effective Tax Rate

Provision computed at statutory rate	$8,275	21.00%

Dividends received deduction	(1,560)	(3.96)

Amortization of interest maintenance reserve	(617)	(1.57)

Tax-exempt interest	(38)	(0.10)

Liability for unauthorized reinsurance	286	0.73

Prior year true-up	192	0.49

Nonadmitted assets and other permanent differences	98	0.25

Total statutory income taxes	$6,636	16.84%

Federal and foreign income tax expense—ordinary	$14,064	35.69%

Federal and foreign income tax expense—capital	(7,821)	(19.85)

Change in net deferred income tax charge (benefit)	393	1.00

Total statutory income taxes	$6,636	16.84%

At December 31, 2023, the Company had no net operating loss (“NOL”) carry forwards or capital loss carry forwards.

Income tax, ordinary and capital available for recoupment from its parent, TIAA, in the event of future net losses include (in thousands):

Year Incurred	Ordinary	Capital	Total

2021	$—	$4,494	$4,494

2022	—	4,256	4,256

2023	—	—	—

Total	$—	$8,750	$8,750

There were no deposits to suspend interest on potential underpayments reported as admitted assets under IRC Section 6603 as the Company maintains NOL carryforwards.

The Company files a consolidated federal income tax return with its Parent and its affiliates:

1) 730 Texas Forest Holdings, Inc.

2) Seven30 Insurance (Bermuda) Co. Limited

3) AMC Holding, Inc.**

4) Business Property Lending Inc.**

5) CustomerOne Financial Network, Inc.**

6) GreenWood Resources, Inc.

7) MyVest Corporation

8) NIS/R&T, Inc.*

9) Nuveen Holdings, Inc.*

10) Nuveen Holdings 1, Inc.*

11) Nuveen Investments, Inc.*

12) Nuveen Investments Holdings, Inc.*

13) Nuveen Securities, LLC*

14) T-C Europe Holding, Inc.

15) T-C SP, Inc.

16) Teachers Insurance and Annuity Association of America

17) Terra Land Company

18) TIAA Board of Governors

19) TIAA-CREF Tuition Financing, Inc.

20) TIAA Commerical Finance, Inc.**

21) TIAA FSB Holdings, Inc.**

22) TIAA, FSB**

TC Life Insurance Company Financials	B-27

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

December 31, 2023

23) TIAA Trust, N.A.

24) Westchester Group Farm Management, Inc.

25) Westchester Group Investment Management Holding Company, Inc.

26) Westchester Group Investment Management, Inc.

27) Westchester Group Real Estate, Inc.

All consolidating companies, excluding those denoted with an asterisk (*) above, participate in a tax sharing agreement under the following criteria. Under the agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies included in this agreement are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return.

The companies denoted with an asterisk above (collectively, “Nuveen subgroup”), are subject to a separate tax sharing agreement, under which current federal income tax expense (benefit) is computed on a separate subgroup return basis. Under the Agreement, Nuveen Holdings 1, Inc (“Nuveen”) makes payments to TIAA for amounts equal to the federal income payments that the Nuveen subgroup would be obliged to pay the federal government if the Nuveen subgroup had actually filed a separate consolidated tax return. Nuveen is reimbursed for the subgroup losses to the extent that the subgroup tax return reflects a tax benefit that the Nuveen subgroup could have carried back to a prior consolidated return year.

The companies denoted with a double asterisk above (collectively “Bank subgroup”) are subject to a separate tax matters agreement. Under the agreement, current federal income tax expense (benefit) is computed on an adjusted separate subgroup return basis in accordance with the agreement.

The Company’s tax years 2018 through 2022 are open to examination by the Internal Revenue Service (“IRS’).

Corporate Alternative Minimum Taxes

The Act was enacted on August 16, 2022. The Act included a new CAMT which is a 15 percent tax on an applicable corporation’s adjusted financial statement income for the tax year, reduced by corporate alternative minimum foreign tax credits. The tax is effective for tax years beginning after 2022.

Under general statutory accounting principles, reporting entities filing statutory financial statements would normally have to consider the applicability of the CAMT, and if applicable, determine the impact on the statutory valuation allowance as well as assess DTAs for admissibility. Pursuant to guidance released by the Statutory Accounting Principles Working Group (“SAPWG”) within INT 23-03, the Company has determined as of the reporting date that it will not be an applicable entity and it will not be liable for CAMT in 2023.

Note 11—policy and contract reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151 and Actuarial Guideline 33 as applicable.

The Company maintains excess reserves based on VM-21 and Regulation 213 at the level of $1,577 thousand and $3,622 thousand as of December 31, 2023 and 2022, respectively. On this basis, the Company determined that the Company’s reserves are sufficient to meet its obligations.

The Company performed asset adequacy analysis to test the adequacy of its reserves in light of the assets supporting such reserves. This analysis reflected the requirements of the NYDFS and the NYDFS Special Considerations Letter, which specifies certain requirements related to reserves and asset adequacy analysis. The Company determined that its reserves are sufficient to meet its obligations for the years ending December 31, 2023 and 2022.

For the years ended December 31, 2023 and 2022, the Company did not have any Group Annuity reserves.

B-28	TC Life Insurance Company Financials

continued

Withdrawal characteristics of individual annuity reserves and deposit-type contracts at December 31 are as follows (in thousands):

	2023
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

INDIVIDUAL ANNUITIES:

Subject to Discretionary Withdrawal:

With Market Value Adjustment	$—	$14,926	$—	$14,926	0.4%

At fair value	—	—	3,622,778	3,622,778	78.0%

Total with market value adjustment or at fair value	$—	$14,926	$3,622,778	$3,637,704	78.4%

At book value without adjustment (minimal or no charge or adjustment)	864,978	—	—	864,978	18.6%

Not subject to discretionary withdrawal	139,502	—	—	139,502	3.0%

Total (direct + assumed)	$1,004,480	$14,926	$3,622,778	$4,642,184	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$1,004,480	$14,926	$3,622,778	$4,642,184

	2022
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

INDIVIDUAL ANNUITIES:

Subject to Discretionary Withdrawal:

With Market Value Adjustment	$—	$14,751	$—	$14,751	0.3%

At fair value	—	—	3,253,612	3,253,612	74.3%

Total with market value adjustment or at fair value	$—	$14,751	$3,253,612	$3,268,363	74.6%

At book value without adjustment (minimal or no charge or adjustment)	979,990	—	—	979,990	22.4%

Not subject to discretionary withdrawal	130,371	—	—	130,371	3.0%

Total (direct + assumed)	$1,110,361	$14,751	$3,253,612	$4,378,724	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$1,110,361	$14,751	$3,253,612	$4,378,724

	2023
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

DEPOSIT-TYPE CONTRACTS (no life contingencies):

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$62,402	$62,402	0.7%

At book value without adjustment (minimal or no charge or adjustment)	8,863,586	—	—	8,863,586	97.5%

Not subject to discretionary withdrawal	161,321	—	—	161,321	1.8%

Total (direct + assumed)	$9,024,907	$—	$62,402	$9,087,309	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$9,024,907	$—	$62,402	$9,087,309

TC Life Insurance Company Financials	B-29

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

December 31, 2023

	2022
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

DEPOSIT-TYPE CONTRACTS (no life contingencies):

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$49,942	$49,942	0.6%

At book value without adjustment (minimal or no charge or adjustment)	8,653,636	—	—	8,653,636	97.7%

Not subject to discretionary withdrawal	148,144	—	—	148,144	1.7%

Total (direct + assumed)	$8,801,780	$—	$49,942	$8,851,722	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$8,801,780	$—	$49,942	$8,851,722

The following tables provide the life actuarial reserves by withdrawal characteristics for the years ended December 31, (in thousands):

		2023
	General Account
	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:

Universal Life	$2,027,931	$2,027,987	$2,057,285

Variable Universal Life	363,262	362,288	373,344

Not subject to discretionary withdrawal or no cash values:

Term Policies without Cash Value	—	—	588,263

Disability—Active Lives	—	—	12,484

Disability—Disabled Lives	—	—	2,605

Miscellaneous Reserves	—	—	21,214

Total (direct + assumed)	$2,391,193	$2,390,275	$3,055,195

Reinsurance Ceded	—	—	428,055

Total (net)	$2,391,193	$2,390,275	$2,627,140

	2022
	General Account
	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:

Universal Life	$2,089,115	$2,089,192	$2,113,221

Variable Universal Life	363,677	361,818	373,157

Not subject to discretionary withdrawal or no cash values:

Term Policies without Cash Value	—	—	609,526

Disability—Active Lives	—	—	12,327

Disability—Disabled Lives	—	—	2,103

Miscellaneous Reserves	—	—	23,577

Total (direct + assumed)	$2,452,792	$2,451,010	$3,133,911

Reinsurance Ceded	—	—	449,366

Total (net)	$2,452,792	$2,451,010	$2,684,545

B-30	TC Life Insurance Company Financials

continued

		2023
	Separate Account Nonguaranteed
	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:

Variable Universal Life	$755,230	$752,871	$752,871

Reinsurance Ceded	—	—	—

Total (net)	$755,230	$752,871	$752,871

	2022
	Separate Account Nonguaranteed
	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:

Variable Universal Life	$637,230	$634,039	$634,039

Reinsurance Ceded	—	—	—

Total (net)	$ 637,230	$ 634,039	$ 634,039

For Ordinary Life Insurance (including term plans, universal life and variable universal life), reserves for all policies are calculated in accordance with New York State Insurance Regulation 147 using the 1980 CSO Table, 2001 CSO Table, or 2017 CSO Table and interest rates of 3% through 5%. Term conversion reserves are based on the Company’s term conversion mortality experience and interest at 4%.

Substandard extra reserves on Traditional Life contracts are calculated for policies issued with substandard ratings in accordance with higher mortality factors and premiums. The reserves are calculated on the basis of the higher mortality rates that correspond with the higher charged premiums.

Liabilities for incurred but not reported life insurance claims are based on historical experience and are set equal to a percentage of expected claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. The Company has no policies where the surrender values were in excess of the legally computed reserves as of December 31, 2023 or 2022. The Company has $33,288,012 thousand and $37,360,794 thousand of insurance in force for which the gross premiums are less than the net premiums according to the standard of valuation set by the State of New York as of December 31, 2023 and 2022, respectively. Premium deficiency reserves related to the above insurance total $5,273 thousand and $6,517 thousand at December 31, 2023 and 2022, respectively.

For retained assets, an accumulation account issued from the proceeds of annuity and life insurance policies, reserves are held equal to the current account balances.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest has been determined from the basic data.

Note 12—reinsurance

Reinsurance transactions included in the statutory—basis statements of operations within “Insurance and annuity premiums and other considerations” are as follows for the years ended December 31 (in thousands):

	2023	2022	2021

Direct premiums	$298,430	$345,006	$525,018

Ceded premiums	(81,354)	(86,708)	(89,705)

Net premiums	$217,076	$258,298	$435,313

TC Life Insurance Company Financials	B-31

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

December 31, 2023

The major lines in the accompanying financial statements that were reduced (increased) by the effect of these reinsurance agreements include the following for the years ended December 31 (in thousands):

	2023	2022	2021

Reinsurance ceded:

Insurance and annuity premiums and other considerations	$81,354	$86,708	$89,705

Policy and contract benefits	92,460	60,233	62,808

Increase/(decrease) in policy and contract reserves	40,894	(19,195)	(9,129)

Reserves for life and health, annuities and deposit-type contracts	631,521	586,225	610,407

Note 13—capital and surplus and shareholders’ dividends restrictions

The portion of unassigned surplus (deficit) increased or (reduced) by each item below as of December 31 are as follows (in thousands):

	2023	2022	2021

Change in net unrealized capital gains (losses), net of taxes	$299	$(825)	$1,137

Change in reserve on account of change in valuation basis	—	—	1,568

Change in asset valuation reserve	(11,942)	(12,844)	(8,956)

Change in net deferred federal income tax	(393)	(1,282)	3,346

Change in non-admitted assets	2,119	3,684	(2,112)

Change in liability for reinsurance of unauthorized companies	1,362	5,260	(11,600)

Change in surplus of separate accounts	345	(1,011)	(719)

Dividends to stockholders	(118,100)	(83,900)	(81,600)

As of December 31, 2023 and 2022, the portion of unassigned surplus (deficit) represented by cumulative net unrealized gains and losses, gross of deferred taxes, was $1,172 thousand and $793 thousand, respectively.

The Company received no additional paid-in capital contributions for the years ended December 31, 2023, 2022 and 2021.

Capital: The Company has 2,500 shares of common stock authorized, issued and outstanding. All shares are Class A. The Company has no preferred stock outstanding.

Dividend Restrictions: Under the NYIL, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend under the earned surplus standard or the surplus only standard, but not both. The earned surplus standard allows a dividend to be paid out of earned surplus as long as the aggregated amount of all such dividends in any calendar year does not exceed the greater of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year or (ii) its net income for the immediately preceding calendar year (excluding realized capital gains), provided the dividends do not exceed 30% of its surplus to policyholders as of the immediately preceding calendar year. Earned surplus is the positive surplus excluding 85% of the change in net unrealized capital gains (losses) on investments, net of taxes, for the immediately preceding calendar year. The surplus only standard allows a dividend to be paid when the Company does not have earned surplus as long as the aggregate amount of all such dividends in any calendar year does not exceed the lessor of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year or (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company paid an ordinary dividend to TIAA, its shareholder, in the amount of $118,100 thousand, $83,900 thousand and $81,600 thousand for the years ended December 31, 2023, 2022, and 2021, respectively. The Company’s dividends are not on a cumulative basis.

Note 14—contingencies

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to the Company’s financial position or the results of its operations.

The Company receives and responds to subpoenas, examinations, or other inquiries from state and federal regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; the SEC and federal governmental authorities. The Company cooperates in connection with these inquiries and believes the ultimate liability that could result from litigation and proceedings would not have a material adverse effect on the Company’s financial position.

Note 15—subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 14, 2024, the date the financial statements were available to be issued.

B-32	TC Life Insurance Company Financials

Teachers Insurance And Annuity Association Of America

B-33

Report of independent auditors

To the Board of Trustees of Teachers Insurance and Annuity Association of America

Opinions

We have audited the accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (the “Company”), which comprise the statutory-basis statements of admitted assets, liabilities and capital and contingency reserves as of December 31, 2023 and 2022, and the related statutory-basis statements of operations, of changes in capital and contingency reserves, and of cash flows for each of the three years in the period ended December 31, 2023, including the related notes (collectively referred to as the “financial statements”).

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities and capital and contingency reserves of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2023 and 2022, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2023.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

B-34

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 14, 2024

B-35

Statutory–basis statements of admitted assets, liabilities and capital and contingency reserves

Teachers Insurance and Annuity association of America

	December 31,
(in millions, except share amounts)	2023	2022

ADMITTED ASSETS

Bonds	$199,566	$202,240

Preferred stocks	994	406

Common stocks	2,731	7,511

Mortgage loans	40,992	37,660

Real estate	3,832	3,871

Cash, cash equivalents and short-term investments	534	1,204

Contract loans	502	731

Derivatives	1,358	1,920

Securities lending collateral assets	652	1,328

Other invested assets	42,640	37,011

Total cash and invested assets	293,801	293,882

Investment income due and accrued	2,014	1,923

Net deferred federal income tax asset	1,728	1,299

Other assets	1,336	1,071

Separate account assets	47,625	50,382

Total admitted assets	$346,504	$348,557

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES Liabilities

Reserves for life and health insurance, annuities and deposit-type contracts	$240,022	$235,620

Dividends due to policyholders	2,361	2,269

Interest maintenance reserve	1,993	3,444

Borrowed money	160	100

Asset valuation reserve	6,783	6,569

Derivatives	365	327

Payable for collateral for securities loaned	652	1,328

Other liabilities	5,195	5,931

Separate account liabilities	46,862	50,247

Total liabilities	304,393	305,835

Capital and Contingency Reserves

Capital stock and additional paid-in capital (2,500 shares of $1,000 par value common stock authorized, issued and outstanding and $550,000 paid-in capital)	3	3

Surplus notes	6,291	6,291

Contingency reserves:

For investment losses, annuity and insurance mortality, and other risks	35,817	36,428

Total capital and contingency reserves	42,111	42,722

Total liabilities, capital and contingency reserves	$346,504	$348,557

B-36	See notes to statutory-basis financial statements

Statutory–basis statements of operations

Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2023	2022	2021

REVENUES

Insurance and annuity premiums and other considerations	$19,240	$16,636	$14,730

Annuity dividend additions	3,065	2,099	945

Net investment income	13,322	13,004	13,542

Other revenue	358	369	372

Total revenues	$35,985	$32,108	$29,589

BENEFITS AND EXPENSES

Policy and contract benefits	$27,199	$21,990	$20,365

Dividends to policyholders	5,100	4,141	2,758

Increase in policy and contract reserves	4,070	2,969	300

Net operating expenses	1,555	1,289	1,406

Net transfers to (from) separate accounts	(2,949)	(407)	802

Total benefits and expenses	$34,975	$29,982	$25,631

Income before federal income taxes and net realized capital gains (losses)	$1,010	$2,126	$3,958

Federal income tax expense (benefit)	(6)	(80)	(266)

Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(1,690)	(2,614)	(352)

Net income (loss)	$(674)	$(408)	$3,872

See notes to statutory-basis financial statements	B-37

Statutory–basis statements of changes in capital and

contingency Reserves

Teachers Insurance and Annuity Association of America

(in millions)	Capital Stock and Additional Paid-in Capital	Surplus Notes	Contingency Reserves	Total

Balance, December 31, 2020	$3	$6,290	$33,708	$40,001

Net income (loss)	—	—	3,872	3,872

Change in net unrealized capital gains (losses) on investments, net of $361 in taxes	—	—	1,645	1,645

Change in asset valuation reserve	—	—	(2,485)	(2,485)

Change in net deferred income tax	—	—	(1,088)	(1,088)

Change in post-retirement benefit liability	—	—	(1)	(1)

Change in non-admitted assets:

Deferred federal income tax asset	—	—	974	974

Other assets	—	—	55	55

Balance, December 31,2021	$3	$6,290	$36,680	$42,973

Net income (loss)	—	—	(408)	(408)

Change in net unrealized capital gains (losses) on investments, net of $67 in taxes	—	—	(612)	(612)

Change in asset valuation reserve	—	—	1,776	1,776

Change in net deferred income tax	—	—	271	271

Change in post-retirement benefit liability	—	—	10	10

Change in non-admitted assets:

Deferred federal income tax asset	—	—	(857)	(857)

Other assets	—	—	(432)	(432)

Change in surplus notes	—	1	—	1

Balance, December 31,2022	$3	$6,291	$36,428	$42,722

Net income (loss)	—	—	(674)	(674)

Change in net unrealized capital gains (losses) on investments, net of $(55) in taxes	—	—	167	167

Change in asset valuation reserve	—	—	(214)	(214)

Change in net deferred income tax	—	—	609	609

Change in post-retirement benefit liability	—	—	(4)	(4)

Change in non-admitted assets:

Deferred federal income tax asset	—	—	(125)	(125)

Other assets	—	—	(346)	(346)

Surplus (contributed to) withdrawn from Separate Accounts	—	—	(618)	(618)

Change in surplus of separate accounts	—	—	594	594

Balance, December 31,2023	$3	$6,291	$35,817	$42,111

B-38	See notes to statutory-basis financial statements

Statutory–basis statements of cash flows

Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2023	2022	2021

CASH FROM OPERATIONS

Insurance and annuity premiums and other considerations	$19,240	$16,640	$14,732

Net investment income	12,661	12,333	12,884

Miscellaneous income	317	338	355

Total receipts	32,218	29,311	27,971

Policy and contract benefits	26,814	21,864	20,366

Operating expenses	1,455	1,265	1,646

Dividends paid to policyholders	1,943	1,779	1,635

Federal income taxes paid (received)	(51)	(134)	(232)

Net transfers to (from) separate accounts	(2,345)	(394)	807

Total disbursements	27,816	24,380	24,222

Net cash from operations	4,402	4,931	3,749

CASH FROM INVESTMENTS

Proceeds from investments sold, matured, or repaid:

Bonds	23,909	29,726	33,590

Stocks	7,482	9,245	6,586

Mortgage loans and real estate	2,630	2,824	3,605

Other invested assets	2,950	4,378	3,562

Miscellaneous proceeds	1,331	2,766	1,725

Cost of investments acquired:

Bonds	21,111	35,065	33,943

Stocks	3,329	9,738	8,603

Mortgage loans and real estate	6,049	4,365	5,778

Other invested assets	10,056	6,657	5,864

Miscellaneous applications	1,051	879	2,345

Net cash used in investments	(3,294)	(7,765)	(7,465)

CASH FROM FINANCING AND OTHER

Borrowed money	60	25	75

Net deposits on deposit-type contracts funds	(53)	4,829	66

Other cash provided (applied)	(1,785)	(1,444)	1,742

Net cash from financing and other	(1,778)	3,410	1,883

NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	(670)	576	(1,833)

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	1,204	628	2,461

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$534	$1,204	$628

See notes to statutory-basis financial statements	B-39

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

Note 1—organization

Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) was established in 1918 as a stock life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Governors (“Board of Governors”), a not-for-profit corporation incorporated in the State of New York originally created for the purpose of holding the stock of TIAA.

The Company’s primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security. In addition, TIAA may otherwise engage in any business permitted under the New York Insurance Law for a domestic life stock insurance company, provided that such business supports this purpose, including without limitation by (i) enhancing the creditworthiness, financial strength and reputation of TIAA, (ii) providing all of the holders and beneficiaries of TIAA’s contracts and policies with benefits of scale, increased diversity in offered products and newly innovated products and (iii) providing for additional infrastructure and support to TIAA.

Note 2—significant accounting policies

Basis of presentation:

The financial statements of TIAA are presented on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

Under Regulation No. 172 (11 NYCRR 83), the Department did not adopt certain NAIC SAP guidance, specifically subparagraph 4.a. of SSAP No. 26R, Bonds, and the third sentence in footnote 1 of SSAP No. 97, Investments in Subsidiary, Controlled and Affiliated Entities, to treat certain exchange traded funds (“ETFs”) designated by the Securities Valuation Office (“SVO”), (“SVO-Identified ETFs”), as qualifying for bond accounting treatment. Rather, the Department requires these SVO-identified ETFs to be reflected as equities under SSAP No. 30R, “Unaffiliated Common Stock”. However, if the ETF meets certain criteria, the asset valuation reserve (“AVR”) and interest maintenance reserve (“IMR”) may be retained under SSAP No. 26R, and the ETF can be treated as a bond for the purpose of a domestic insurer’s risk based capital (“RBC”) report. The total balance of investment grade ETF holdings treated as equities as of December 31, 2023 and 2022, but treated as bonds for AVR, IMR and RBC, are $103 million and $3,222 million, respectively. This prescribed practice does not result in a difference to net income or capital and contingency reserves when compared to NAIC SAP.

The table below provides a reconciliation of the Company’s net income and capital and contingency reserves between NAIC SAP and the New York SAP Annual Statement filed with the Department.

	For the Years Ended December 31,
(in millions)	NAIC SAP#	Financial Statement Line	2023	2022	2021

Net income, New York SAP			$(674)	$(408)	$3,872

New York SAP Prescribed Practices that are an increase/(decrease) to NAIC SAP:

Additional reserves for term conversions	51R	Increase in policy and contract reserves	(2)	(1)	(2)

Net income (loss), NAIC SAP			$(676)	$(409)	$3,870

Capital and surplus, New York SAP			$42,111	$42,722	$42,973

New York SAP Prescribed Practices that are an increase/(decrease) to NAIC SAP:

Additional reserves for term conversions	51R	Reserves for life and health insurance, annuities and deposit-type contracts	14	16	18

Capital and surplus, NAIC SAP			$42,125	$42,738	$42,991

The additional reserve for the term conversions results from the Department requiring in Regulation No. 147 (11 NYCRR 98), Valuation of Life Insurance Reserves, Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

B-40

continued

The Company’s RBC as of December 31, 2023 and 2022 would not have triggered a regulatory event without the use of the New York SAP prescribed and permitted practices.

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	Investments in bonds considered to be “available for sale” are carried at fair value rather than at amortized cost under NAIC SAP;

•

For held-to-maturity investments, lifetime expected credit losses are immediately recognized through the allowance for credit losses, and is adjusted at each reporting period. Under NAIC SAP, an impairment for securities other than loan-backed and structured securities is recorded through earnings for the difference between amortized cost and fair value. For loan-backed and structured securities, non-interest related other-than-temporary impairment (“OTTI”) losses shall be recorded through the AVR, while interest related other-than-temporary impairment losses may be recorded through the IMR in certain circumstances;

•

Estimated expected credit losses related to mortgage loans are immediately recognized over the life of the financial instrument rather than as unrealized losses on impairments included in the AVR, which is a component of surplus under NAIC SAP;

•	If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a liability rather than as a negative asset under NAIC SAP;

•

Changes in the value of certain other invested assets accounted for under the equity method of accounting are recorded through earnings rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary under NAIC SAP;

•

Contracts that contain an embedded derivative are bifurcated from the host contract and accounted for separately under GAAP, whereas under NAIC SAP, the embedded derivative is not bifurcated between components and is accounted for as part of the host contract;

•	All derivative instruments are carried at fair value under GAAP, whereas under NAIC SAP, certain derivative instruments are carried at amortized cost;

•

Changes in the fair value of derivative instruments are generally reported through earnings unless they qualify and are designated for cash flow or net investment hedge accounting, whereas under NAIC SAP, changes in the fair value of derivative instruments not carried at amortized cost are recorded as unrealized capital gains or losses and reported as changes in surplus;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves under NAIC SAP;

•	The AVR is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

•

The IMR is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold under NAIC SAP;

•	Dividends on participating policies are accrued when earned under GAAP rather than being recognized for the year when they are approved under NAIC SAP;

•

Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued rather than being expensed when incurred under NAIC SAP;

•

Policy and contract reserves are based on management’s best estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements under NAIC SAP;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

B-41

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

•

Contracts that do not subject the Company to significant risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, an annuity contract containing a life contingency is required to be classified as a life insurance contract, regardless of the significance of any mortality and morbidity risk, and amounts received and paid under these contracts are reported as revenue and benefits, respectively;

•

Assets and liabilities are reported gross of reinsurance under GAAP and net of reinsurance under NAIC SAP. Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance under NAIC SAP. Transactions recorded as financing have no impact on premiums or losses incurred, while under NAIC SAP, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses;

•

When reserves ceded to an unauthorized reinsurer exceed the assets or letters of credit supporting the reserves no liability is established under GAAP. Under NAIC SAP, a liability is established and changes to these amounts are credited or charged directly to unassigned surplus (deficit).

•

Revenue recognition for administrative service expense reimbursements are recognized as gross revenue and gross expense in the Statements of Operations when the Company is the principal in the transaction and where the Company controls the administrative services before transferring them to the customer. Under NAIC SAP, the administration expenses incurred are included in operating expenses and any offsetting reimbursements are netted against operating expenses.

The effects of these differences, while not determined, are presumed to be material.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

The most significant estimates include those used in the recognition of OTTIs, reserves for life and health insurance, annuities and deposit-type contracts and the valuation of deferred tax assets.

The Russian invasion of Ukraine and the conflict in the Middle East have created significant uncertainties in the global financial markets and economies. The duration and extent of these uncertainties and the related impact over the long-term cannot be reasonably estimated at this time. While not currently expected to be material, TIAA will continue to monitor the impact on the Company’s business, results of operations, investments, and cash flows.

Reclassifications: Certain prior year amounts within these financial statement footnotes have been reclassified to conform to the current year presentation. No reclassifications were made to the Statements of Admitted Assets, Liabilities, and Capital and Contingency Reserves and the related Statements of Operations, Changes in Capital and Contingency Reserves, and Cash Flows.

Accounting Policies:

The following is a summary of the significant accounting policies followed by the Company:

Bonds: Bonds are stated at amortized cost using the constant yield method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. NAIC ratings are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. The principal for Treasury Inflation Protected Securities (“TIPS”) bonds is adjusted based on inflation and is recorded as an unrealized gain or loss and amortized over the remaining life of the security. Bonds are recorded on a trade date basis, except for private placement bonds, which are recorded on the funding date. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost basis, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

B-42

continued

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

Preferred Stocks: Non-perpetual preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6, which are stated at the lower of amortized cost or fair value. Perpetual and mandatory convertible preferred stocks are carried at fair value. The fair value of preferred stocks is determined using prices provided by independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus as an unrealized gain or loss. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss. Investment grade bond ETFs are accounted for as common stocks and are stated at fair value.

Investments in subsidiary, controlled and affiliated (“SCA”) entities are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus, and (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Amortized cost consists of the unpaid principal balance of the loans, net of unamortized premiums, discounts, and certain mortgage origination fees. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and it is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded. The Company makes investments in commercial real estate directly, through SCA entities and through real estate limited partnerships which are included in “Other invested assets.” The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company evaluates the recoverability of income producing directly held real estate investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an impairment is required.

Other Invested Assets: Other invested assets primarily include investments in joint ventures, partnerships, and limited liability companies which are stated at cost, adjusted for the Company’s underlying equity percentage based on the respective entity’s most recent available audited US GAAP or International Financial Reporting Standards financial statements.

Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Other invested assets include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have a NAIC 1 rating designation.

The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis

B-43

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

between the fair value and the cost basis of the investments. The Company evaluates recoverability of the Company’s direct investment to determine if an OTTI has occurred. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value, and the amount of the reduction is accounted for as a realized loss.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments with original maturities of three months or less at the date of purchase and are stated at amortized cost. If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a negative asset.

Short-Term Investments: Short-term investments (investments with remaining maturities greater than three months and less than or equal to one year at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances. Interest income accrued on contract loans past due 90 days or more are included in the unpaid balance of the loan. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.

Derivative Instruments: The Company designates its derivative transactions as hedging or replication transactions. Derivatives that qualify and are designated for hedge accounting are reported as assets or liabilities on the balance sheet and accounted for in a manner consistent with the hedged item. Swap coupon cash flows and income accruals are reported as a component of net investment income. Upon termination, the gain or loss on these contracts is recognized in a manner consistent with the disposed hedged item.

Derivatives used in hedging relationships that do not qualify or are not designated for hedge accounting are carried at fair value. Changes in fair value are reported in surplus as net unrealized capital gains (losses). Swap coupon cash flows and income accruals are reported as a component of net investment income. Upon termination the gain or loss on these contracts is recognized as realized capital gains (losses) and is subject to IMR or AVR treatment.

Derivatives used in replication transactions are accounted for in a manner consistent with the cash instrument and the replicated asset. Accordingly, these derivatives are carried at amortized cost or fair value. Amortization of derivative premiums is reported as a component of net investment income. Swap coupon cash flows and income accruals are recorded as a component of net investment income. Upon termination, the gain or loss on these contracts is recognized as realized capital gains (losses) and is subject to IMR or AVR treatment.

The Company monitors the unrealized loss position for replication credit default swaps. If it is determined that a decline in fair value is other than temporary, the cost basis will be written down to fair value and the amount of the write down is accounted for as a realized loss.

The Company does not offset the carrying values recognized in the balance sheet for derivatives executed with the same counterparty under the same master netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate accounts are established in conformity with insurance laws, are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. Separate accounts are accounted for at fair value, except the TIAA Stable Value separate account, which supports book value separate account agreements, in which case the assets are accounted for at amortized cost. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the balance sheet date. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the balance sheet date. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

B-44

continued

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus.

At December 31, the major categories of assets that are non-admitted are as follows (in millions):

	2023	2022	Change

Net deferred federal income tax asset	$2,905	$2,781	$124

Furniture and electronic data processing equipment	562	495	67

Invested assets	708	613	95

Prepaid expenses	198	168	30

Other	193	38	155

Total	$4,566	$4,095	$471

Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.

At December 31, the accumulated depreciation on EDP equipment, computer software, furniture and equipment and leasehold improvements is as follows (in millions):

	2023	2022

EDP equipment and computer software	$2,171	$2,052

Furniture and equipment and leasehold improvements	$177	$148

Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet; the cash collateral received is reported on the balance sheet with an offsetting liability reported in “Other liabilities.”

Securities Lending Program: The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan. The cash collateral received is reported in “Securities lending collateral assets” with an offsetting collateral liability included in “Payable for collateral for securities loaned.” Securities lending income is recorded in the accompanying Statements of Operations in “Net investment income.”

Insurance and Annuity Premiums and Other Considerations: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity premiums and other considerations, including consideration on annuity product rollovers, are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial guidelines and statutory regulations. Funding agreements used in an investment spread capacity are also included within deposit-type contracts.

Asset Valuation Reserve and Interest Maintenance Reserve: Mandatory reserves have been established for the general account and separate account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable general account and separate account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the general account, as well as any separate accounts, not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer. For bonds, excluding loan-back and structured securities, losses from other-than-temporary impairments are recorded entirely to either the AVR or the IMR in accordance with the nature of the impairment.

B-45

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

Net Realized Capital Gains (Losses): Realized capital gains (losses), net of taxes, exclude gains (losses) deferred into the IMR and gains (losses) of the separate accounts. Realized capital gains (losses), including OTTI, are recognized in net income and are determined using the specific identification method.

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity non-participating contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) and recorded in December of each year. Dividends on pension annuity non-participating contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Federal Income Taxes: Current federal income taxes are charged or credited based upon amounts estimated to be payable or recoverable as a result of operations for the current year and any adjustments to such estimates from prior years. Deferred federal income tax assets (“DTAs”) and deferred federal income tax liabilities (“DTLs”) are recognized for expected future tax consequences of temporary differences between statutory and taxable income. Temporary differences are identified and measured using a balance sheet approach whereby statutory and tax balance sheets are compared. Changes in DTAs and DTLs are recognized as a separate component of surplus except for net deferred taxes related to the unrealized appreciation or depreciation on investments, which are included in the change in unrealized capital gains (losses) on investments. Net DTAs are admitted to the extent permissible. Gross DTAs are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the gross DTA will not be realized. The Company is required to establish a tax loss contingency if it is more likely than not that a tax position will not be sustained. The amount of the contingency reserve is management’s best estimate of the amount of the original tax benefit that could be reversed upon audit, unless the best estimate is greater than 50% of the original tax benefit, in which case the reserve is equal to the entire tax benefit.

The Company files a consolidated federal income tax return with its includable insurance and non-insurance subsidiaries. The consolidating companies participate in tax allocation agreements. The tax allocation agreements provide that each member of the group is allocated its share of the consolidated tax provision or benefit, determined generally on a separate company basis, but may, where applicable, recognize the tax benefits of net operating losses or capital losses utilizable by the consolidated group. Intercompany tax balances are settled quarterly on an estimated basis with a final settlement occurring within 30 days of the filing of the consolidated return. The tax allocation agreements are not applied to subsidiaries that are disregarded under federal tax law.

Statements of Cash Flows: Noncash activities are excluded from the Statutory—Basis Statements of Cash Flows. These noncash activities for the years ended December 31 include the following (in millions):

	2023	2022	2021

Exchange/transfer/conversion/distribution of invested assets	$4,071	$3,678	$2,137

Annuity dividend additions	$3,065	$2,099	$945

Capitalized interest	$335	$302	$398

Interest credited on deposit-type contracts	$259	$113	$30

Application of new accounting pronouncements:

Recently issued accounting guidance:

In August 2023, the NAIC adopted revisions to SSAP 26R, Bonds, SSAP 43R, Loan-Backed and Structured Securities and other SSAPs as part of the principles-based bond definition project. These revisions incorporate principle concepts on what should be reported as a long-term bond, and the accounting and reporting guidance for such bonds. Eligible bonds must qualify as either an issuer credit obligation or an asset backed security. The revisions are effective January 1, 2025. Investments that were reported as a bond within the investment reporting schedules within the Annual Statement as of December 31, 2024, that do not qualify under the principle-based bond concepts shall be reported as a disposal from the bond schedule, with a reacquisition on the appropriate reporting schedule and a corresponding change in accounting treatment as of January 1, 2025. The Company is still evaluating the impact of the adoption of the principles-based bond definition.

In December 2023, the NAIC adopted revisions to the Annual Statement Instructions related to specific allocations to IMR and AVR. The principal concept of the IMR and AVR is that interest-related losses go to IMR, and non-interest-related losses go to AVR. The current Annual Statement instructions have permitted unintended allocations that appear to direct an entity to allocate non-interest-related losses to IMR rather than correctly to the AVR. The updated guidance requires an entity to consider downgrades of debt securities within a reasonable period after sale or disposal to determine whether realized losses should go to IMR or AVR. Additionally, the revised guidance has added loans with an established valuation allowance to the criteria for losses reported to AVR. These revisions are effective on January 1, 2024. The Company is still evaluating the impact of this adoption.

B-46

continued

In December 2023, the NAIC proposed revisions to SSAP No. 2R, Cash, Cash Equivalents, Drafts, and Short-Term Investments which explicitly preclude all investments reported as “Other invested assets” within the investment reporting schedules within the Annual Statement and “Mortgage loans” in the scope of SSAP No. 37, Mortgage Loans from being classified as cash equivalents or short-term investments. These amendments are effective on January 1, 2025. The Company is still evaluating the impact of this adoption.

Recently adopted accounting pronouncements:

In March 2023, the NAIC adopted revisions to SSAP No. 34, Investment Income Due and Accrued. The revisions provided additional disclosures for interest income due and PIK interest included in current principal balances. The revisions are effective December 31, 2023. As a result of the adoption, the Company disclosed that approximately $1.5 billion of the principal balance of investments as of December 31, 2023, was related to PIK interest.

In March 2023, the NAIC adopted revisions to SSAP No. 100R, Fair Value. The revisions adopt ASU 2022-03, Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions to provide clarity in situations involving equity securities that have restrictions related to the sale of the asset. The adoption does not incorporate the GAAP disclosures on sales restrictions, but clarifies that items restricted as to sale would be captured as restricted assets and subject to admittance considerations. The revisions are effective immediately and did not have a material impact to the Company.

In March 2023, the NAIC adopted revisions to SSAP 25, Affiliates and Other Related Parties. These revisions clarify that any invested asset held by a reporting entity which is issued by an affiliated entity, or which includes the obligations of an affiliated entity, is an affiliated investment. The revisions are effective immediately and did not have a material impact to the Company. In August 2023, the NAIC adopted Interpretation 23-01, Net Negative (Disallowed) Interest Maintenance Reserves (“INT 23-01”) which provides a temporary option to allow reporting entities with risk-based capital (“RBC”) greater than 300% of authorized control level (after certain adjustments) to admit net negative IMR. This admittance of net negative (disallowed) IMR is limited to 10% of adjusted capital and surplus. INT 23-01 also includes guidance on the accounting for losses from fair value derivatives and negative IMR at separate accounts, and specific reporting and disclosure requirements. INT 23-01 is effective immediately and will remain in effect until December 31, 2025. The Company adopted INT 23-01 and it did not have a material impact to the financial statements.

In August 2023, the NAIC adopted revisions to clarify how paid-in-kind (“PIK”) interest is calculated for relevant disclosures. The revisions also provide a practical expedient for determining the PIK interest in the cumulative balance by subtracting the original principal or par value from the current principal or par value. The guidance is effective for 2023 year-end reporting and did not have a material impact to the financial statements.

In September 2023, the NAIC adopted revisions to SSAP No. 43R, Loan-Backed and Structured Securities and SSAP No. 48, Joint Ventures, Partnerships and Limited Liability Companies to clarify the scope and reporting for investment structures that represent residual interests or a residual security tranche (collectively referred to as residuals). The revisions are effective for year-end December 31, 2023 and did not have a material impact to the financial statements.

In September 2023, the NAIC adopted certain accounting practices within Interpretation 2023-03, Inflation Reduction Act (“the Act”)—Corporate Alternative Minimum Tax (“CAMT”) (“INT 23-03”). The Act imposes a CAMT to the excess of 15% of a corporation’s adjusted financial statement income over its corporate alternative minimum foreign tax credit. INT 23-03 provides guidance for CAMT reporting on or after year-end 2023 and includes accounting, the statutory valuation allowance, admissibility, and transition. Pursuant to the guidance in INT 23-03, the Company has determined as of the reporting date that it will not be an applicable entity and will not be liable for CAMT in 2023.

In October 2023, the NAIC adopted certain revisions to SSAP No. 20, Nonadmitted Assets and SSAP No. 21R, Other Admitted Assets. These revisions clarify that the underlying collateral for a collateral loan must qualify as an admissible invested asset for the collateral loan to qualify as an admissible asset. Further, the revisions provide details regarding the measurement of and audit requirements for collateral that would be in the scope of SSAP No. 48, Joint Ventures, Partnerships and Limited Liability Companies and SSAP No. 97, Investments in Subsidiary, Controlled and Affiliated Entities if held directly by the reporting entity. The amendments are effective immediately and did not have a material impact to the financial statements.

In December 2023, the NAIC proposed revisions to SSAP No. 30R, Unaffiliated Common Stock and SSAP No. 32R, Preferred Stock. These revisions added language to explicitly clarify that investments that are in the form of either common or preferred stock but that are in-substance residual interests or a residual security tranche (that is, meeting the definition of such residuals in SSAP No. 43R, Loan-Backed and Structured Securities or SSAP No. 48, Joint Ventures, Partnerships and Limited Liability Companies) must be reported as “Other invested assets” and included as residuals within the investment reporting schedules within the Annual Statement. These revisions are effective December 31, 2023 and did not have a material impact on the financial statements.

B-47

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

Note 3—long-term bonds, preferred stocks, and unaffiliated common stocks

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, is shown below (in millions).

	2023
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value

Bonds:

U.S. governments	$16,753	$78	$(1,906)	$14,925

All other governments	3,955	77	(275)	3,757

States, territories and possessions	674	13	(9)	678

Political subdivisions of states, territories, and possessions	1,014	4	(103)	915

Special revenue and special assessment, non-guaranteed agencies and government	19,489	166	(1,890)	17,765

Credit tenant loans	476	—	(12)	464

Industrial and miscellaneous	145,013	1,399	(13,704)	132,708

Hybrids	490	29	(33)	486

Parent, subsidiaries and affiliates	155	—	(15)	140

Bank loans	11,547	60	(286)	11,321

Total	$199,566	$1,826	$(18,233)	$183,159

	2022
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value

Bonds:

U.S. governments	$17,563	$84	$(1,884)	$15,763

All other governments	4,092	57	(409)	3,740

States, territories and possessions	750	8	(21)	737

Political subdivisions of states, territories, and possessions	1,104	2	(137)	969

Special revenue and special assessment, non-guaranteed agencies and government	20,733	73	(2,442)	18,364

Credit tenant loans	496	2	(69)	429

Industrial and miscellaneous	145,976	791	(17,974)	128,793

Hybrids	523	26	(41)	508

Parent, subsidiaries and affiliates	—	—	—	—

Bank loans	11,003	45	(279)	10,769

Total	$202,240	$1,088	$(23,256)	$180,072

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities it deems to have an OTTI in value during the period the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and ratings agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities. Where decline in value is considered to be other-than-temporary, the Company recognizes a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value.

B-48

continued

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities are in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

December 31, 2023

Loan-backed and structured bonds	$1,941	$(90)	$1,851	$42,117	$(4,247)	$37,870

All other bonds	3,834	(93)	3,741	112,641	(13,529)	99,112

Total bonds	5,775	(183)	5,592	154,758	(17,776)	136,982

Unaffiliated common stocks	5	(1)	4	780	(80)	700

Preferred stocks	—	—	—	152	(27)	125

Total bonds and stocks	$5,780	$(184)	$5,596	$155,690	$(17,883)	$137,807

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

December 31, 2022

Loan-backed and structured bonds	$42,632	$(4,245)	$38,387	$5,388	$(935)	$4,453

All other bonds	112,477	(13,344)	99,133	19,566	(4,565)	15,001

Total bonds	155,109	(17,589)	137,520	24,954	(5,500)	19,454

Unaffiliated common stocks	3,858	(697)	3,161	891	(156)	735

Preferred stocks	165	(49)	116	18	(18)	—

Total bonds and stocks	$159,132	$(18,335)	$140,797	$25,863	$(5,674)	$20,189

Estimated fair values for bonds are subject to market fluctuations, including changes in interest rates. Generally, if interest rates increase, the value of bonds will decrease, and conversely a decline in general interest rates will tend to increase the value of bonds. During 2022, the rise in interest rates drove declines in the estimated fair values for bonds seen in the less than twelve months amount as of December 31, 2022. During 2023, interest rates stabilized which resulted in bonds continuing to be in unrealized loss positions. As a result, the majority of the bonds with unrealized losses in the less than twelve months amount as of December 31, 2022 migrated to the twelve months or more amount as of December 31, 2023, of which 95% of unrealized losses were from investment grade bonds. Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other-than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

B-49

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed, asset-backed, and bond exchange traded fund securities are shown separately in the table below, as they are not due at a single maturity date (in millions):

	December 31, 2023		December 31, 2022
	Book/ Adjusted Carrying Value	Estimated Fair Value	Book/ Adjusted Carrying Value	Estimated Fair Value

Due in one year or less	$4,847	$4,786	$4,423	$4,437

Due after one year through five years	35,702	34,796	32,794	31,604

Due after five years through ten years	35,678	33,628	38,371	34,703

Due after ten years	85,448	74,945	87,532	73,622

Subtotal	161,675	148,155	163,120	144,366

Residential mortgage-backed securities	11,458	10,614	13,979	13,106

Commercial mortgage-backed securities	8,174	7,383	9,653	8,741

Asset-backed securities	18,259	17,007	15,488	13,859

Subtotal	37,891	35,004	39,120	35,706

Total	$199,566	$183,159	$202,240	$180,072

Bond Diversification: The following table presents the diversification of the carrying values of long-term bond investments at December 31. Loan-backed and structured securities issued by the U.S. government are included in residential mortgage-backed securities and asset-backed securities.

	2023	2022

Other	14.0%	12.5%

Revenue and special obligations	10.8%	12.0%

Services	10.4%	8.4%

Public utilities	10.3%	10.6%

Finance and financial services	9.8%	10.6%

Asset-backed securities	9.1%	7.7%

Manufacturing	8.8%	10.0%

U.S. governments	5.9%	6.0%

Residential mortgage-backed securities	5.7%	6.9%

Real estate investment trusts	4.4%	4.3%

Commercial mortgage-backed securities	4.1%	4.8%

Oil and gas	2.7%	2.2%

All other governments	2.0%	1.7%

Communications	2.0%	2.3%

Total	100.0%	100.0%

The following table presents the carrying value of the long-term bond portfolio by investment grade as of December 31, (in millions):

	2023		2022

NAIC 1 and 2	$177,708	89.0%	$182,180	90.1%

NAIC 3 through 6	21,858	11.0	20,060	9.9

Total	$199,566	100.0%	$202,240	100.0%

Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.

For the years ended December 31, 2023 and 2022, the Company recognized OTTI on loan-backed and structured securities of $20 million and $26 million, respectively.

B-50

continued

Other Disclosures: The following table represents the carrying amount of bonds and stocks denominated in a foreign currency as of December 31, (in millions):

	2023	2022

Carrying amount of bonds and stocks denominated in foreign currency	$5,810	$5,317

Carrying amount of bonds and stocks denominated in foreign currency which are collateralized by real estate	$1,044	$892

5GI Securities: The SVO assigns a NAIC 5GI designation to certain obligations when an insurer certifies the following: documentation necessary to permit a full credit analysis of a security does not exist, the issuer or obligor is current on all contracted interest and principal payments and the insurer has an actual expectation of ultimate payment of all contracted interest and principal. These NAIC 5GI designations are deemed to possess the credit characteristics of securities assigned an NAIC 5 designation. The following table represents the NAIC 5GI investments held as of December 31, (in millions):

	Number of 5GI Securities		Aggregate Book Adjusted/ Carrying Value		Aggregate Fair Value
Investment	2023	2022	2023	2022	2023	2022

Bonds—amortized cost	61	45	$1,058	$865	$1,058	$862

Loan backed & structured securities—amortized cost	2	—	64	—	65	—

Preferred stock—amortized cost	2	1	5	5	9	7

Preferred stock—fair value	9	10	190	170	190	167

Total	74	56	$1,317	$1,040	$1,322	$1,036

Note 4—mortgage loans

The Company originates mortgage loans that are principally collateralized by commercial real estate. The composition of the mortgage loan portfolio as of December 31, is as follows (in millions):

Loan Type	2023	2022

Commercial loans	$34,948	$35,071

Mezzanine loans	2,031	2,145

Residential loans	4,013	444

Total	$40,992	$37,660

As noted in Note 6, as a condition of the sale of TIAA FSB Holdings, Inc. (“FSB”), the Company purchased $4.9 billion in residential mortgage loans from FSB during 2023, of which $3.8 billion were recorded within “Mortgage loans” and $1.1 billion within “Other invested assets” as these mortgages are held in a trust investment vehicle.

The maximum and minimum lending rates for mortgage loans originated or purchased during 2023 and 2022 are as follows:

	2023		2022
Loan Type	Maximum	Minimum	Maximum	Minimum

Commercial loans	9.99%	3.17%	8.09%	2.39%

Mezzanine loans	17.50%	17.50%	10.32%	4.00%

Residential loans	8.50%	0.0%	—%	—%

The maximum percentage of any one loan to the value (“LTV”) of the property at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, originated or purchased during 2023 and 2022 are as follows:

	Maximum LTV
Loan Type	2023	2022

Commercial loans	111.8%	90.8%

Mezzanine loans	69.3%	85.0%

Residential loans	231.5%	—%

There were no residential mortgage loans originated or purchased during 2022.

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values at December 31, 2023 and 2022 have been written down to net realizable values based upon independent

B-51

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

appraisals of the collateral. For impaired mortgage loans where the impairments are deemed to be temporary, an allowance for credit losses is established.

The following table provides the recorded investment on impaired loans with or without an allowance for credit losses and impaired loans subject to a participant or co-lender mortgage loan agreement for which the Company is restricted from unilaterally foreclosing on the mortgage loan as of December 31, (in millions):

	Mortgage Loans
	2023	2022	2021

With allowance for credit losses—Commercial	$941	$245	$241

With allowance for credit losses—Residential	—	—	—

No allowance for credit losses—Commercial	619	—	—

No allowance for credit losses—Residential	—	—	—

Total	$1,560	$245	$241

Subject to a participant or co-lender mortgage loan agreement for which the Company is restricted from unilaterally foreclosing on the mortgage loan	$221	$—	$—

The following table provides information for investment in impaired loans as of December 31, (in millions):

	Commercial
	2023	2022	2021

Average recorded investment	$1,560	$245	$241

Interest income recognized	$71	$11	$10

Recorded investments on nonaccrual status	$360	$—	$—

Amount of interest income recognized using a cash-basis method of accounting	$—	$—	$—

Credit quality

For commercial and mezzanine mortgage loans, the primary credit quality indicators are the loan-to-value ratio, debt service coverage ratio and delinquency. Loan-to-value-ratios compare the unpaid principal balance of the loan to the estimated fair value of the underlying collateral. Generally, the higher the loan-to-value ratio, the higher the risk of experiencing a credit loss. Debt service coverage compares a property’s net operating income to amounts needed to service the principal and interest due under the loan. Generally, the lower the debt service coverage ratio, the higher the risk of experiencing a credit loss. The debt service coverage ratio and the loan-to-value ratio, as well as the values utilized in calculating these ratios, are updated quarterly, with a portion of the loan portfolio updated annually. Delinquency is defined as a mortgage loan which is past due. Commercial mortgage loans more than 30 days past due are considered delinquent.

For residential mortgage loans, the Company’s primary credit quality indicator is performance versus non-performance. The Company generally defines nonperforming residential mortgage loans as those that are 90 or more days past due and/or on non-accrual status. Generally, nonperforming residential loans have a higher risk of experiencing a credit loss.

The credit quality of the recorded investment, which represents carrying value plus accrued interest, in commercial and mezzanine mortgage loans at December 31, are as follows (in millions):

	Recorded Investment—Commercial and Mezzanine
	Loan-to-value Ratios
2023	> 70%	< 70%	Total	% of Total

Debt service coverage ratios:

Greater than 1.20x	$9,872	$21,763	$31,635	84.9%

Less than 1.20x	3,437	1,595	5,032	13.5%

Construction	—	614	614	1.6%

Total	$13,309	$23,972	$37,281	100.0%

	Recorded Investment—Commercial and Mezzanine
	Loan-to-value Ratios
2022	> 70%	< 70%	Total	% of Total

Debt service coverage ratios:

Greater than 1.20x	$4,744	$27,224	$31,968	85.5%

Less than 1.20x	2,616	2,543	5,159	13.8%

Construction	—	264	264	0.7%

Total	$7,360	$30,031	$37,391	100.0%

B-52

continued

The credit quality of the recorded investment, which represents carrying value plus accrued interest, in residential mortgage loans at December 31, are as follows (in millions):

	2023		2022
Residential	Recorded Investment	% of total	Recorded Investment	% of total

Credit quality indicators:

Performing	$4,018	99.8%	$442	99.1%

Nonperforming	10	0.2%	4	0.9%

Total	$4,028	100%	$446	100%

Mortgage Loan Age Analysis: The following table sets forth an age analysis of mortgage loans and identification of mortgage loans in which the Company is a participant or co-lender in a mortgage loan agreement as of December 31, (in millions):

	Residential		Commercial
2023	Insured	All Other	Insured	All Other	Mezzanine	Total

Recorded investment

Current	$—	$3,973	$—	$34,782	$2,046	$40,801

30-59 days past due	$—	$29	$—	$93	$—	$122

60-89 days past due	$—	$17	$—	$—	$—	$17

90-179 days past due	$—	$2	$—	$—	$—	$2

180+ days past due	$—	$6	$—	$360	$—	$366

Participant or co-lender in a mortgage loan agreement

Recorded investment	$—	$—	$—	$4,749	$2,046	$6,795

	Residential		Commercial
2022	Insured	All Other	Insured	All Other	Mezzanine	Total

Recorded investment

Current	$—	$439	$—	$35,233	$2,043	$37,715

30-59 days past due	$—	$—	$—	$—	$—	$—

60-89 days past due	$—	$2	$—	$—	$—	$2

90-179 days past due	$—	$—	$—	$—	$115	$115

180+ days past due	$—	$4	$—	$—	$—	$4

Interest Accrued

Recorded Investment	$—	$4	$—	$—	$115	$119

Interest Accrued	$—	$—	$—	$—	$3	$3

Participant or co-lender in a mortgage loan agreement

Recorded investment	$—	$—	$—	$5,079	$2,158	$7,237

Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic distribution as of December 31:

	Mortgage Loans by Property Type (Commercial & Residential):
	2023	2022
	% of Total	% of Total

Apartments	24.3%	25.0%

Office buildings	23.3	27.0

Industrial buildings	15.7	17.4

Shopping centers	15.6	18.1

Residential	11.0	1.8

Other—commercial	10.1	10.7

Total	100.0%	100.0%

B-53

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

	Mortgage Loans by Geographic Distribution:
	2023		2022
	% of Total		% of Total
	Commercial	Residential	Commercial	Residential

Pacific	21.4%	43.5%	22.2%	39.4%

South Atlantic	16.7	16.2	17.3	15.6

Middle Atlantic	16.9	8.7	17.3	20.0

South Central	10.5	10.7	10.7	8.8

North Central	8.8	5.4	8.8	3.6

New England	7.8	2.8	8.2	6.1

Mountain	2.1	12.7	2.0	6.5

Other	15.8	—	13.5	—

Total	100.0%	100.0%	100.0%	100.0%

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV Pacific states are AK, CA, HI, OR and WA

South Central states are AL, AR, KY, LA, MS, OK, TN and TX Middle Atlantic states are PA, NJ and NY

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI New England states are CT, MA, ME, NH, RI and VT

Mountain states are AZ, CO, ID, MT, NV, NM, UT, and WY

Other includes investments in Australia, United Kingdom and other countries.

Scheduled Mortgage Loan Maturities: At December 31, contractual maturities for mortgage loans are as follows (in millions):

	2023	2022
	Carrying Value	Carrying Value

Due in one year or less	$3,393	$2,882

Due after one year through five years	19,699	16,452

Due after five years through ten years	12,195	14,675

Due after ten years	5,705	3,651

Total	$40,992	$37,660

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed.

There were no amounts due from related parties that are collateralized by real estate owned by the Company’s investment subsidiaries and affiliates for the years ended December 31, 2023 or 2022.

Note 5—real estate

At December 31, 2023 and 2022, the Company’s directly owned real estate investments, were carried net of third party mortgage encumbrances. There were $722 million of third party mortgage encumbrances as of December 31, 2023, and $691 million for December 31, 2022.

B-54

continued

The directly owned real estate portfolio is diversified by property type and geographic region based on carrying value at December 31, as follows:

	Directly Owned Real Estate by Property Type:
	2023	2022
	% of Total	% of Total

Industrial buildings	45.2%	42.3%

Apartments	25.2	26.0

Office buildings	20.9	24.2

Retail	5.4	2.8

Mixed-use projects	2.0	2.0

Land under development	1.3	1.5

Income-producing land	—	1.2

Total	100.0%	100.0%

	Directly Owned Real Estate by Geographic Region:
	2023	2022
	% of Total	% of Total

Pacific	29.6%	27.2%

South Atlantic	25.7	29.1

Mountain	14.5	13.7

South Central	13.1	14.2

Middle Atlantic	9.3	9.3

North Central	7.8	6.5

Total	100.0%	100.0%

Note 6—subsidiary, controlled and affiliated entities

The Company holds interests in SCA entities which are reported as “Common stock” or “Other invested assets”. The carrying value of investments in SCA entities at December 31, are shown below (in millions):

	2023	2022

Net carrying value of the SCA entities

Reported as common stock	$1,015	$2,924

Reported as other invested assets	28,409	24,550

Total net carrying value	$29,424	$27,474

Of the $28,409 million and $24,550 million of SCA entities reported as “Other invested assets” as of December 31, 2023 and 2022, $5,985 million and $5,004 million were attributed to Nuveen, LLC, TIAA’s largest subsidiary, respectively.

On November 2, 2022, the Company entered into an agreement to sell a majority of its common stock ownership of FSB to various third-party investors. FSB was a federally chartered savings and loan holding company. Under the agreement, nearly all of FSB’s current assets and business lines were acquired by the new ownership, with the exception of TIAA Trust N.A. (“the Trust”). As a condition of the sale, the Company purchased $4.9 billion in residential mortgage loans from FSB during 2023, of which $3.8 billion were recorded within mortgage loans and $1.1 billion within other invested assets as these mortgages are held in a trust investment vehicle.

The Company recorded an impairment loss of $1.3 billion for the year ended December 31, 2022, attributable to the remeasurement of the Company’s investment in FSB from carrying value to fair value. The fair value of the Company’s investment in FSB was based on the agreed-upon sales price, adjusted to include the fair value of retained businesses discussed above. The impairment loss and a release of accumulated unrealized capital gains was offset by a reduction of the asset valuation reserve associated with the Company’s investment in FSB, which was recorded in the change in asset valuation reserve on the Statements of Changes in Capital and Contingency Reserves for the year ended December 31, 2022. The net reduction to capital and contingency reserves was $0.3 billion for the year ended December 31, 2022.

On July 31, 2023, the Company finalized the sale of a majority of its common stock ownership of FSB to various third-party investors. After the sale, FSB was renamed Everbank Financial Corporation (“Everbank”). The final amount recognized for the sale in 2023 was materially consistent with the estimated impact reported as of December 31, 2022. The Company retained a non-controlling stake and an ongoing business relationship in Everbank. The Company’s non-controlling stake in Everbank consists of $0.6 billion of preferred stock and $0.2 billion of common stock as of December 31, 2023.

B-55

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

As of December 31, 2023 and 2022, no investment in a SCA entity exceeded 10% of the Company’s admitted assets, and the Company does not have any material investments in foreign insurance subsidiaries. The Company did not have any significant investments in non-insurance SCA entities reported as common stocks as of December 31, 2023. The following tables provide information on the Company’s significant investments in non-insurance SCA entities reported as common stock, as well as information received from the NAIC in response to the filing of the common stock investments as of December 31, 2022 (in millions):

SCA Entities	Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount

TIAA FSB Holdings, Inc.	100%	$2,006	$2,006	$—

SCA Entity	Type of NAIC Filing	Date of Filing to the NAIC	NAIC Valuation Amount	NAIC Response Received Y/N	NAIC Disallowed Entities Valuation Method, Resubmission Required Y/N

TIAA FSB Holdings, Inc.	Sub-2	6/22/2022	$3,503	Y	N

The Company holds an interest in TIAA-CREF Life Insurance Company (“TIAA Life”), an insurance SCA entity, for which the audited statutory equity reflects NYDFS departures from NAIC SAP as noted below.

The deferred premium asset limitation results from the NYDFS Circular Letter No. 11 (2010), which prescribed the calculation and clarified the accounting for deferred premium assets when reinsurance is involved.

The Department requires in Regulation No. 147 (11 NYCRR 98) Valuation of Life Insurance Reserves Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

The Department prescribed a floor under Regulation No. 213 (11 NYCRR 103), Principle-Based Reserving, effective December 31, 2020, that the reserve for variable annuities is the greater of those prescribed under the NAIC Valuation Manual (“VM”) in section VM-21 Requirements for Principle-Based Reserves for Variable Annuities (“VM-21”), and Regulation No. 213.

The following table provides the monetary effect on net income and surplus as a result of using NYDFS prescribed accounting practices that differed from NAIC SAP, the amount of the investment in the insurance SCA per audited statutory equity and amount of the investment if the insurance SCA had completed statutory financial statements in accordance with NAIC SAP (in millions):

	2023
	Monetary Effect on NAIC SAP		Amount of Investment
SCA Entity	Net Income Increase (Decrease)	Surplus Increase (Decrease)	Per Audited Statutory Equity	If the Insurance SCA Had Completed Statutory Financial Statements*

TIAA Life	$(1)	$6	$828	$834

*	Per NAIC SAP (without permitted or prescribed practices)

	2022
	Monetary Effect on NAIC SAP		Amount of Investment
SCA Entity	Net Income Increase (Decrease)	Surplus Increase (Decrease)	Per Audited Statutory Equity	If the Insurance SCA Had Completed Statutory Financial Statements*

TIAA Life	$—	$7	$890	$897

*	Per NAIC SAP (without permitted or prescribed practices)

During 2023 and 2022, had TIAA Life not departed from NAIC SAP, a regulatory event would not have been triggered due to risk based capital.

As of December 31, 2023 and 2022, the Company held $155 million and $0 million, respectively, in bonds of affiliates.

As of December 31, 2023 and 2022, the net amount due to SCA entities was $196 million and $419 million, respectively. The net amounts are generally settled on a daily or monthly basis. These balances are reported in “Other assets” and “Other liabilities.” The Company has a subsidiary deposit program which allows certain subsidiaries the ability to deposit excess cash with the Company and earn daily interest. The deposits from this program are included in the net amount due to SCA entities and were $464 million and $580 million as of December 31, 2023 and 2022, respectively.

B-56

continued

The Company holds investments in downstream non-insurance holding companies, which are valued by the Company utilizing the look-through approach as defined in SSAP 97, Investments in Subsidiary, Controlled and Affiliated Entities. The financial statements for the downstream non-insurance holding companies are not audited and the Company has limited the value of its investment in these non-insurance holding companies by excluding immaterial assets that are not audited. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements. The Company’s carrying value in these downstream non-insurance holding companies is $8,887 million and $9,252 million as of December 31, 2023 and 2022, respectively. Significant holdings as of December 31, are as follows (in millions):

	2023	2022
Subsidiary	Carrying Value	Carrying Value

TIAA Global Ag Holdco LLC	$1,072	$1,001

T-C Europe, LP	1,052	556

TIAA Super Regional Mall Member Sub LLC	492	503

Occator Agricultural Properties, LLC	451	428

ND Properties LLC	449	622

TGA APAC Fund Holdings, LLC	388	385

TGA European RE Holdings I LLC	308	188

NGFF Holdco, LLC	306	306

TIAA Infrastructure Investments, LLC	271	1,033

T-C Lux Fund Holdings LLC	261	285

TIAA GTR Holdco LLC	225	180

TGA MKP Member LLC	202	202

NGTF Holdco LLC	200	200

T-C MV Member LLC	189	255

TGA Sparrow Investor LLC	180	181

T-C Waterford Blue Lagoon LLC	177	181

TIAA-Stonepeak Investments I, LLC	149	155

TIAA-Stonepeak Investments II, LLC	147	155

TGA JL MCF II Investor Member LLC	131	142

730 Transmission, LLC	122	120

TIAA NBS LLC	120	—

TIAA Global Timberlands, LLC	119	112

T-C MV Member II LLC	114	67

TGA SS Self Storage Portfolio Inv Mbr LLC	112	119

730 Data Centers, LLC	106	106

TEFF Holdco LLC	104	89

TIAA Global Capabilities Holdings	87	—

T-C SV Member LLC	80	79

TGA Sparrow II Investor LLC	77	38

TGA Peaceable Investor Member LLC	67	—

Other	1,129	1,564

	$8,887	$9,252

Note 7—other invested assets

As of December 31, 2023 and 2022, the components of the Company’s carrying value in “Other invested assets” are (in millions):

	2023	2022

Affiliated other invested assets	$28,409	$24,550

Unaffiliated other invested assets	13,845	11,677

Receivables for securities, derivative collateral and line of credit	386	784

Total other invested assets	$42,640	$37,011

B-57

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

As of December 31, 2023 and 2022, affiliated other invested assets consist primarily of investments through downstream legal entities in the following (in millions):

	2023	2022

Real estate and mortgage loans	$11,497	$9,168

Operating subsidiaries and affiliates	6,377	5,272

Investment subsidiaries	4,094	3,550

Agriculture and timber	5,271	4,581

Energy and infrastructure	1,170	1,979

Total affiliated other invested assets	$28,409	$24,550

Of the $6,377 million and $5,272 million of operating subsidiaries and affiliates as of December 31, 2023 and 2022, $5,985 million and $5,004 million were attributed to Nuveen, LLC, TIAA’s largest subsidiary, respectively.

As of December 31, 2023 and 2022, unaffiliated other invested assets consist primarily of joint ventures.

The following table presents the OTTI recorded for the years ended December 31, (in millions) for “Other invested assets” for which the carrying value is not expected to be recovered:

	2023	2022	2021

Operating Subsidiaries	$1,013	$842	$407

All Other	166	197	217

Total	$1,179	$1,039	$624

The following table presents the carrying value for “Other invested assets” denominated in foreign currency for the years ended December 31, (in millions):

	2023	2022

Other invested assets denominated in foreign currency	$1,178	$868

Note 8—investments commitments

The outstanding obligation for future investments at December 31, 2023, is shown below by asset category (in millions):

	2024	In later years	Total Commitments

Bonds	$1,219	$2,244	$3,463

Mortgage loans	706	—	706

Real estate	71	1	72

Other invested assets	2,709	7,342	10,051

Total	$4,705	$9,587	$14,292

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers and the funding of real estate and commercial mortgage commitments is generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. The funding of residential mortgage loan commitments is contingent upon the loan meeting specified guidelines including property appraisal reviews and confirmation of borrower credit. For other invested assets, primarily fund investments, there are scheduled capital calls that extend into future years.

B-58

continued

Note 9—investment income and capital gains and losses

Net Investment Income: The components of net investment income for the years ended December 31, are as follows (in millions):

	2023	2022	2021

Bonds	$9,061	$8,649	$8,667

Stocks	259	281	231

Mortgage loans	1,759	1,482	1,429

Real estate	492	409	382

Derivatives	299	270	215

Other invested assets	2,292	2,612	3,274

Cash, cash equivalents and short-term investments	75	9	—

Total gross investment income	14,237	13,712	14,198

Less investment expenses	(1,347)	(1,240)	(1,070)

Net investment income before amortization of IMR	12,890	12,472	13,128

Plus amortization of IMR	432	532	414

Net investment income	$13,322	$13,004	$13,542

The gross, nonadmitted and admitted amounts for interest income due and accrued for the years ended December 31, are as follows (in millions):

	2023	2022

Gross	$2,014	$1,923

Nonadmitted	—	—

Total admitted interest income due and accrued	$2,014	$1,923

The cumulative amounts of paid-in-kind interest included in the current principal balance for the years ended December 31, are as follows (in millions):

	2023	2022

Cumulative amounts of PIK interest included in the current principal balance	$1,495	$1,363

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31, are as follows (in millions):

	2023	2022	2021

Bonds	$(444)	$(347)	$832

Stocks	(718)	(1,336)	45

Mortgage loans	(402)	(5)	(6)

Real estate	60	(1)	204

Derivatives	(43)	459	152

Other invested assets	(1,248)	(1,219)	(633)

Cash, cash equivalents and short-term investments	86	(87)	(23)

Total before capital gains taxes and transfers to IMR	(2,709)	(2,536)	571

Transfers to IMR	1,019	(78)	(923)

Net realized capital losses less capital gains taxes, after transfers to IMR	$(1,690)	$(2,614)	$(352)

Write-downs of investments resulting from OTTI, included in the preceding table, are as follows for the years ended December 31, (in millions):

	2023	2022	2021

Other-than-temporary impairments:

Bonds	$211	$239	$100

Stocks	57	1,403	52

Mortgage loans	364	—	—

Real estate	100	4	—

Other invested assets	1,179	1,039	624

Total	$1,911	$2,685	$776

B-59

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

Information related to the sales of long-term bonds are as follows for the years ended December 31, (in millions):

	2023	2022	2021

Proceeds from sales	$13,322	$17,993	$17,488

Gross gains on sales	$196	$482	$1,064

Gross losses on sales	$357	$541	$174

The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. In accordance with the Company’s valuation and impairment process, the investments which are deemed held for sale will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Note 10—disclosures about fair value of financial instruments

Fair value of financial instruments

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stocks when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using a discounted cash flow analysis, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price in a hypothetical market. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.

The Company’s financial assets and liabilities are classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100R, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.

Level 2—inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

Net Asset Value (“NAV”) practical expedient—TIAA has elected the NAV practical expedient for certain investments held by its separate account. These investments are excluded from the valuation hierarchy, as these investments are fair valued using their net asset value as a practical expedient since market quotations or values from independent pricing services are not readily available. The separate account assets that have elected the NAV practical expedient represent investments in limited partnerships and limited liability companies that invest in real estate properties. The fair value, determined by the NAV practical expedient, of these assets were $792 million and $893 million for the years ended December 31, 2023 and 2022, respectively,

B-60

continued

and total unfunded commitments were $201 million and $290 million for the years ended December 31, 2023 and 2022, respectively. For these investments, redemptions are prohibited prior to liquidation.

The following table provides information about the aggregate fair value of the Company’s financial instruments and their level within the fair value hierarchy as well as investments valued at their NAV, at December 31, 2023 (in millions):

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3		NAV

Assets:

Bonds	$183,159	$199,566	$—	$181,158	$2,001		$—

Common stock(1)	1,717	1,717	1,000	212	505		—

Preferred stock	993	994	12	830	151		—

Mortgage loans	37,235	40,992	—	—	37,235		—

Derivatives	1,245	1,358		306	939		—

Other invested assets(1)	259	251	—	259	—		—

Contract loans	502	502	—	—	502		—

Separate account assets	47,464	47,625	19,427	2,955	24,290		792

Cash, cash equivalents & short term investments	534	534	137	377	20		—

Total	$273,108	$293,539	$20,576	$186,097	$65,643		$792

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3		NAV

Liabilities:

Deposit-type contracts	$8,499	$8,499	$—	$—	$8,499		$—

FHLB debt	160	160	—	—	160		—

Separate account liabilities	46,862	46,862	—	—	46,862		—

Derivatives	261	365	—	314	(53	)*	—

Total	$55,782	$55,886	$—	$314	$55,468		$—

(1)	Excludes investments accounted for under the equity method.
*	The negative amount in the liabilities table represents the positive market value of the Tranched Credit Default Index Replications that were traded at a discount.

The following table provides information about the aggregate fair value of the Company’s financial instruments and their level within the fair value hierarchy as well as investments valued at their NAV at December 31, 2022 (in millions):

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	NAV

Assets:

Bonds	$180,072	$202,240	$—	$177,587	$2,485	$—

Common stock(1)	4,587	4,587	3,876	200	511	—

Preferred stock	382	406	9	240	133	—

Mortgage loans	34,757	37,660	—	—	34,757	—

Derivatives	1,749	1,920	—	987	762	—

Other invested assets(1)	245	244	—	245	—	—

Contract loans	731	731	—	—	731	—

Separate account assets	50,137	50,382	16,452	4,332	28,460	893

Cash, cash equivalents & short term investments	1,204	1,204	427	776	1	—

Total	$273,864	$299,374	$20,764	$184,367	$67,840	$893

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	NAV

Liabilities:

Deposit-type contracts	$8,294	$8,294	$—	$—	$8,294	$—

FHLB debt	100	100	—	—	100	—

Separate account liabilities	50,247	50,247	—	—	50,247	—

Derivatives	295	327	—	278	17	—

Total	$58,936	$58,968	$—	$278	$58,658	$—

(1)	Excludes investments accounted for under the equity method.

B-61

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

The estimated fair values of the financial instruments presented above are determined by the Company using market information available as of December 31, 2023 and 2022. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could realize in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock, preferred stock, and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies, exchange listed equities, and public real estate investment trusts. Bond ETFs are classified as common stock and are valued using quoted market prices.

Cash included in Level 1 represents cash on hand.

Level 2 financial instruments

Bonds included in Level 2 are valued principally by third party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for loan-backed and structured securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

Preferred stocks included in Level 2 include those which are traded in an inactive market for which prices for identical securities are not available. Valuations are based principally on observable inputs including quoted prices in markets that are not considered active.

Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, commodity forwards, interest rate swaps and credit default swaps. Fair values for these instruments are determined internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.

Other invested assets in Level 2 include surplus notes that are valued by a third party pricing vendor using primarily observable market inputs. Observable inputs include benchmark yields, reported trades, market dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. Additionally, for residual tranches or interests, valuation may be based on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

Separate account assets in Level 2 consist principally of short-term government agency notes and corporate bonds that are valued principally by third party pricing services using market observable inputs.

Cash equivalents, short term investments and common stock included in Level 2 are valued principally by third party services using market observable inputs.

Level 3 financial instruments

Valuation techniques for bonds and cash, cash equivalents, and short-term investments included in Level 3 are generally the same as those described in Level 2 except that the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.

Estimated fair value for privately traded common equity securities are principally determined using valuation and discounted cash flow models that require a substantial level of judgment. Included in Level 3 common stock is the Company’s holdings in the Federal Home Loan Bank of New York (“FHLBNY”) stock as described in Note 18 - FHLBNY Membership and Borrowings. As prescribed in the FHLBNY’s capital plan, the par value of the capital stock is $100 and all capital stock is issued, redeemed, repurchased, or transferred at par value. Since there is not an observable market for the FHLBNY’s stock, these securities have been classified as Level 3.

B-62

continued

Preferred shares are valued using valuation and discounted cash flow models that require a substantial level of judgment.

Mortgage loans are valued using discounted cash flow models that utilize inputs which include loan and market interest rates, credit spreads, the nature and quality of underlying collateral and the remaining term of the loans.

Derivatives assets classified as Level 3 represent structured financial instruments that rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be corroborated by observable market data. Significant inputs that are unobservable generally include references to inputs outside the observable portion of credit curves or other relevant market measures. These unobservable inputs require significant management judgment or assumptions. Level 3 methodologies are validated through periodic comparison of the Company’s fair values to external broker-dealer values.

Contract loans are fully collateralized by the cash surrender value of underlying insurance policies and are valued based on the carrying value of the loan, which is determined to be its fair value, and are classified as Level 3.

Separate account assets classified as Level 3 primarily include directly owned real estate properties, real estate joint ventures and real estate limited partnerships. Directly owned real estate properties are valued on a quarterly basis based on independent third party appraisals. Real estate joint venture interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Real estate limited partnership interests are valued based on the most recent NAV of the partnership.

Separate account liabilities are accounted for at fair value, except the TIAA Stable Value separate account, which supports book value separate account agreements, in which case the assets are accounted for at amortized cost. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

FHLB debt provides additional liquidity to the Company to support general business operations. FHLB debt held by the Company is generally comprised of short term advances and is reflected as borrowed money within the Company’s financial statements. Borrowings outstanding at December 31, 2023 and 2022, had maturity dates less than three business days from the reporting date. Accordingly, the fair value of the debt is valued using the par value, which approximates fair value.

Deposit-type contracts include funding agreements used in an investment spread capacity. Fair value of funding agreements is determined by discounted cash flow analysis using funding agreement interest rates as of the reporting date. Other deposit-type contracts are valued based on the accumulated account value, which approximates fair value. All deposit-type contracts are classified as Level 3.

Assets and Liabilities Measured and Reported at Fair Value

The following table provides information about the aggregate fair value for financial instruments measured and reported at fair value and their level within the fair value hierarchy as well as investments valued at their NAV at December 31, (in millions):

	2023
	Level 1	Level 2	Level 3	NAV	Total

Assets at fair value:

Bonds

U.S. Government	$—	$1,227	$—	$—	$1,227

Industrial and miscellaneous	—	47	—	—	47

Total bonds	$—	$1,274	$—	$—	$1,274

Common stock

Industrial and miscellaneous	$999	$212	$505	$—	$1,716

Total common stocks	$999	$212	$505	$—	$1,716

Preferred stock	$12	$719	$74	$—	$805

Total preferred stocks	$12	$719	$74	$—	$805

Derivatives

Foreign exchange contracts	—	367	—	—	367

Total derivatives	$—	$367	$—	$—	$367

Separate accounts assets	$19,402	$155	$24,290	$792	$44,639

Total assets at fair value	$20,413	$2,727	$24,869	$792	$48,801

Liabilities at fair value:

Derivatives

Interest rate contracts	$—	$4	$—	$—	$4

Foreign exchange contracts	—	256	—	—	256

Total liabilities at fair value	$—	$260	$—	$—	$260

B-63

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

	2022
	Level 1	Level 2	Level 3	NAV	Total

Assets at fair value:

Bonds

U.S. Government	$—	$1,235	$—	$—	$1,235

Industrial and miscellaneous	—	77	—	—	77

Total bonds	$—	$1,312	$—	$—	$1,312

Common stock

Industrial and miscellaneous	$3,876	$200	$511	$—	$4,587

Total common stocks	$3,876	$200	$511	$—	$4,587

Preferred stock	$9	$23	$66	$—	$98

Total preferred stocks	$9	$23	$66	$—	$98

Derivatives

Foreign exchange contracts	—	846	—	—	846

Total derivatives	$—	$846	$—	$—	$846

Separate accounts assets	$16,432	$1,590	$28,460	$893	$47,375

Total assets at fair value	$20,317	$3,971	$29,037	$893	$54,218

Liabilities at fair value:

Derivatives

Interest rate contracts	$—	$90	$—	$—	$90

Foreign exchange contracts	—	168	—	—	168

Total liabilities at fair value	$—	$258	$—	$—	$258

Reconciliation of Level 3 assets and liabilities measured and reported at fair value:

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2023 (in millions):

	Balance at 1/1/2023	Transfers into Level 3		Transfers out of Level 3		Total gains & (losses) included in Net Income	Total gains & (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Ending Balance at 12/31/2023

Bonds	$—	$10	[a]	$(4	) [b]	$(12)	$(1)	$—	$7	$—	$—	$—

Common stock	511	—		—		—	(4)	2,618	—	(2,620)	—	505

Preferred stock	66	—		—		2	18	—	—	(12)	—	74

Separate account assets	28,460	—		—		(95)	(4,380)	285	—	—	20	24,290

Total	$29,037	$10		$(4)		$(105)	$(4,367)	$2,903	$7	$(2,632)	$20	$24,869

(a)	The Company transferred bonds into Level 3 that were measured and reported at fair value.
(b)	The Company transferred bonds out of Level 3 that were not measured and reported at fair value.

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2022 (in millions):

	Beginning balance at 1/1/2022	Transfers into Level 3	Transfers out of Level 3		Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Ending Balance at 12/31/2022

Bonds	$22	$—	$(24	) [a]	$(3)	$2	$—	$3	$—	$—	$—

Common stock	331	—	—		8	22	9,328	—	(9,178)	—	511

Preferred stock	83	—	—		(9)	(7)	—	—	(1)	—	66

Separate account assets	25,807	—	—		(1,653)	3,236	1,461	—	(621)	230	28,460

Total	$26,243	$—	$(24)		$(1,657)	$3,253	$10,789	$3	$(9,800)	$230	$29,037

(a)	The Company transferred bonds out of Level 3 that were not measured and reported at fair value.

The Company’s policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

B-64

continued

Quantitative information regarding level 3 fair value measurements

The following table provides quantitative information on significant unobservable inputs (Level 3) used in the fair value measurement of assets that are measured and reported at fair value at December 31, 2023 (in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average

Equity securities:

Common stock	$505	Market comparable	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiple	7.23x-14.0x	10.04x

		Equity method	Company Financials	1.0x	1.0x

		Exchange Traded - Close price	Contractual Price	$156.6	$156.6

		Market comparable	Revenue Multiple	8.7x	8.7x

Preferred stock	$74	Market comparable	EBITDA multiple	9.0x	9.0x

		Market comparable	Price-to-book multiple	2.5x	2.5x

		Market comparable	Market Yield	12.64x	12.64x

Separate account assets:

Real estate properties and real estate joint ventures	$23,768

Office properties		Income approach - discounted cash flow	Discount rate	6.5% - 10.3%	7.9%

			Terminal capitalization rate	5.5% - 8.5%	6.6%

		Income approach - direct capitalization	Overall capitalization rate	4.8% - 11.3%	6.3%

Industrial properties		Income approach - discounted cash flow	Discount rate	6.5% - 8.3%	7.3%

			Terminal capitalization rate	5.0% - 7.0%	5.6%

		Income approach - direct capitalization	Overall capitalization rate	2.0% - 6.3%	5.0%

Residential properties		Income approach - discounted cash flow	Discount rate	6.3% - 7.5%	6.8%

			Terminal capitalization rate	4.8% - 6.0%	5.4%

		Income approach - direct capitalization	Overall capitalization rate	4.3% - 5.8%	4.9%

Retail properties		Income approach - discounted cash flow	Discount rate	6.8% - 11.5%	8.0%

			Terminal capitalization rate	5.3% - 9.0%	6.5%

		Income approach - direct capitalization	Overall capitalization rate	5.3% - 8.5%	5.9%

Hotel properties		Income approach - discounted cash flow	Discount rate	10.0%	10.0%

			Terminal capitalization rate	8.3%	8.3%

		Income approach - direct capitalization	Overall capitalization rate	7.8%	7.8%

Separate account real estate assets include the values of the related mortgage loans payable in the table below at December 31, 2023 (in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average

Mortgage loans payable	$(1,851)

Office properties		Discounted cash flow	Loan-to-value ratio	35.8% - 103%	58.3%

			Equivalency rate	6.3% - 10.9%	9.0%

			Loan-to-value ratio	35.8% - 103%	58.3%

Net present value			Weighted average cost of capital risk premium multiple	1.1-2.1	1.3

Industrial properties		Discounted cash flow	Loan-to-value ratio	29.9% - 38.4%	33.4%

			Equivalency rate	6.7% - 6.9%	6.8%

			Loan-to-value ratio	29.9% - 38.4%	33.4%

Net present value			Weighted average cost of capital risk premium multiple	1.1-1.1	1.1

Residential properties		Discounted cash flow	Loan-to-value ratio	30.0% - 74.5%	44.9%

			Equivalency rate	6.2% - 8.2%	7.1%

			Loan-to-value ratio	30.0% - 74.5%	44.9%

Net present value			Weighted average cost of capital risk premium multiple	1.1 - 1.3	1.2

B-65

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average

Retail properties		Discounted cash flow	Loan-to-value ratio	48.7% - 83.8%	58.8%

			Equivalency rate	6.0% - 7.1%	6.5%

			Loan-to-value ratio	48.7% - 83.8%	58.8%

Net present value			Weighted average cost of capital risk premium	1.1-1.9	1.4

Separate account real estate assets include the values of the related loan receivable in the table below at December 31, 2023 (in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average

Loan receivable	$1,691

Office properties		Discounted cash flow	Loan-to-value ratio	48.0% - 136.1%	83.8%

			Equivalency rate	6.5% - 52.7%	13.4%

Industrial properties		Discounted cash flow	Loan-to-value ratio	34.4% - 66%	50.0%

			Equivalency rate	2.5% - -8.5%	5.4%

Residential properties		Discounted cash flow	Loan-to-value ratio	39.1% - 70.8%	55.0%

			Equivalency rate	3.2% - 8.6%	7.5%

Retail properties		Discounted cash flow	Loan-to-value ratio	54.9% - 73.3%	64.2%

			Equivalency rate	7.3% - 13.6%	9.5%

Separate account real estate assets include the values of the real estate operating business in the table below at December 31, 2023 (in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average

Real estate operating business	$682

		Discounted cash flow	Discount rate	10.0%	10.0%

			Terminal growth rate	8.1%	8.1%

		Market approach	EBITDA multiple	30.0x	30.0x

Additional qualitative information on fair valuation process

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. The procedures and framework for fair value methodologies are approved by the TIAA Valuation Committee. The valuation teams are responsible for the determination of fair value in accordance with the procedures and framework approved by the TIAA Valuation Committee.

The valuation teams (1) compare price changes between periods to current market conditions, (2) compare trade prices of securities to fair value estimates, (3) compare prices from multiple pricing sources, and (4) perform ongoing vendor due diligence to confirm that independent pricing services use market-based parameters for valuation. Internal and vendor valuation methodologies are reviewed on an ongoing basis and revised as necessary based on changing market conditions to ensure values represent a reasonable exit price.

Markets in which the Company’s fixed income securities trade are monitored by surveying the Company’s traders. The valuation teams determine if liquidity is active enough to support a Level 2 classification. Use of independent non-binding broker quotations may indicate a lack of liquidity or the general lack of transparency in the process to develop these price estimates, causing them to be considered Level 3.

Level 3 equity investments generally include private equity co-investments along with general and limited partnership interests. Values are derived by the general partners. The partners generally fair value these instruments based on projected net earnings, earnings before interest, taxes depreciation and amortization, discounted cash flow, public or private market transactions, or valuations of comparable companies. When using market comparables, certain adjustments may be made for differences between the reference comparable and the investment, such as liquidity. Investments may also be valued at cost for a period of time after an acquisition, as the best indication of fair value.

With respect to real property investments in TIAA’s Real Estate Account, each property is appraised, and each mortgage loan is valued, at least once every calendar quarter. Each property is appraised by an independent, third party appraiser, reviewed by the Company’s internal appraisal staff and as applicable, the Real Estate Account’s independent fiduciary. Any differences in the conclusions of the Company’s internal appraisal staff and the independent appraiser are reviewed by the independent fiduciary, who will make a final determination. The independent fiduciary was appointed by a special subcommittee of the Investment Committee of TIAA Board of Trustees to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Real Estate Account.

B-66

continued

Mortgage loans payable are valued internally by the valuation teams, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, the return demands of the market.

The loans receivable are valued internally by the valuation teams, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral) and the credit quality of the counterparty. The Real Estate Account continues to use the revised value after valuation adjustments for the loan receivable to calculate the Account’s daily NAV until the next valuation review.

Note 11 – Restricted Assets

The following tables provide information on the amounts and nature of assets pledged to others as collateral or otherwise restricted by the Company as of December 31, (in millions):

	2023
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting Separate Account (S/A) Activity	Total S/A Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets

Collateral held under security lending agreements	$652	$—	$—	$—	$652	$1,332	$(680)	$—	$652	0.19%	0.19%

FHLB capital stock	367	—	—	—	367	369	(2)	—	367	0.10%	0.11%

On deposit with states	16	—	—	—	16	16	—	—	16	0.01%	0.01%

Pledged as collateral to FHLB (including assets backing funding agreements)	8,729	—	—	—	8,729	8,780	(51)	—	8,729	2.49%	2.52%

Pledged as collateral not captured in other categories	231	—	—	—	231	31	200	—	231	0.07%	0.07%

Other restricted assets	—	—	37	—	37	45	(8)	—	37	0.01%	0.01%

Total restricted assets	$9,995	$—	$37	$—	$10,032	$10,573	$(541)	$—	$10,032	2.87%	2.91%

	2022
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting Separate Account (S/A) Activity	Total S/A Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets

Collateral held under security lending agreements	$1,328	$—	$4	$—	$1,332	$2,251	$(919)	$—	$1,332	0.38%	0.38%

FHLB capital stock	369	—	—	—	369	186	183	—	369	0.10%	0.11%

On deposit with states	16	—	—	—	16	16	—	—	16	—%	—%

Pledged as collateral to FHLB (Including assets backing funding agreements)	8,780	—	—	—	8,780	2,139	6,641	—	8,780	2.49%	2.52%

Pledged as collateral not captured in other categories	31	—	—	—	31	63	(32)	—	31	0.01%	0.01%

Other restricted assets	—	—	45	—	45	25	20	—	45	0.01%	0.01%

Total restricted assets	$10,524	$—	$49	$—	$10,573	$4,680	$5,893	$—	$10,573	2.99%	3.03%

The pledged as collateral not captured in other categories represents derivative collateral the Company has pledged and collateral pledged associated with forward loan purchase agreements.

B-67

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

The other restricted assets represents real estate deposits held within separate accounts.

The following tables provide the collateral received and reflected as assets by the Company and the recognized obligation to return collateral assets as of December 31, (in millions):

	2023
Collateral Assets	Book/Adjusted Carrying Value (“BACV”)	Fair Value	BACV to Total Assets (Admitted and Nonadmitted)	BACV to Total Admitted Assets

General Account:

Cash, cash equivalents and short-term investments	$1,039	$1,039	0.34%	0.35%

Securities lending collateral assets	652	652	0.21%	0.22%

Total General Account Collateral Assets	$1,691	$1,691	0.55%	0.57%

Separate Account:

Securities lending collateral assets	$2	$2	—%	—%

Total Separate Account Collateral Assets	$2	$2	—%	—%

	2023
	Amount	% of Total Liabilities

Recognized Obligation to Return Collateral Asset (GeneralAccount)	$1,691	0.66%

Recognized Obligation to Return Collateral Asset (Separate Account)	$2	—%

	2022
Collateral Assets	Book/Adjusted Carrying Value (“BACV”)	Fair Value	BACV to Total Assets (Admitted and Nonadmitted)	BACV to Total Admitted Assets

General Account:

Cash, cash equivalents and short-term investments	$1,403	$1,403	0.46%	0.47%

Securities lending collateral assets	1,328	1,328	0.44%	0.45%

Total General Account Collateral Assets	$2,731	$2,731	0.90%	0.92%

Separate Account:

Securities lending collateral assets	$4	$4	0.01%	0.01%

Total Separate Account Collateral Assets	$4	$4	0.01%	0.01%

	2022
	Amount	% of Total Liabilities

Recognized Obligation to Return Collateral Assets (General Account)	$2,731	1.07%

Recognized Obligation to Return Collateral Asset (Separate Account)	$4	0.01%

The Company receives primarily cash collateral for derivatives. The Company reinvests the cash collateral or uses the cash for general corporate purposes.

Note 12 – Derivative Financial Instruments

The Company uses derivative instruments for economic hedging and asset replication purposes. The Company does not engage in derivative financial instrument transactions for speculative purposes. The Company does not enter into derivative financial instruments with financing premiums.

Counterparty and Credit Risk: Derivative financial instruments used by the Company may be exchange-traded or contracted in the over-the-counter market (“OTC”). The Company’s OTC derivative transactions are cleared and settled through central clearing counterparties (“OTC-cleared”) or through bilateral contracts with other counterparties (“OTC-bilateral”). Should an OTC-bilateral counterparty fail to perform its obligations under contractual terms, the Company may be exposed to credit-related losses. The current credit exposure of the Company’s derivatives is limited to the net positive fair value of derivatives at the reporting date, after taking into consideration the existence of netting agreements and any collateral received. All of the credit exposure for the Company from OTC-bilateral contracts is with investment grade counterparties. The Company also monitors its counterparty credit quality on an ongoing basis.

B-68

continued

The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each derivative counterparty relating to OTC transactions. In addition to the ISDA agreement, Credit Support Annexes (“CSA”), which are bilateral collateral agreements, are put in place with a majority of the Company’s derivative OTC-bilateral counterparties. The CSAs allow the Company’s mark-to-market exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. The Company also exchanges cash and securities margin for derivatives traded through a central clearinghouse. Due to the level of material swap exposure, the Company also entered Uncleared Margin Rules (“UMR”) agreements with certain non-clearinghouse counterparties to adhere to Initial Margin (“IM”) obligations for uncleared swap transactions. As of December 31, 2023 and 2022, counterparties pledged the following cash and initial margins to the Company (in millions):

	December 31,
	2023	2022

Cash collateral and margin	$1,039	$1,403

Securities collateral and margin	$184	$173

The Company must also post collateral or margin to the extent its net position with a given counterparty or clearinghouse is at a loss relative to the counterparty. As of December 31, 2023 and 2022, the Company pledged the following collateral and initial margins to its counterparties (in millions):

	December 31,
	2023	2022

Cash collateral and margin	$129	$11

Securities collateral and margin	$88	$8

The amount of accounting loss the Company will incur if any party to the derivative contract fails completely to perform according to the terms of the contract and the collateral or other security, if any, for the amount due proved to be of no value to the Company is equal to the gross asset value and accrued interest receivable of all derivative contracts which, as of December 31, 2023 and 2022, were $1,491 million and $2,052 million, respectively.

Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit rating agencies. If the Company’s credit rating falls below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination requires immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features in a liability position on December 31, 2023 and 2022 were $121 million and $11 million, respectively, for which the Company posted collateral of $100 million and $20 million, respectively, through the normal course of business.

Derivative Types: The Company utilizes the following types of derivative financial instruments and strategies within its portfolio:

Interest Rate Swap Contracts: The Company enters into interest rate swap contracts to economically hedge against the effect of interest rate fluctuations on certain variable interest rate bonds and other commitments.The Company also uses interest rate swap contracts in certain replication synthetic asset transactions. (“RSAT”). RSATs are derivative transactions (the derivative component) established concurrently with other investments (the cash component) in order to “replicate” the investment characteristics of another permissible instrument (the reference entity). The Company does not apply hedge accounting for these derivatives instruments.

Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts and forward foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. The Company applies hedge accounting to certain of these derivatives instruments and fair value accounting to the majority of these derivatives instruments.

Foreign Currency Forward Contracts: The Company enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. The Company does not apply hedge accounting for these derivatives instruments.

Purchased Credit Default Swap Contracts: The Company purchases credit default swaps to hedge against unexpected credit events on selective investments held in the Company’s investment portfolio. The Company pays a periodic fee in exchange for the right to put the underlying investment back to the counterparty at par upon a credit event by the underlying referenced issuer. Credit events are typically defined as bankruptcy, failure to pay, or certain types of restructuring. The Company does not apply hedge accounting for these derivatives instruments.

B-69

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

Written Credit Default Swaps used in Replication Transactions: Credit default swaps are used by the Company in conjunction with long-term bonds as RSAT. The Company sells credit default swaps on single name corporate or sovereign credits, credit indices, or credit index tranches and provides credit default protection to the buyer. Events or circumstances that would require the Company to perform under a written credit default swap may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, debt restructuring, or default. The Company does not apply hedge accounting for these derivatives instruments.

Asset Swap Contracts: The Company enters into asset swap contracts to hedge against inflation risk associated with its TIPS. The Company also uses asset swap contracts in certain RSATs. For hedges of its TIPS, the Company pays all cash flows received from the TIPS security to the counterparty in exchange for fixed interest rate coupon payments. The Company applies hedge accounting for asset swaps used in hedging transactions, and does not apply hedge accounting for asset swaps used in RSATs.

Total Return Swap Contracts: The Company enters into total return swap contracts in conjunction with long-term bonds as part of its RSAT strategy. The Company does not apply hedge accounting for these derivatives instruments.

Bond Forward Contracts: The Company enters into forward bond contracts to purchase an identified bond at a specified price on a future date as part of its RSAT strategy. The Company does not apply hedge accounting for these derivatives instruments.

The table below illustrates the change in net unrealized capital gains and losses and realized capital gains and losses from derivative instruments. Instruments utilizing hedge accounting treatment are shown as qualifying hedge relationships. Instruments that utilize fair value accounting are shown as non-qualifying hedge relationships. Derivatives used in replication strategies are shown as derivatives used for other than hedging purposes (in millions):

	December 31, 2023		December 31, 2022		December 31, 2021
Qualifying hedge relationships	Change in Net Unrealized Capital Gain (Loss)	Net Realized Capital Gain (Loss)	Change in Net Unrealized Capital Gain (Loss)	Net Realized Capital Gain (Loss)	Change in Net Unrealized Capital Gain (Loss)	Net Realized Capital Gain (Loss)

Foreign currency swap	$(101)	$(3)	$296	$11	$116	$(2)

Total qualifying hedge relationships	$(101)	$(3)	$296	$11	$116	$(2)

Non-qualifying hedge relationships

Foreign currency swaps	$(417)	$85	$476	$33	$216	$5

Foreign currency forwards	(147)	28	(37)	412	134	123

Interest rate contracts	86	(172)	(103)	—	(8)	—

Total non-qualifying hedge relationships	$(478)	$(59)	$336	$445	$342	$128

Derivatives used for other than hedging purposes	$—	$19	$—	$3	$—	$26

Total derivatives	$(579)	$(43)	$632	$459	$458	$152

Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration, or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the notional amount of the contract. Should a credit event occur, the amounts owed to a counterparty by the Company may be subject to recovery provisions that include, but are not limited to:

1.	Notional amount payment by the Company to Counterparty and/or delivery of physical security by Counterparty to the Company.

2.	Notional amount payment by the Company to Counterparty net of contractual recovery fee.

3.	Notional amount payment by the Company to Counterparty net of auction determined recovery fee.

The Company will record an other-than-temporary impairment loss on a derivative position if an existing condition or set of circumstances indicates there is a limited ability to recover an unrealized loss.

The Company enters into replication transactions whereby credit default swaps have been written by the Company on credit indices, credit index tranches, or single name corporate or sovereign credits. Credit index positions represent replications where credit default swaps have been written by the Company on the Dow Jones North American Investment Grade Series of indexes (“DJ.NA.IG”). Each index is comprised of 125 liquid investment grade credits domiciled in North America and represents a broad exposure to the investment grade corporate market. Index positions also represent replications where credit default swaps have been written by the Company on the Dow Jones North American High Yield Series of indexes (“DJ.NA.HY”). Each index is comprised of 100 high yield credits domiciled in North America and represents a broad exposure to the high yield corporate market.

The Company writes contracts on the “Senior” tranche of the Dow Jones North American Investment Grade Index Series 31, 33, 35, 37, 39, and 41, (DJ.NA.IG.31, DJ.NA.IG.33, DJ.NA.IG.35, DJ.NA.IG.37, DJ.NA.IG.39 and DJ.NA.IG.41, respectively), whereby the Company is obligated to perform should the default rates of each index fall between 7%-15%. The Company also writes contracts

B-70

continued

on the “Super Senior” tranche of the Dow Jones North American High Yield Index Series 31, 33, 35, 37, 39, and 41 (DJ.NA.HY.31, DJ.NA.HY.33, DJ.NA.HY.35, DJ.NA.HY.37, DJ.NA.HY.39 and DJ.NA.HY.41, respectively), whereby the Company is obligated to perform should the default rates of each index fall between 35%-100%. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount of the contracts.

Information related to the credit quality of replication positions involving credit default swaps appears below. The values below are listed in order of their NAIC credit designation, with a designation of 1 having the highest credit quality based on the underlying asset referenced by the credit default swap (in millions):

		December 31, 2023			December 31, 2022
RSAT NAIC Designation	Referenced Credit Obligation	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity

1 Highest quality	Single name credit default swaps	$—	$—	—	$—	$—	—

	Credit default swaps on indices	12,862	991	4	12,533	744	4
	Subtotal	12,862	991	4	12,533	744	4

2 High quality	Single name credit default swaps	—	—	—	—	—	—

	Credit default swaps on indices	55	2	4	5	1	4
	Subtotal	55	2	4	5	1	4

3 Medium quality	Single name credit default swaps	—	—	—	—	—	—

	Credit default swaps on indices	—	—	—	—	—	—
	Subtotal	—	—	—	—	—	—

Total		$12,917	$993	4	$12,538	$745	4

The table below illustrates derivative asset and liability positions held by the Company, including notional amounts, carrying values and estimated fair values. Instruments utilizing hedge accounting treatment are shown as qualifying hedge relationships. Hedging instruments that utilize fair value accounting are shown as non-qualifying hedge relationships. Derivatives used in replication strategies are shown as derivatives used for other than hedging purposes.

		Summary of Derivative Positions
		(in millions)
		December 31, 2023			December 31, 2022
Qualifying hedge relationships		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV

Asset swaps	Assets	$1,210	$—	$(282)	$1,210	$—	$(266)

	Liabilities	—	—	—	—	—	—

Foreign currency swaps	Assets	3,027	220	266	3,561	292	421

	Liabilities	1,364	(56)	(57)	548	(27)	(19)

Total qualifying hedge relationships		$5,601	$164	$(73)	$5,319	$265	$136

Non-qualifying hedge relationships

Interest rate swaps	Assets	—	—	—	—	—	—

	Liabilities	116	(4)	(4)	4,201	(90)	(90)

Foreign currency swaps	Assets	4,044	367	367	6,364	713	713

	Liabilities	2,473	(102)	(99)	506	(29)	(29)

Foreign currency forwards	Assets	285	—	—	2,740	132	132

	Liabilities	5,305	(155)	(155)	2,764	(139)	(139)

Purchased credit default swaps	Assets	—	—	—	—	—	—

	Liabilities	—	—	—	30	—	—

Total non-qualifying hedge relationships		$12,223	$106	$109	$16,605	$587	$587

B-71

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

		Summary of Derivative Positions
		(in millions)
		December 31, 2023			December 31, 2022
Qualifying hedge relationships		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV

Non-qualifying hedge relationships
Derivatives used for other than hedging purposes

Written credit default swaps	Assets	$9,352	$771	$939	$11,123	$783	$762

	Liabilities	3,565	(48)	53	1,415	(42)	(17)

Asset swaps and total return swaps	Assets	835	—	(7)	10	—	(2)

	Liabilities	—	—	—	—	—	—

Bond Forwards	Assets	9,175	—	(31)	—	—	—

	Liabilities	—	—	—	—	—	—

Interest Rate Swaps	Assets	50	—	(9)	50	—	(10)

	Liabilities	—	—	—	—	—	—

Total derivatives used for other than hedging purposes		$22,977	$723	$945	$12,598	$741	$733

Total derivatives		$40,801	$993	$981	$34,522	$1,593	$1,456

For the year ended December 31, 2023 and 2022, the average fair value of derivatives used for other than hedging purposes, was $626 million and $662 million.

Note 13 – Separate Accounts

The TIAA Separate Account VA-1 (“VA-1”) is a segregated investment account established on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding after-tax variable annuity contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 is registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.

The TIAA Real Estate Account (“REA” or “VA-2”) is a segregated investment account organized on February 22, 1995, under the insurance laws of the State of New York for the purpose of providing an investment option to TIAA’s pension customers to direct investments to an investment vehicle that invests primarily in real estate. VA-2 is registered with the Commission under the Securities Act of 1933 effective October 2, 1995. VA-2’s target is to invest between 75% and 85% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments easily converted to cash to maintain adequate liquidity. During 2023, REA’s liquid assets have comprised less than 10% of its net assets, primarily due to higher contract owner withdrawals driven by unfavorable market trends in the U.S. commercial real estate market, with elevated interest rates negatively impacting property values.

The TIAA Separate Account VA-3 (“VA-3”) is a segregated investment account organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 is registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.

The TIAA Stable Value Separate Account (“TSV”) is an insulated, non-unitized separate account established on March 31, 2010 qualifying under New York Insurance Law 4240(a)(5)(ii). The separate account supports a flexible premium group deferred fixed annuity contract intended to be offered to employer sponsored retirement plans. The assets of this account are carried at book value.

In accordance with the domiciliary state procedures for approving items within the separate accounts, the separate accounts classification of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference

TIAA Separate Account VA-1	Variable annuity	Section 4240 of the New York Insurance Law

TIAA Real Estate Account	Variable annuity	Section 4240 of the New York Insurance Law

TIAA Separate Account VA-3	Variable annuity	Section 4240 of the New York Insurance Law

TIAA Stable Value	Group deferred fixed annuity	Section 4240(a)(5)(ii) of the New York Insurance Law

B-72

continued

The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

The Company’s separate account statement includes legally insulated assets as of December 31 attributed to the following products (in millions):

Product	2023	2022

TIAA Real Estate Account	$25,269	$31,000

TIAA Separate Account VA-3	18,163	15,313

TIAA Separate Account VA-1	1,208	1,062

TIAA Stable Value	2,985	3,007

Total	$47,625	$50,382

In accordance with the products recorded within the separate accounts, some separate account liabilities are guaranteed by the general account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account.

The general account provides the REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. When the REA cannot fund participant requests, the general account will fund the requests by purchasing accumulation units in the REA. Under this agreement, the Company guarantees participants will be able to redeem their accumulation units at their accumulation unit value determined after the transfer or withdrawal request is received in good order. See Note 20 – Contingencies and Guarantees for additional disclosures on purchases of accumulation units in the REA during 2023.

Additional information regarding separate accounts of the Company is as follows for the years ended December 31, (in millions):

	2023
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total

Premiums, considerations or deposits	$547	$—	$3,720	$4,267

Reserves

For accounts with assets at:

Fair value	$—	$—	$42,392	$42,392

Amortized cost	2,822	—	—	2,822

Total reserves	$2,822	$—	$42,392	$45,214

By withdrawal characteristics:

Subject to discretionary withdrawal:

At book value without market value adjustment and with current surrender charge of 5% or less*	$2,822	$—	$—	$2,822

At fair value	—	—	42,392	42,392

Total reserves	$2,822	$—	$42,392	$45,214

*	Withdrawable at book value without adjustment or charge.

	2022
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total

Premiums, considerations or deposits	$837	$—	$4,347	$5,184

Reserves

For accounts with assets at:

Fair value	$—	$—	$46,032	$46,032

Amortized cost	2,870	—	—	2,870

Total reserves	$2,870	$—	$46,032	$48,902

By withdrawal characteristics:

Subject to discretionary withdrawal:

At book value without market value adjustment and with current surrender charge of 5% or less*	$2,870	$—	$—	$2,870

At fair value	—	—	46,032	46,032

Total reserves	$2,870	$—	$46,032	$48,902

*	Withdrawable at book value without adjustment or charge.

B-73

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

	2021
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total

Premiums, considerations or deposits	$665	$—	$4,443	$5,108

Reserves

For accounts with assets at:

Fair value	$—	$—	$47,883	$47,883

Amortized cost	2,497	—	—	2,497

Total reserves	$2,497	$—	$47,883	$50,380

By withdrawal characteristics:

Subject to discretionary withdrawal:

At book value without market value adjustment and with current surrender charge of 5% or less*	$2,497	$—	$—	$2,497

At fair value	—	—	47,883	47,883

Total reserves	$2,497	$—	$47,883	$50,380

*	Withdrawable at book value without adjustment or charge.

The following is a reconciliation of transfers to (from) the Company to the separate accounts for the years ended December 31, (in millions):

	2023	2022	2021

Transfers reported in the Summary of Operations of the separate accounts statement:

Transfers to separate accounts	$4,562	$5,565	$5,755

Transfers from separate accounts	(7,511)	(5,971)	(4,953)

Reconciling adjustments:

Fund transfer exchange gain (loss)	—	(1)	—

Transfers reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$(2,949)	$(407)	$802

Note 14 – Policy and Contract Reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151 and Actuarial Guideline 33 as applicable.

The Company has established policy reserves on deferred and payout annuity contracts issued January 1, 2001 and later that exceed the minimum amounts determined under Appendix A-820, “Minimum Life and Annuity Reserve Standards” of NAIC SAP. The excess above the minimum is as follows (in millions):

	December 31, 2023	December 31, 2022

Deferred and payout annuity contracts issued after 2000	$4,132	$3,962

The Company performed asset adequacy analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves. This analysis reflected the requirements of the NYDFS and the NYDFS Special Considerations Letter, which specifies certain requirements related to reserves and asset adequacy analysis. The Company determined that its reserves are sufficient to meet its obligations for the years ending December 31, 2023 and 2022.

For ordinary and collective life insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner’s Reserve Valuation Method for the vast majority of issues on and after such date. Five-year renewable term policies issued on or after January 1, 1994 use the greater of unitary and segmented reserves, where each segment is equal to the term period. Annual renewable term policies and cost of living riders issued on and after January 1, 1994, uses the segmented reserves, where each segment is equal to one year in length.

B-74

continued

Liabilities for incurred but not reported life insurance claims are based on historical experience and set equal to a percentage of expected claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total active lives disability waiver of premium reserve.

As of December 31, 2023 and 2022, the Company had $141 million and $167 million, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost are determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest is determined from the basic data.

Withdrawal characteristics of individual annuity reserves, group annuity reserves, and deposit-type contract funds for the years ended December 31, are as follows (in millions):

			2023
INDIVIDUAL ANNUITIES:	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$22,426	$22,426	12.0%

At book value without adjustment (minimal or no charge or adjustment)	30,096	—	—	30,096	16.2%

Not subject to discretionary withdrawal	133,626	—	—	133,626	71.8%

Total (direct + assumed)	$163,722	$—	$22,426	$186,148	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$163,722	$—	$22,426	$186,148

			2022
INDIVIDUAL ANNUITIES:	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$25,778	$25,778	13.6%

At book value without adjustment (minimal or no charge or adjustment)	30,991	—	—	30,991	16.3%

Not subject to discretionary withdrawal	133,091	—	—	133,091	70.1%

Total (direct + assumed)	$164,082	$—	$25,778	$189,860	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$164,082	$—	$25,778	$189,860

			2023
GROUP ANNUITIES:	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$19,954	$19,954	22.4%

At book value without adjustment (minimal or no charge or adjustment)	38,655	2,814	—	41,469	46.7%

Not subject to discretionary withdrawal	27,527	—	—	27,527	30.9%

Total (direct + assumed)	$66,182	$2,814	$19,954	$88,950	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$66,182	$2,814	$19,954	$88,950

B-75

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

			2022
GROUP ANNUITIES:	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$20,239	$20,239	23.9%

At book value without adjustment (minimal or no charge or adjustment)	35,960	2,861	—	38,821	45.7%

Not subject to discretionary withdrawal	25,782	—	—	25,782	30.4%

Total (direct + assumed)	$61,742	$2,861	$20,239	$84,842	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$61,742	$2,861	$20,239	$84,842

			2023
DEPOSIT-TYPE CONTRACTS: (no life contingencies)	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$12	$12	0.1%

At book value without adjustment (minimal or no charge or adjustment)	1,284	8	—	1,292	15.2%

Not subject to discretionary withdrawal	7,215	—	—	7,215	84.7%

Total (direct + assumed)	$8,499	$8	$12	$8,519	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$8,499	$8	$12	$8,519

			2022
DEPOSIT-TYPE CONTRACTS: (no life contingencies)	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$16	$16	0.2%

At book value without adjustment (minimal or no charge or adjustment)	1,278	8	—	1,286	15.5%

Not subject to discretionary withdrawal	7,016	—	—	7,016	84.3%

Total (direct + assumed)	$8,294	$8	$16	$8,318	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$8,294	$8	$16	$8,318

Note 15 – Management Agreements

Under Cash Disbursement and Reimbursement Agreements, the Company serves as the common pay-agent for certain subsidiaries and affiliates. Under management agreements, the Company provides investment advisory and administrative services for TIAA Life and administrative services to VA-1. The Company provided administrative services to TIAA, FSB (“the Bank”) through July 30, 2023. Additionally, under a General Service and Facilities Agreement with Nuveen, LLC, the Company provides and receives general services at cost inclusive of charges for overhead.

As the common pay-agent, the Company allocated expenses of $2,572 million, $2,254 million and $2,125 million to its various subsidiaries and affiliates for the years ended December 31, 2023, 2022 and 2021, respectively. The expense allocation process determines the portion of the operating expenses attributable to each legal entity based on defined allocation methodologies. These methodologies represent either shared or direct costs depending on the nature of the service provided. At the completion of the allocation process all expenses are assigned to a legal entity.

Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization of TIAA, are provided at-cost by the Company and two of its subsidiaries, TIAA-CREF Investment Management, LLC (“TCIM”) and TIAA-CREF Individual and Institutional Services, LLC (“TC Services”). Such services are provided in accordance with an Administrative Service Agreement between CREF and the Company, an Investment Management Agreement between CREF and TCIM, and a Principal Underwriting and Distribution Services Agreement between CREF and TC Services (collectively the “CREF Agreements”). The

B-76

continued

Company is the common pay-agent for CREF and TC Services. The Company collects the distribution expense reimbursements from CREF and then remits those payments to TC Services. The administration and investment expenses incurred by the Company are included in operating expenses and offset against the related expense reimbursements received from CREF and Nuveen Services, respectively. The expense reimbursements under the CREF Agreements and the equivalent expenses, amounted to approximately $577 million, $518 million, and $563 million for the years ended December 31, 2023, 2022 and 2021, respectively.

TC Services maintains a Distribution Agreement with the Company under which TC Services is the principal underwriter and distributor for variable annuity contracts issued by the Company. Such activities performed by TC Services are reimbursed at cost. TC Services also maintains a Distribution Agreement with the Company under which TC Services is the distributor for proprietary and non-proprietary mutual funds. Such activities performed by TC Services were on a cost reimbursement basis through December 31, 2021. The Distribution Agreement covering proprietary and non-proprietary mutual funds was amended as of January 1, 2022, whereby the Company will no longer provide cost reimbursements to TC Services for this service. The Company paid $10 million, $9 million and $225 million for the years ended December 31, 2023, 2022 and 2021, respectively.

The Company had a General Service Agreement through July 30, 2023 whereby the Company provides general administrative services such as technology, marketing, finance, corporate overhead and individual advisory services to the Bank. Expense allocations to the Bank were $44 million, $81 million, and $84 million for the years ended December 31, 2023, 2022, and 2021, respectively.

Teachers Advisors, LLC (“Advisors”) provides investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. Nuveen Securities, LLC (“Securities”), an indirect subsidiary of Nuveen, LLC, distributes registered securities for certain proprietary funds and non-proprietary mutual funds.

The Company has Investment Management Agreements with Advisors and Nuveen Alternatives Advisors, LLC, wholly-owned subsidiaries of Nuveen, LLC, to manage, at a negotiated fee, investments held within the Company’s General Account including investments owned by investment subsidiaries of the Company. The Company paid $155 million, $164 million and $187 million to Advisors and $362 million, $333 million, and $278 million to Nuveen Alternatives Advisers, LLC, for the years ended December 31, 2023, 2022 and 2021, respectively.

The Company has an Omnibus Service Agreement with Nuveen, LLC, pursuant to which Nuveen, LLC directly or through its subsidiaries agreed to provide services complementary to investment management to the Company at cost, inclusive of charges for overhead. The Company paid $7 million to Nuveen, LLC for each of the years ended December 31, 2023, 2022 and 2021.

The Company has a sublease agreement for certain leases and leasehold improvements with Nuveen Services, LLC. The Company makes the applicable lease payments on behalf of Nuveen Services, LLC and then allocates those costs. Under the sublease agreement, the Company allocated $15 million, $15 million and $16 million to Nuveen Services, LLC for the years ended December 31, 2023, 2022, and 2021, respectively.

All services necessary for the operation of the REA are provided at-cost by the Company and TC Services. The Company provides investment management and administrative services for the REA in accordance with an Investment Management and Administrative Agreement. Distribution services for the REA are provided in accordance with a Distribution Agreement among TC Services, the Company and the REA (collectively the “Agreements”). The Company and TC Services receive payments from the REA on a daily basis according to formulae established annually and adjusted periodically for performance of these Agreements. The daily fee is based on an estimate of the at-cost expenses necessary to operate the REA and is based on projected REA expense and asset levels, with the objective of keeping the fees as close as possible to actual expenses attributable to operating the REA. At the end of each quarter, any differences between the daily fees paid and actual expenses for the quarter are added to or deducted from REA’s fee in equal daily installments over the remaining days in the immediately following quarter. Reimbursements collected under the Agreements amounted to approximately $170 million, $153 million, and $140 million for the periods ended December 31, 2023, 2022 and 2021, respectively.

The Company provides certain separate account guarantees, including a liquidity guarantee to REA, and is compensated for these guarantees. See Note 20 Contingencies and Guarantees for additional information on separate account guarantees.

The Company had a Service Agreement with the Bank through July 30, 2023, whereby the Bank provided general services in support of the Company’s and its subsidiaries’ activities at cost inclusive of charges for overhead. The Company paid $1 million, $5 million and $11 million to the Bank for the years ended December 31, 2023, 2022 and 2021, respectively.

The Bank exited the mortgage loan servicing business during 2022 and no longer services certain residential mortgage loans held by the Company. As of December 31, 2021, the Company held $459 million of residential mortgage loans that were serviced by the Bank.

The Company has a Cash Disbursement and Reimbursement Agreement with Nuveen Investments, an indirect subsidiary of Nuveen, LLC, whereby the Company provides cash disbursements and related services at cost. The Company allocated $105 million, $108 million, and $145 million to Nuveen Investments for the years ended December 31, 2023, 2022, and 2021, respectively.

B-77

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

The Company has a Cash Disbursement and Reimbursement Agreement with TIAA Endowment and Philanthropic Services (“TEPS”), an indirect subsidiary of TIAA, whereby the Company provides cash disbursements and related services at cost. The Company allocated $40 million, $37 million, and $39 million to TEPS for the years ended December 31, 2023, 2022, and 2021, respectively.

The Company has a Cash Disbursement and Reimbursement Agreement with TIAA-CREF Tuition Financing, Inc. (“TFI”), a subsidiary of the Company, whereby the Company provides cash disbursements and related services at cost. The Company allocated $87 million, $84 million, and $73 million to TFI for the years ended December 31, 2023, 2022, and 2021, respectively.

The Company has a Service Agreement with TIAA India, an indirect wholly-owned subsidiary of the Company, whereby TIAA India provides information technology and non-technology services for the Company and its affiliates. The Company paid $143 million, $112 million, and $85 million to TIAA India for the years ended December 31, 2023, 2022, and 2021, respectively.

The Company has a Technology Support and Services Agreement with MyVest Corporation (“MyVest”), a wholly-owned subsidiary of the Company, whereby MyVest provides project and program management services for the Company. The Company paid $37 million, $36 million, and $35 million to MyVest for the years ended December 31, 2023, 2022, and 2021, respectively. The Company agrees to provide MyVest administrative services for use in its day to day operations. MyVest reimbursed the Company for administrative services in the amount of $1 million, $2 million, and $1 million for each of the years ended December 31, 2023, 2022 and 2021, respectively.

The Bank provided Custody and Trustee Services for TIAA Institutional Retirement, Retiree Health and Retirement Choice Plus Plans as well as performed IRA Custodial services for an IRA and Investment Solutions IRA Agreements which was paid by bank fees through July 30, 2023. The Company paid $4 million, $6 million, and $6 million to the Bank for the years ended December 31, 2023, 2022, and 2021 for these services. As of July 31, 2023, these services are provided by the Trust. The Company paid $2 million to the Trust during the year ended December 31, 2023.

Effective April 1, 2021, the Company entered into a service and subcontracting agreement with TIAA Shared Services, LLC (“TSS”), a wholly-owned subsidiary of the Company. Under the agreement, TSS serves as an internal administrative service provider for the Company as well as for CREF and the Company’s affiliates with existing administrative services agreements with the Company. The Company pays TSS compensation it receives (and TSS reimburses the Company for disbursements it makes) relating to the provision of administrative services for the Company. The Company also reimburses TSS at cost for administrative services provided in support of the Company’s insurance business and the fulfillment of its contractual obligation to provide such services to CREF and the Company’s affiliates. The Company also provides to TSS any services necessary to conduct its operations, and TSS reimburses the Company at cost for these services. TSS reimbursed the Company $612 million, $600 million, and $340 million for the years ended December 31, 2023, 2022, and 2021, respectively.

Note 16—Federal Income Taxes

By charter, the Company is a stock life insurance company operating on a non-profit basis. However, the Company has been fully subject to federal income taxation as a stock life insurance company since January 1, 1998.

The application of SSAP No. 101 Income Taxes requires a company to evaluate the recoverability of DTAs and to establish a valuation allowance if necessary to reduce the DTA to an amount which is more likely than not to be realized. Based on the weight of all available evidence, the Company has not recorded a valuation allowance on DTAs at December 31, 2023 or December 31, 2022.

	12/31/2023			12/31/2022			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total

a) Gross Deferred Tax Assets	$5,318	$2,348	$7,666	$4,663	$2,132	$6,795	$655	$216	$871

b) Statutory Valuation Allowance Adjustments	—	—	—	—	—	—	—	—	—

c) Adjusted Gross Deferred Tax Assets (a–b)	5,318	2,348	7,666	4,663	2,132	6,795	655	216	871

d) Deferred Tax Assets Non-admitted	1,479	1,426	2,905	1,905	875	2,780	(426)	551	125

e) Subtotal Net Admitted Deferred Tax Asset (c-d)	3,839	922	4,761	2,758	1,257	4,015	1,081	(335)	746

f) Deferred Tax Liabilities	2,183	850	3,033	1,673	1,043	2,716	510	(193)	317

g) Net Admitted Deferred Tax Assets/(Net Deferred Tax Liability) (e–f)	$1,656	$72	$1,728	$1,085	$214	$1,299	$571	$(142)	$429

B-78

continued

	12/31/2023			12/31/2022			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total

Admission Calculation Components SSAP No. 101

a) Federal Income Taxes Paid In Prior Years Recoverable Through Loss Carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—

b) Adjusted Gross DTA Expected To Be Realized (Excluding The Amount of DTA From (a) above After Application of the Threshold Limitation.(The Lesser of (b)1 and (b)2 Below)	1,656	72	1,728	1,085	214	1,299	571	(142)	429

1. Adjusted Gross DTA Expected to be Realized Following the Balance Sheet Date	1,656	72	1,728	1,085	214	1,299	571	(142)	429

2. Adjusted Gross DTA Allowed per Limitation Threshold	XXX	XXX	6,050	XXX	XXX	6,206	XXX	XXX	(156)

c) Adjusted Gross DTA (Excluding The Amount Of DTA From (a) and (b) above) Offset by Gross DTL	2,183	850	3,033	1,673	1,043	2,716	510	(193)	317

d) DTA Admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$3,839	$922	$4,761	$2,758	$1,257	$4,015	$1,081	$(335)	$746

	2023	2022

Ratio percentage used to determine recovery period and threshold limitation amount	979%	1,055%

Amount of adjusted capital and surplus used to determine the threshold limitation in (b)2 above (in millions)	$40,332	$41,374

	12/31/2023		12/31/2022		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col 1–3) Ordinary	(6) (Col 2–4) Capital

Impact of Tax Planning Strategies: (in millions)

Determination of adjusted gross DTAs and net admitted DTAs, by tax character as a percentage

Adjusted Gross DTAs Amount From Above	$5,318	$2,348	$4,663	$2,132	$655	$216

Percentage Of Adjusted Gross DTAs By Tax Character Attributable To The Impact Of Tax Planning Strategies	—%	—%	—%	—%	—%	—%

Net Admitted Adjusted Gross DTAs Amount From Above	$3,839	$922	$2,758	$1,257	$1,081	$(335)

Percentage Of Net Admitted Adjusted Gross DTAs By Tax Character Admitted Because Of The Impact Of Tax Planning Strategies	19.13%	—%	18.61%	—%	0.52%	—%

The Company supports the admittance of $734 million of DTA with $3,834 million of tax planning strategies. The Company does not have tax planning strategies that include the use of reinsurance.

The Company has no temporary differences for which DTLs are not recognized.

Income taxes incurred consist of the following major components (in millions):

	2023	2022	2021

Current Income Tax:

Federal income tax expense (benefit)	$(582)	$(717)	$(139)

Foreign taxes	—	1	1

Subtotal	$(582)	$(716)	$(138)

Federal income taxes expense on net capital gains	(48)	254	447

Generation/(utilization) of loss carry-forwards	630	463	(308)

Intercompany tax sharing expense/(benefit)	(6)	(81)	(271)

Other	—	—	4

Federal and foreign income tax expense/(benefit)	$(6)	$(80)	$(266)

B-79

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

	12/31/2023	12/31/2022	Change

Deferred Tax Assets:

Ordinary:

Policyholder reserves	$10	$11	$(1)

Investments	376	416	$(40)

Policyholder dividends accrual	496	475	$21

Fixed assets	222	163	$59

Compensation and benefits accrual	460	430	$30

Net operating loss carry-forward	932	318	$614

Other (including items < 5% of total ordinary tax assets)	715	600	$115

Intangible assets—business in force and software	2,107	2,250	$(143)

Subtotal	$5,318	$4,663	$655

Statutory valuation allowance adjustment	$—	$—	$—

Non-admitted	1,479	1,905	(426)

Admitted ordinary deferred tax assets	$3,839	$2,758	$1,081

Capital:

Investments	$2,328	$2,114	$214

Real estate	20	18	$2

Subtotal	$2,348	$2,132	$216

Statutory valuation allowance adjustment	$—	$—	$—

Non-admitted	1,426	875	551

Admitted capital deferred tax assets	922	1,257	(335)

Admitted deferred tax assets	$4,761	$4,015	$746

	12/31/2023	12/31/2022	Change

Deferred Tax Liabilities:

Ordinary:

Investments	$2,080	$1,518	$562

Reserves transition adjustment	102	154	(52)

Other (including items < 5% of total ordinary tax liabilities)	1	1	—

Subtotal	$2,183	$1,673	$510

Capital:

Investments	$850	$1,043	$(193)

Subtotal	$850	$1,043	$(193)

Deferred tax liabilities	$3,033	$2,716	$317

Net Deferred Tax:

Assets/Liabilities	$1,728	$1,299	$429

B-80

continued

The provision for federal and foreign income taxes incurred differs from the amount obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2023 are as follows (in millions):

Description	Tax Effect	Effective Tax Rate

Provision computed at statutory rate	$(357)	21.00%

Dividends received deduction	(67)	3.94

Transfer Pricing Adjustment	17	(1.01)

Amortization of interest maintenance reserve	(91)	5.35

Statuatory impairment of affiliated common stock	6	(0.35)

Other permanent differences	(5)	0.32

Prior year true-ups (TIAA & Subs)	5	(0.32)

Prior year true-ups (TIAA & Subs)—Tax Credits	(89)	5.24

Current Year Non-Admitted Assets	(43)	2.56

Other	9	(0.55)

Total statutory income taxes	$(615)	36.18%

Federal and foreign income tax expense (benefit)—Ordinary	(6)	0.34

Federal and foreign income tax expense (benefit)—Capital	—	—

Change in net deferred income tax charge (benefit)	(609)	35.84

Total statutory income taxes	$(615)	36.18%

As of December 31, 2023, the Company had the following net operating loss carry forwards (in millions):

Year Incurred	Net Operating Losses	Year of Expiration

2022	$1,732	Indefinite

2023	2,708	Indefinite

Total	$4,440

As of December 31, 2023, the Company had the following foreign tax credit carry forwards (in millions):

Year Incurred	Foreign Tax Credit	Year of Expiration

2015	$22	2025

2019	3	2029

2021	4	2031

2022	42	2032

Total	$71

As of December 31, 2023, the Company has no taxes available for recoupment in the event of future losses. At December 31, 2023, the Company had no net capital loss carry forwards.

At December 31, 2023, the Company has general business credits of $159 million generated during the years 2004 to 2022 and expiring between 2024 to 2042.

The Company does not have any protective tax deposits on deposit with the Internal Revenue Service under IRC Section 6603.

Beginning in 1998, the Company filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in tax-sharing agreements. Under the general agreement, which applies to all of the below listed entities except those denoted with an asterisk (*), current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return.

1) 730 Texas Forest Holdings, Inc.

2) Seven30 Insurance (Bermuda) Co. Limited

3) AMC Holding, Inc.**

4) Business Property Lending Inc.**

5) CustomerOne Financial Network, Inc.**

B-81

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

6) GreenWood Resources, Inc.

7) MyVest Corporation

8) NIS/R&T, Inc.*

9) Nuveen Holdings, Inc.*

10) Nuveen Holdings 1, Inc.*

11) Nuveen Investments, Inc.*

12) Nuveen Investments Holdings, Inc.*

13) Nuveen Securities, LLC*

14) T-C Europe Holding, Inc.

15) T-C SP, Inc.

16) TIAA-CREF Life Insurance Company

17) Terra Land Company

18) TIAA Board of Governors

19) TIAA-CREF Tuition Financing, Inc.

20) TIAA Commerical Finance, Inc.**

21) TIAA FSB Holdings, Inc.**

22) TIAA, FSB**

23) TIAA Trust, N.A.

24) Westchester Group Farm Management, Inc.

25) Westchester Group Investment Management Holding Company, Inc.

26) Westchester Group Investment Management, Inc.

27) Westchester Group Real Estate, Inc.

The companies denoted with an asterisk above (collectively, “Nuveen subgroup”), are subject to a separate tax sharing agreement, under which current federal income tax expense (benefit) is computed on a separate subgroup return basis. Under the Agreement, Nuveen Holdings 1, Inc. makes payments to TIAA for amounts equal to the federal income payments that the Nuveen subgroup would be obliged to pay the federal government if the Nuveen subgroup had actually filed a separate consolidated tax return. Nuveen Holdings 1, Inc. is reimbursed for the subgroup losses to the extent that the subgroup tax return reflects a tax benefit that the Nuveen subgroup could have carried back to a prior consolidated return year.

The companies denoted with a double asterisk above (collectively “Bank subgroup”) are subject to a separate tax matters agreement as a result of the Company’s finalized sale of a majority of its common stock ownership of FSB on July 31, 2023. Under the agreement, current federal income tax expense (benefit) is computed on an adjusted separate subgroup return basis in accordance with the agreement.

Amounts receivable (payable) from the Company’s subsidiaries for federal income taxes are $(91) million and ($46) million at December 31, 2023 and 2022, respectively.

The Company’s tax years 2018 through 2022 are open to examination by the Internal Revenue Service (“IRS”).

Corporate Alternative Minimum Taxes

The Act was enacted on August 16, 2022. The Act included a new CAMT which is a 15 percent tax on an applicable corporation’s adjusted financial statement income for the tax year, reduced by corporate alternative minimum foreign tax credits. The tax is effective for tax years beginning after 2022.

Under general statutory accounting principles, reporting entities filing statutory financial statements would normally have to consider the applicability of the CAMT, and if applicable, determine the impact on the statutory valuation allowance as well as assess DTAs for admissibility. Pursuant to guidance released by the Statutory Accounting Principles Working Group (“SAPWG”) within INT 23-03, the Company has determined as of the reporting date that it will not be an applicable entity and will not be liable for CAMT in 2023.

Note 17—repurchase and securities lending programs

Repurchase program

The Company has a repurchase program to sell and repurchase securities for the purposes of providing additional liquidity. For repurchase agreements, the Company’s policy requires a minimum of 95% of the fair value of securities transferred under repurchase agreements to be maintained as collateral.

The Company has procedures in place to monitor the value of the collateral held and the fair value of the securities transferred under the agreements. If at any time the value of the collateral received from the counterparty falls below 95% of the fair value of the securities transferred, the Company is entitled to receive additional collateral from its counterparty. The Company monitors

B-82

continued

the estimated fair value of the securities sold under the agreements on a daily basis with additional collateral sent/obtained as necessary. If the counterparty were to default on its obligation to return the securities sold under the agreement on the repurchase date, the Company has the right to retain the collateral.

During the years ended December 31, 2023 and 2022, the Company engaged in certain repurchase transactions as cash taker. These transactions were “bilateral” in nature and the Company did not engage in any “Tri-party” repurchase transactions during the year. Additionally, there were no securities sold during the years ended December 31, 2023 and 2022 that resulted in default.

As of December 31, 2023 and 2022, the Company had no outstanding repurchase agreements.

securities lending program

The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan; any additional collateral required due to changes in security values is delivered to the Company the next business day. Cash collateral received by the Company will generally be invested in high-quality short-term instruments or bank deposits.

As of December 31, 2023, the estimated fair value of the Company’s securities on loan under the program was $638 million. The estimated fair value of collateral held by the Company for the securities on loan as of December 31, 2023, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $652 million included in “Payable for collateral for securities loaned”. This collateral received is cash and has not been sold or re-pledged as of December 31, 2023.

Of the cash collateral received from the program, $652 million is held as cash or reinvested in overnight, government backed, repurchase agreements as of December 31, 2023. Thus, the collateral remains liquid and could be returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows as of December 31, 2023 (in millions):

	Amortized Cost	Fair Value

Open	$652	$652

Total collateral reinvested	$652	$652

As of December 31, 2022 the estimated fair value of the Company’s securities on loan under the program was $1,297 million. The estimated fair value of collateral held by the Company for the securities on loan as of December 31, 2022, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $1,328 million included in “Payable for collateral for securities loaned.” This collateral received was cash and had not been sold or re-pledged as of December 31, 2022.

Of the cash collateral received from the program, $1,328 million was held as cash or reinvested in overnight, government backed, repurchase agreements as of December 31, 2022. Thus, the collateral remains liquid and could be returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows as of December 31, 2022 (in millions):

	Amortized Cost	Fair Value

Open	$1,328	$1,328

Total collateral reinvested	$1,328	$1,328

Note 18—federal home loan bank of new york membership and borrowings

The Company is a member of the FHLBNY. Through its membership, the Company has the ability to conduct business activity (“advances”) with the FHLBNY. It is part of the Company’s strategy to utilize these funds to provide additional liquidity to supplement existing sources. The Company is required to pledge collateral to the FHLBNY in the form of eligible securities for all advances received. The Company considers the amount of collateral pledged to the FHLBNY as the amount encumbered by advances from the FHLBNY at a point in time. The Company has determined the estimated maximum borrowing capacity as about $17,325 million. The Company calculated this amount using 5% of total net admitted assets at the current reporting date.

B-83

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

The following table shows the FHLBNY capital stock held in the general account as of December 31, (in millions):

	2023	2022

Membership stock - class A	$—	$—

Membership stock — class B	50	50

Activity stock	317	319

Excess stock	—	—

Total	$367	$369

There were no FHLBNY capital stock held in separate accounts as of December 31, 2023 and 2022.

Membership stock at December 31, 2023 and 2022, is not eligible for redemption.

The Company had $6,876 million and $6,985 million in funding agreements and $160 million and $100 million in debt outstanding at December 31, 2023 and December 31, 2022 respectively.

The following table shows the maximum collateral pledged to FHLBNY in the general account during the year ending December 31, (in millions):

	2023			2022
	Fair Value	Carrying Value	Amount Borrowed at Time of Maximum Collateral	Fair Value	Carrying Value	Amount Borrowed at Time of Maximum Collateral

Total	$9,717	$10,729	$8,657	$9,561	$9,796	$8,478

There was no collateral pledged to FHLBNY in the separate accounts during the years ended December 31, 2023 and 2022.

The following table shows the maximum borrowing from FHLBNY in the general account during the year ending December 31, (in millions):

	2023	2022

Debt	$2,600	$2,148

Funding agreements	6,057	6,330

Total	$8,657	$8,478

There were no borrowings from FHLBNY in the separate accounts during the year ended December 31, 2023 and 2022.

The following table shows the collateral pledged to FHLB in the general account as of December 31, 2023 and 2022 (in millions):

	2023			2022
	Fair Value	Carrying Value	Aggregate Total Borrowing	Fair Value	Carrying Value	Aggregate Total Borrowing

Total	$7,974	$8,729	$7,036	$7,998	$8,780	$7,085

There was no collateral pledged to FHLB in the separate account as of December 31, 2023 and 2022.

Note 19 – capital and contingency reserves and shareholders’ dividends restrictions

The portion of contingency reserves increased or (reduced) by each item below for the years ended December 31 are as follows (in millions):

	2023	2022	2021

Net income (loss)	$(674)	$(408)	$3,872

Change in net unrealized capital gains (losses), net of taxes	167	(612)	1,645

Change in asset valuation reserve	(214)	1,776	(2,485)

Change in net deferred income tax	609	271	(1,088)

Change in non-admitted assets	(471)	(1,289)	1,029

Surplus (contributed to) withdrawn from Separate Accounts	(618)	—	—

Change in surplus of separate accounts	594	—	—

Change in post-retirement benefit liability	(4)	10	(1)

B-84

continued

As of December 31, 2023 and 2022, the portion of contingency reserves represented by cumulative net unrealized gains was $3,503 million and $3,264 million, gross of deferred taxes, respectively.

Capital: The Company has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Governors, a not-for-profit corporation created for the purpose of holding the common stock of the Company. By charter, the Company operates without profit to its sole shareholder.

Surplus Notes: The following table provides information related to the Company’s outstanding surplus notes as of December 31, 2023 (in millions):

Date Issued	Interest Rate	Original Issue Amount of Note	Carrying Value of Note Prior Year	Carrying Value of Note Current Year	Current Year Interest Expense Recognized	Life-To-Date Interest Expense Recognized	Life-To-Date Principal Paid	Date of Maturity

12/16/2009	6.850%	$2,000	$1,049	$1,049	$72	$1,007	$950	12/16/2039

09/18/2014	4.900%	1,650	1,649	1,649	81	727	—	09/15/2044

09/18/2014	4.375%*	350	349	350	15	138	—	09/15/2054

05/08/2017	4.270%	2,000	1,995	1,994	85	557	—	05/15/2047

05/07/2020	3.300%	1,250	1,248	1,249	41	145	—	05/15/2050

Total		$7,250	$6,290	$6,291	$294	$2,574	$950

*

The Company will bear interest at a fixed annual rate of 4.375% from and including September 18, 2014 to but excluding September 15, 2024 payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2015, then at an annual floating rate equal to Three-Month LIBOR plus 2.661% (see note below) from and including September 15, 2024 to but excluding the date on which the Fixed-to-Floating Rate Notes are paid in full, payable quarterly, in arrears on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2024.

Note: As of July 1, 2023, three-month USD LIBOR is no longer being published. TIAA’s $350 million in surplus notes maturing in 2054 include fallback language if LIBOR is unavailable, which establishes a new annual rate, subject to further interpretation based on the NY law and any federal law that may be passed.

For the years ended December 31, 2023 and 2022, the Company did not have any related parties as holders of surplus notes or unapproved interest or principal. There were no amounts of current year interest offset or principal paid and the notes were not contractually linked. Surplus note payments are not subject to administrative offsetting and proceeds were not used to purchase assets directly from the holder of the note.

The instruments listed in the above table, are unsecured debt obligations of the type generally referred to as “surplus notes” and are issued in accordance with Section 1307 of the New York Insurance Law. The surplus notes are subordinated in right of payment to all present and future indebtedness, policy claims and other creditor claims of the Company and rank pari passu with any future surplus notes of the Company and with any other similarly subordinated obligations.

The notes were issued in transactions pursuant to Rule 144A under the Securities Act of 1933, as amended, and the notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company.

No subsidiary or affiliate of the Company is an obligor or guarantor of the notes, which are solely obligations of the Company. No affiliates of the Company hold any portion of the notes.

The notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the notes are not part of the legal liabilities of the Company. The notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted Treasury rate plus a pre-defined spread, plus in each case, accrued and unpaid interest payments on the notes to be redeemed to the redemption date.

Dividend Restrictions: The Company is subject to stockholder dividend restrictions under the New York Insurance Law. However, all of the outstanding common stock of the Company is collectively held by TIAA Board of Governors, a non-profit corporation created to hold the stock of the Company, and therefore the Company does not make stockholder dividend payments.

B-85

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

Note 20—contingencies and guarantees

subsidiary and affiliate guarantees:

At December 31, 2023, the Company has a financial support agreement with TIAA Life. Under this agreement, the Company will provide support so TIAA Life will have the greater of (a) capital and surplus of $250 million or (b) the amount of capital and surplus necessary to maintain TIAA Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or such other amount as necessary to maintain TIAA Life’s financial strength rating at least the same as the Company’s rating at all times. Since this obligation is not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future. At December 31, 2023, the capital and surplus of TIAA Life was in excess of the minimum capital and surplus amount referenced, and its total adjusted capital was in excess of the referenced RBC-based amount calculated at December 31, 2023.

The Company has agreed that it will cause TIAA Life to be sufficiently funded at all times in order to meet all its contractual obligations on a timely basis including, but not limited to, obligations to pay policy benefits and to provide policyholder services. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA Life with recourse to or against any of the assets of the Company.

The Company has unconditionally guaranteed $1,000 million in 4.0% senior unsecured notes issued by Nuveen, LLC due in 2028. The Company agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Nuveen, LLC. The guarantee is made to/on behalf of a wholly-owned subsidiary, and as such the liability is excluded from recognition. The maximum potential amount of future payments the Company could be required to make under the guarantee as of December 31, 2023, is $1,200 million, which includes the future undiscounted interest payments. Should action under the guarantee be required, the Company would contribute cash to Nuveen, LLC, to fund the obligation, thereby increasing the Company’s investment in Nuveen, LLC, as reported in other invested assets. Based on Nuveen, LLC’s financial position and operations, the Company views the risk of performance under this guarantee as remote.

Additionally, the Company has the following agreements and lines of credit with subsidiaries, affiliates, and other related parties:

The Company provides a $100 million unsecured 364-day revolving line of credit arrangement with TIAA Life. $75 million of this facility is maintained on a committed basis with an expiration date of June 28, 2024. As of December 31, 2023, there were no balances outstanding.

The Company also provides a $1,000 million uncommitted line of credit to certain accounts of CREF and certain TIAA-CREF Funds (“Funds”). Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. As of December 31, 2023, there were no balances outstanding. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1,000 million committed credit facility maintained with a group of banks.

The Company guarantees CREF transfers to the Company for the immediate purchase of lifetime payout annuities will produce guaranteed payments that will never be less than the amounts calculated at the stipulated interest rate and mortality defined in the applicable CREF contract.

The Company provided a $300 million unsecured and uncommitted 364-day revolving line of credit arrangement with the Bank that expired on July 31, 2023, with no balances outstanding.

The Company provides a $100 million unsecured 364-day revolving line of credit arrangement with TIAA Trust, N.A. $100 million of this facility is maintained on a committed basis with an expiration date of July 1, 2024. As of December 31, 2023, there were no balances outstanding.

The Company provides a $250 million committed 364-day revolving line of credit arrangement with Nuveen, LLC. This line has an expiration date of December 19, 2024. As of December 31, 2023, $38 million was outstanding.

The Company provides a $200 million unsecured revolving line of credit arrangement with T-C M-T REIT LLC. This line has an open ended expiration date and is effective until terminated. As of December 31, 2023, there were no balances outstanding.

The Company also provides a $200 million unsecured revolving line of credit arrangement with T-C S-T REIT LLC. This line of credit has an open ended expiration date and is effective until terminated. As of December 31, 2023, $101 million was outstanding.

Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

B-86

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

December 31, 2023

The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s general account will fund them by purchasing accumulation units. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at the accumulation unit value next determined after the transfer or withdrawal request is received in good order.

As a result of net participant transfers from REA during 2023, the TIAA general account purchased 1,235 thousand accumulation units issued by REA throughout 2023 for a total cost of $618 million. The fair value of these accumulations units was $594 million as of December 31, 2023. Accumulation units owned by TIAA are valued in the same manner as units owned by individual REA participants on a fair value basis and will fluctuate in value.

The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.

Other contingencies:

In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of the Company or its subsidiaries. It is the Company management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company’s financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.

The Company receives and responds to subpoenas, examinations, or other inquiries from state and federal regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; the SEC; federal governmental authorities; and the Financial Industry Regulatory Authority (“FINRA”), seeking a broad range of information. The Company cooperates in connection with these inquiries and believes the ultimate liability that could result from litigation and proceedings would not have a material adverse effect on the Company’s financial position.

Note 21—subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 14, 2024, the date the financial statements were available to be issued.

B-87

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$0.00
Printing and engraving	1,000.00
Accounting fees and expenses	5,000.00
Legal fees and expenses	5,000.00
Miscellaneous	5,000.00

TOTAL EXPENSES	$16,000.00

*	Estimated.

Item 14. Indemnification of Directors and Officers.

The TIAA-CREF Life Insurance Company bylaws provide that the TIAA-CREF Life Insurance Company will indemnify, in the manner and to the fullest extent permitted by law, each person made or threatened to be made a party to any action, suit or proceeding, whether or not by or in the right of the TIAA-CREF Life Insurance Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she or his or her testator or intestate is or was a director, officer or employee of the TIAA-CREF Life Insurance Company, or is or was serving at the request of the TIAA-CREF Life Insurance Company as director, officer or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director, officer or employee acted, in good faith, for a purpose that he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture trust, employee benefit plan or other enterprise, not opposed to, the best interests of the TIAA-CREF Life Insurance Company and in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. To the fullest extent permitted by law such indemnification shall include judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent the New York Department of Insurance not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits.

(1)	(A)	Principal Underwriter Distribution Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[5]

	(B)	Cash Disbursement and Reimbursement Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[5]

(2)		None

(3)	(A)	Charter of TIAA-CREF Life Insurance Company[9]

	(B)	Bylaws of TIAA-CREF Life Insurance Company [2]

(4)	(A)	TIAA-CREF Investment Horizon Annuity Contract[3]

	(B)	TIAA-CREF Investment Horizon Annuity Application[2]

	(C)	Endorsements to TIAA-CREF Investment Horizon Annuity Contract[7]

(5)		Legality Opinion and Consent of Ken Reitz, Esquire**

(10)	(A)	Investment Management Agreement dated December 10, 1996, by and between Teachers Insurance and Annuity Association of America and TIAA Life Insurance Company[2]

	(B)	Amended and Restated Service Agreement by and between Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company dated as of January 1, 1999[2]

	(C)	Financial Support Agreement between Teachers Insurance and Annuity Association of America on behalf of TIAA-CREF Life Insurance Company dated November 2, 1998[2]

	(D)	Tax Allocation Agreement dated January 1, 1998 by and among TIAA Board of Overseers, Teachers Insurance and Annuity Association of America and the direct and indirect subsidiaries of TIAA listed on Schedule A to the Agreement[2]

	(E)	Note Purchase Agreement dated as of April 2, 2001 by and between Teachers Insurance and Annuity Association of America and TIAA- CREF Life Insurance Company[7]

	(F)	Service Agreement dated as of December 11, 2001 by and between TIAA-CREF Tuition Financing, Inc. and TIAA-CREF Life Insurance Company[7]

	(G)	Distribution Agreement for TIAA-CREF Life Insurance Company Stable Value Separate Accounts dated as of May 10, 2012 by and between Teachers Personal Investors Services, Inc. and TIAA-CREF Life Insurance Company[7]

	(H)	Investment Management Agreement dated as of May 10, 2012 by and between Teachers Advisors, Inc. and TIAA-CREF Life Insurance[7]

	(I)	Master Independent Contractor Agreement between Teachers Insurance and Annuity Association of America and McCamish Systems, L.L.C. dated March 4, 2005[2]

	(J)	Service and Subcontracting agreement by and between Teachers Insurance and Annuity Association of America and TIAA Shared Services, LLC [12]

	(K)	Amended and Restated Financial Support Agreement between Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company dated as of January 12, 2023[16]

(14)		Code of Conduct of TIAA**

(21)		Subsidiaries of TIAA-CREF Life Insurance Company[4]

(23)		Consents of PricewaterhouseCoopers LLP**

(24)		Power of Attorney for Jill Richman **

(107)		Filing Fee Table[15]

*	To be filed by amendment
**	Filed Herewith

1	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, filed December 9, 1998 (File No. 333-61761).
2	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 13, 2008 (File No. 333-149714).
3	Incorporated by reference to the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed July 18, 2008 (File No. 333-149714).

4	Incorporated by reference to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed on April 26, 2010 (File No. 333-149714).
5	Incorporated by reference to Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, filed on April 24, 2012 (File Nos. 333-145064 and 811-08963).
6	Incorporated by reference to the Registration Statement on Form N-6, filed on October 25, 2012 (File Nos. 333-183060 and 811-22659).
7	Incorporated by reference to the Registration Statement on Form S-1, filed on March 23, 2016 (File No. 333-210342).
8	Incorporated by reference to the Post-Effective Amendment No. 14 to the Registration Statement on Form N-6, filed on April 27, 2017 (File Nos 333-128699 and 811-10393).
9	Incorporated by reference to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed on April 27, 2018 (File No. 333-210342)
10	Incorporated by reference to the Registration Statement on Form N-6, filed on February 28, 2019 (File Nos. 333-229945 and 811-10393)
11	Incorporated by reference to the Post-Effective Amendment No. 15 to the Registration Statement on Form N-4, filed on April 29, 2019 (File Nos 333-145064 and 811-08963)
12	Incorporated by reference to the Post-Effective Amendment No. 16 to the Registration Statement on Form N-4, filed on April 27, 2021 (File Nos 333-145064 and 811-08963)
13	Incorporated by reference to the Post-Effective Amendment No. 16 to the Registration Statement on Form N-4, filed on April 27, 2021 (File Nos 333-145064 and 811-08963)
14	Incorporated by reference to the Post-Effective Amendment No. 17 to the Registration Statement on Form N-4, filed on January 11, 2022 (File Nos 333-145064 and 811-08963).
15	Incorporated by reference to the Registration Statement on Form S-1, filed on April 28, 2022 (File No 333-264547)
16	Incorporated by reference to the Registration Statement on Form S-1, filed on April 29, 2023 (File No. 333-26547)

Item 17. Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TIAA-CREF Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Charlotte, and State of North Carolina on the 30th day of April, 2024.

TIAA-CREF LIFE INSURANCE COMPANY

By:	/s/ Ali Iqbal
Ali Iqbal
Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 30, 2024, in the capacities indicated.

*	Director, President and Chief Executive Officer
Ali Iqbal

/S/ STACY EISENHAUER	Chief Financial Officer
Stacy Eisenhauer	(Principal Financial and Accounting Officer)

*	Director
Keith Floman

*	Director
Bradley Finkle

*	Director
Anne Dobkowski

*	Director
Jill Richman

*	Director
Nicholas Calarco

*	Director
Timothy Penrose

*	Signed by Kenneth W. Reitz, Esq. as attorney-in-fact pursuant to a Power of Attorney effective:

March	30, 2020, April 27, 2021, January 10, 2022, April 27, 2023, and April 10, 2024.

/S/ KENNETH W. REITZ
Kenneth W. Reitz, Esq.
Attorney-in-fact